Filed Pursuant to Rule 424(b)(3)

Registration No. 333-263450

Teucrium Agricultural Fund

Teucrium Agricultural Fund (the “Fund” or “Us” or “We” or “TAGS”) is designed to provide investors with a cost-effective means to gain price exposure to four agricultural commodity markets, specifically corn, soybeans, wheat and sugar for future delivery. The Fund issues shares (“Shares”) that trade on the NYSE Arca stock exchange (“NYSE Arca”) under the symbol “TAGS” and that can be purchased and sold by investors through their broker-dealer. The Fund seeks to provide daily investment results that reflect the combined daily performance of four other commodity pools, specifically, the Teucrium Corn Fund, Teucrium Soybean Fund, Teucrium Wheat Fund and Teucrium Sugar Fund (collectively, the “Underlying Funds”). Under normal market conditions, the Fund invests in shares of the Underlying Funds and, to a lesser extent, cash equivalents. The sponsor to the Fund is Teucrium Trading, LLC (the “Sponsor”), which receives a management fee. The principal office address and telephone number of both the Fund and the Sponsor is Three Main Street, Suite 215, Burlington, Vermont 05401 and (877) 376-0082.

While most investors will purchase and sell Shares through their broker-dealer, the Fund continuously offers creation baskets consisting of 12,500 Shares (“Creation Baskets”) at their NAV to institutional firms that have entered into an agreement with the Sponsor (“Authorized Purchasers”). Authorized Purchasers, in turn, may sell such Shares, which are listed on NYSE Arca, to the public at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the markets for agricultural commodity futures contracts in which the Fund invests. A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 48. The Fund’s Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher than their NAV per Share.

This is a best efforts offering; the marketing agent, PINE Distributors, LLC (the “Marketing Agent”), is not required to sell any specific number or dollar amount of Shares but will use its best efforts to sell Shares. An Authorized Purchaser is under no obligation to purchase Shares. This is intended to be a continuous offering, unless suspended or terminated at any time for certain reasons specified in this prospectus. See “Prospectus Summary – The Shares” and “Creation and Redemption of Shares – Rejection of Purchase Orders” below.

Investing in the Fund involves significant risks. See “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 12. The Fund is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Teucrium Agricultural Fund is a commodity pool and Teucrium Trading, LLC is a commodity pool operator and commodity trading advisor subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

Thank you for your interest in the Teucrium Agricultural Fund.

The date of this prospectus is April 30, 2026.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 45 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 8.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL'S OBLIGATIONS OR THE POOL'S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

TEUCRIUM AGRICULTURAL FUND

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Fund and its Shares, it does not contain or summarize all of the information about the Fund and the Shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What Are the Risk Factors Involved with an Investment in the Fund?” beginning on page 12, before making an investment decision about the Shares. In addition, this prospectus includes a statement of additional information that follows and is bound together with the primary disclosure document. Both the primary disclosure document and the statement of additional information contain important information.

Principal Offices of the Fund and the Sponsor

The Fund is a series of Teucrium Commodity Trust (the “Trust”). The principal offices of the Sponsor, the Trust and the Fund are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The telephone number is (877) 376-0082.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the selling price of the Share, assuming a selling price of $23.87 (the NAV per Share as of February 28, 2026), is $0.04 or 0.17% of the selling price. For more information, see “Breakeven Analysis” below.

Operation of the Fund

The Fund is a commodity pool that issues Shares that may be purchased and sold on NYSE Arca. The investment objective of the Fund is to provide daily investment results that reflect the combined daily performance of four other commodity pools that are series of the Trust and sponsored by the Sponsor: the Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Soybean Fund and Teucrium Sugar Fund (collectively, the “Underlying Funds”). The combined daily performance of each of the four Underlying Funds is a weighted average of the performance of each Fund. The Benchmark for the Fund is the Teucrium Agricultural Fund Index (“TTAGS”). Under normal market conditions, the Fund seeks to achieve its investment objective generally by investing equally in shares of each Underlying Fund and, to a lesser extent, cash equivalents. The Fund’s investments in shares of Underlying Funds is rebalanced, generally on a daily basis, in order to maintain approximately a 25% allocation of the Fund’s assets to each Underlying Fund.

The Fund is organized as a series of the Trust, a Delaware statutory trust organized on September 11, 2009. The Trust and the Fund operate pursuant to the Trust’s Sixth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated December 18, 2025. The Trust Agreement may be found on the SEC’s EDGAR filing database at https://www.sec.gov/Archives/edgar/data/1471824/000143774925038302/ex_900204.htm

. The Fund was formed and is managed and controlled by the Sponsor, a limited liability company formed in Delaware on July 28, 2009. The Sponsor is registered as a commodity pool operator (“CPO”) and a commodity trading adviser (“CTA”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The investment objective of each Underlying Fund is to have the daily changes in the NAV of the Fund’s Shares reflect the daily changes in a weighted average of the closing settlement prices for certain futures contracts for the commodity specified in the Underlying Fund’s name. (This weighted average is referred to herein as the Underlying Fund’s “Benchmark,” the Futures Contracts that at any given time make up an Underlying Fund’s Benchmark are referred to herein as the Underlying Fund’s “Benchmark Component Futures Contracts,” and the commodity specified in the Underlying Fund’s name is referred to herein as its “Specified Commodity.”) The Benchmark Component Futures Contracts that comprise each Underlying Fund’s Benchmark are described in “The Offering – Operation of the Fund” below.

Each Underlying Fund seeks to achieve its investment objectives primarily by investing in its Benchmark Component Futures Contracts. Under normal market conditions, each Underlying Fund expects that 100% of its assets will be invested in Benchmark Component Futures Contracts and in cash and cash equivalents. However, if necessary, in order to comply with regulatory requirements or in view of conditions in the futures markets (including a potential lack of liquidity in the futures market for the Benchmark Component Futures Contracts), the Fund will invest in futures contracts other than the Benchmark Component Futures Contracts or in swap agreements, forward contracts and options, a brief description of which may be found in “Appendix A – “Glossary of Defined Terms.” These investments may impact the Fund's performance and its ability to track the Benchmark.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Benchmark or investment strategies. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the weighting or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the combined daily performance of the Underlying Funds. This could be done for a variety of market conditions, including a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of an Underlying Fund to invest in its current Benchmark Component Futures Contracts. The Fund and the applicable Underlying Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker-dealer.

The Underlying Funds incur certain expenses in connection with their operations and hold most of their assets in income producing cash and cash equivalents for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between changes in the Underlying Fund’s NAV and changes in each respective Benchmark because the Benchmarks do not reflect expenses or income. Investors should be aware that because the Underlying Funds incur certain expenses on an ongoing basis, they may incur a partial or complete loss of their investment even when the performance of the Benchmarks are positive.

While the Fund expects to maintain substantially all of its assets in shares of the Underlying Funds at all times, the Fund may hold some residual amount of assets in cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts). The Underlying Funds invest in Benchmark Component Futures Contracts to the fullest extent possible without being leveraged or unable to satisfy their expected current or potential margin or collateral obligations with respect to their investments in Benchmark Component Futures Contracts. After fulfilling such margin and collateral requirements, the Underlying Funds invest the remainder of its proceeds from the sale of baskets in short term financial instruments of the type commonly known as “cash and cash equivalents.” Cash and cash equivalents may include short-term Treasury bills, money market funds, demand deposit account, and commercial paper.

The Sponsor employs a “neutral” investment strategy to provide daily investment results that reflect the combined daily performance of the Underlying Funds, regardless of whether the prices of the Underlying Funds go up or down. The Fund’s and Underlying Funds’ “neutral” investment strategies are designed to permit investors generally to purchase and sell the Fund’s Shares for the purpose of investing indirectly in the agricultural commodities market in a cost-effective manner. The Sponsor endeavors to invest the Fund’s assets as fully as possible in the Underlying Funds so that the performance of the Fund closely correlates with the combined performance of the Underlying Funds.

Investors may purchase and sell Shares through their broker-dealers. However, the Fund creates and redeems Shares only in blocks called “Creation Baskets” and “Redemption Baskets,” respectively, and only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Baskets are generally created when there is a demand for Shares, including, but not limited to, when the market price per share is at (or perceived to be at) a premium to the NAV per Share. Similarly, baskets are generally redeemed when the market price per share is at (or perceived to be at) a discount to the NAV per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per share, rather than in connection with the creation or redemption of baskets.

The Sponsor maintains a public website on behalf of the Fund, www.teucrium.com, which contains information about the Trust, the Fund, the Shares, and the Underlying Funds.

Note to Secondary Market Investors: Except when aggregated in Redemption Baskets, Shares are not individually redeemable. Shares can be directly purchased from the Fund only in Creation Baskets, and only by Authorized Purchasers. Each Creation Basket consists of 12,500 Shares and therefore requires a significant financial commitment to purchase. Accordingly, investors who do not have such resources or who are not Authorized Purchasers should be aware that some of the information contained in this prospectus, including information about purchases and redemptions of Shares directly with the Fund, is only relevant to Authorized Purchasers. There is no guarantee that Shares will trade at prices that are at or near the per-Share NAV. When buying or selling Shares on the secondary market through a broker, most investors incur customary brokerage commissions and charges.

U.S. Federal Income Tax Considerations

As is described more fully in “U.S. Federal Income Tax Considerations,” it is intended that the Fund be classified as a partnership not taxable as a corporation for U.S. federal income tax purposes. Based in part upon representations of the Sponsor and the Trust, the Fund has obtained a legal opinion that, although the matter is not free from doubt, it is more likely than not that the Fund will be so classified. Assuming that the Fund is classified as a partnership not taxable as a corporation for U.S. federal income tax purposes, the Fund will not incur a U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund's income, gains, losses, deductions, and other tax items. See “U.S. Federal Income Tax Considerations” for information about the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

As noted, the Fund invests in Shares of the Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Sugar Fund, and Teucrium Soybean Fund. The Underlying Funds primarily invest in Futures Contracts on corn, wheat, sugar and soybeans, respectively, including those traded on the CBOT and the ICE Futures. The Fund expressly disclaims any association with the CBOT or ICE Futures or endorsement of the Fund by such exchanges and acknowledges that “CBOT,” “Chicago Board of Trade,” “ICE Futures,” and “ICE Futures US” are registered trademarks of the respective exchanges.

Principal Investment Risks of an Investment in the Fund

An investment in the Fund involves a degree of risk and you could incur a partial or total loss of your investment in the Fund. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 12.

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Unlike mutual funds, commodity pools and other investment pools that manage their investments so as to realize income and gains for distribution to their investors, the Fund generally does not distribute dividends Shareholders. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for other purposes.

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Investors may choose to use the Fund as a means of investing indirectly in agricultural commodities, and there are risks involved in this investment strategy. The risks and hazards that are inherent in agriculture may cause the price of agricultural commodities and agricultural futures contracts to fluctuate widely.

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Only an Authorized Purchaser may engage in creation or redemption transactions with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable or unwilling to proceed with creation and/or redemption orders with respect to the Fund, Fund Shares may, particularly in times of market stress, trade at a discount to the NAV per Share and possibly face trading halts and/or delisting.

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The Fund seeks to have its performance track the combined performance of Underlying Funds rather than profit from speculative trading of Commodity Futures Contracts or from the use of leverage (i.e., the Sponsor manages the Fund and the Underlying Funds so that the aggregate notional amount of an Underlying Fund’s exposure to losses from its investments in Benchmark Component Futures Contracts at any time will not exceed the value of the Underlying Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy, and if the Fund becomes leveraged, you could lose all or a substantial portion of your investment if the Underlying Fund’s trading positions suddenly turn unprofitable.

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In addition to Benchmark Component Futures Contracts , if necessary, the Underlying Funds will invest in other commodity interests. To the extent that these other commodity interests are contracts individually negotiated between their parties, they may not be as liquid as Benchmark Component Futures Contracts and will expose the Underlying Funds (and, by extension, the Fund) to credit risk that their counterparties may not be able to satisfy their obligations to the Underlying Funds.

●	You will have no rights to participate in the management of the Fund and will have to rely on the duties and judgment of the Sponsor to manage the Fund.

●	The Fund and the Underlying Funds pay fees and expenses that are incurred regardless of whether they are profitable.

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The regulation of commodity interest transactions in the United States has historically been comprehensive and is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Future U.S. or foreign regulatory changes may alter the nature of an investment in the Fund, or the ability of the Fund to continue to implement its investment strategy.

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Failures or breaches of the electronic systems of the Fund, the Sponsor, or third parties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders.

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If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market.

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War and other geopolitical events, including but not limited to Russia and Ukraine and conflicts in the Middle East, have caused and may continue to cause volatility in commodity prices including energy and grain prices, due to the region’s importance to these markets, potential impacts to global transportation and shipping, and other supply chain disruptions. These events are unpredictable and may lead to extended periods of price volatility in the Fund and the Underlying Funds.

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The Underlying Funds' currently have three futures commission merchants ("FCMs") through which they buy and sell futures contracts. Volatility in the commodity futures markets may lead one or both of the Funds' FCMs to impose risk mitigation procedures that could limit the Funds' investments in futures contracts beyond the accountability and position limits imposed by futures contract exchanges as discussed herein. The FCMs may impose a financial ceiling on initial margin that could change and become more or less restrictive on the Funds' activities depending upon a variety of conditions beyond the Sponsor’s control. The Funds' ability to meet its investment objective could be negatively impacted. The Funds continue to monitor and manage its existing relationships with each FCM and will continue to seek additional relationships with FCMs as needed.

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The occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical events, outbreak or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, the introduction of or changes in tariffs or trade barriers, global or local recessions, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the price of agricultural commodities, agricultural futures and the share price of the Fund and the Underlying Funds.

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The price per bushel of wheat, corn and soybeans in the United States is primarily a function of both U.S. and global production and demand. The price per pound of sugar in the United States is primarily a function of both U.S. and global production and demand as well as expansive protectionist policies implemented by the US Government. Long term impacts from sanctions, shipping disruptions, collateral war damage, and a continuation of the conflict between Russia and Ukraine or conflicts in the Middle East could further disrupt the availability of agricultural products and supplies. As such, volatility, trading volumes, and prices in global agricultural commodity markets may rise dramatically Given all of the above factors, the Sponsor has no ability to discern when volatility will subside.

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Recent geopolitical, economic and inflationary events have at times impacted the level of “backwardation” that the Fund’s holdings have experienced and placed upward pressure on the prices of a wide variety of commodities. As a result, near to expire contracts have traded at a higher price than longer to expire contracts, a situation referred to as “backwardation.” Putting aside the impact of the overall movement in prices of each commodity and futures contracts, the price of the Benchmark Component Futures Contracts (the futures contracts that the Fund invests in to achieve its investment objective) typically rise as they approach expiration. This backwardation benefits the Fund because it sells more expensive contracts and buy less expensive contracts on an ongoing basis.

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Conversely, in the event of a futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. If the prices of commodity futures were to decline, for example, because of a resolution of the Russia-Ukraine conflict, the Fund would experience the negative impact of contango.

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The ability of Authorized Participants to create or redeem shares may be suspended for several reasons, including but not limited to the Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Participants would have no impact on the Fund's investment objective – the Fund would continue to seek to track its benchmark. However, with respect to the impact of a suspension on the price of Fund shares in the secondary market, investors may have to pay a higher price to buy shares and receive a lower price when they sell their shares. This "spread" may continue to widen the longer the suspension lasts.

For additional risks, see “What Are the Risk Factors Involved with an Investment in the Fund?”

Determination of NAV

The Fund’s NAV is determined as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET) on each day that the NYSE Arca is open for trading.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis set forth below is a hypothetical illustration of the approximate dollar returns and percentage returns for the redemption value of a single share to equal the amount invested twelve months after the investment is made. For purposes of this breakeven analysis, an initial selling price of $23.87 per share, which equals the NAV per share at the close of trading February 28, 2026, is assumed. The breakeven analysis is an approximation only and assumes a constant month-end NAV. In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $23.87 per share, the investment would have to generate a 0.17% or $0.04 return.

Per Share

Assumed initial selling price per share (1)	$23.87
Management Fee (2)	N/A
Estimated Brokerage Commissions (3)	$0.01
Other Fund Fees and Expenses (4) (5)	$0.03
Interest and Other Income (6)	N/A
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.04
Percentage of initial selling price per share (7)	0.17%

(1) In order to show how a hypothetical investment in shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $23.87 per share, which is based on the NAV per share of TAGS at the close of trading on February 28, 2026. Investors should note that, because TAGS’s NAV changes on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.

(2) The Sponsor does not receive a management fee from the Fund. The Sponsor receives a management fee from each Underlying Fund at the annual rate of 1.00% of such Underlying Fund’s average daily net assets, payable monthly. The Sponsor can elect to waive the payment of this fee for any Underlying Fund in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

(3) Reflects estimated brokerage commissions and fees for Fund transactions, which are estimated to be less than $0.005 per share but are rounded to $0.01 for purposes of this breakeven analysis.

(4) In connection with orders to create or redeem baskets, Authorized Purchasers will pay a transaction fee in the amount of $300 per order. Because these transaction fees are de minimis in amount, are paid to the Fund’s custodian, U.S. Bank, N.A. (the “Custodian”) and charged on a transaction-by-transaction basis (and not on a Basket by Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table. See “Creation and Redemption Transaction Fees,” page 52.

(5) Other Fund Fees and Expenses are an estimate based on an allocation to the Fund of the total estimated expenses anticipated to be incurred by the Trust on behalf of the Fund, net of any expenses or management fee waived by the Sponsor, and include: Professional fees (primarily legal, auditing and tax-preparation related costs); Custodian and Administrator fees and expenses, Distribution and Marketing fees (primarily fees paid to the Marketing Agent, costs related to regulatory compliance activities and other costs related to the trading activities of the Fund); Business Permits and Licenses; General and Administrative expenses (primarily insurance and printing), and Other Expenses. The expenses presented are based on estimated expenses for the current fiscal year, and do not represent the maximum amounts payable under the contracts with third-party service providers, as discussed below in the section of this disclosure document entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” The cost of these fixed or estimated fees has been calculated assuming that the Fund has $7.4 million in assets, which was the approximate amount of assets as of February 28, 2026. The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees and expenses that would generally be paid by the Fund can be changed at the discretion of the Sponsor.

(6) Because the Fund will not make significant investments in interest-bearing securities or accounts, the Fund does not expect to earn significant amounts of interest (less than $0.005 per share for purposes of this breakeven analysis).

(7) This represents the estimated approximate percentage for the redemption value of a hypothetical initial investment in a single share to equal the amount invested twelve months after the investment was made. The estimated approximate percentage of selling price before waived expenses is 2.76% or $0.66 per share, based on the Fund assets, NAV per share and shares outstanding as of February 28, 2026. TAGS is a Fund of Funds and the expenses from the Underlying Funds flow through to the investor in TAGS. The fees waived by the Sponsor are an estimate, can be applied to any expense related to the Fund, and may be terminated at any time at the discretion of the Sponsor.

The Offering

Offering

The Fund’s Shares are listed on the NYSE Arca and investors may purchase and sell Shares through their broker-dealer. The Fund only offers Creation Baskets consisting of 12,500 Shares through the Marketing Agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 12,500 Shares at the Fund’s NAV.

Use of Proceeds

The Sponsor applies substantially all of the Fund’s assets toward investing in shares of the Underlying Funds, and each Underlying Fund in turn invests substantially all of its assets in the respective Benchmark Component Futures Contracts and cash equivalents. The Sponsor deposits a portion of each Underlying Fund’s net assets with its FCMs or other financial institutions to be used to meet its current or potential margin or collateral requirements in connection with its investment in Benchmark Component Futures Contracts. The Underlying Funds use only cash and cash equivalents to satisfy these requirements. The Sponsor expects that all entities that will hold or trade the Underlying Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 4-6% of each Underlying Fund’s assets will normally be committed as margin for Benchmark Component Futures Contracts. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of the Underlying Funds’ assets, and any residual portion of the Fund’s assets not invested in Shares of the Underlying Funds, are held in cash or cash equivalents. All interest or other income earned on these investments is retained for the Fund’s or Underlying Funds’ benefit.

NYSE Arca Symbol	“TAGS”

Creation and Redemption

Authorized Purchasers pay a $300 fee per order to create Creation Baskets, and a $300 fee per order for Redemption Baskets, which is paid to the Custodian. Authorized Purchasers are not required to sell any specific number or dollar amount of Shares. The per share price of Shares offered in Creation Baskets is the total NAV of the Fund calculated as of the close of the NYSE Arca on that day divided by the number of issued and outstanding Shares.

Inter-Series Limitation on Liability

While the Fund is currently one of five separate series of the Trust, additional series may be created in the future. The Trust has been formed and will be operated with the goal that the Fund and any other series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or shareholder in any particular series (such as the Fund) were to successfully assert against a series a claim with respect to its indebtedness or Shares, the creditor or shareholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Shares in a series.

Registration Clearance and Settlement

Individual certificates are not issued for the Shares. Instead, Shares will be represented by one or more global certificates, which will be deposited by the transfer agent with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Beneficial interests in Shares are held through DTC’s book-entry system, which means that Shareholders are limited to: (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such DTC Participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

Net Asset Value

The NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities and dividing the balance by the number of Shares. Under the Fund’s current operational procedures, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), the Fund’s “Administrator” calculates the NAV of the Fund as of the earlier of 4:00 p.m. (ET) or the close of the New York Stock Exchange each day. ICE Data Indices, LLC calculates an approximate NAV every 15 seconds throughout each day that the Fund’s Shares are traded on the NYSE Arca, for as long as the main pricing mechanism of either the CBOT or ICE Futures is open.

Fund and Underlying Fund Expenses

While the Fund does not pay the Sponsor a management fee, it indirectly pays its proportionate share of each Underlying Fund’s management fee, which is paid at an annual rate of 1.00% of each Underlying Fund’s average daily net assets.

The Fund is also responsible for other ongoing fees, costs and expenses of its operations, including (i) brokerage and other fees and commissions incurred in connection with its trading activities; (ii) expenses incurred in connection with registering additional Shares of the Fund or offering Shares of the Fund; (iii) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (iv) the payment of any distributions related to redemption of Shares; (v) payment for routine services of the Trustee, legal counsel and independent accountants; (vi) payment for routine accounting, bookkeeping, custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor; (vii) postage and insurance; (viii) costs and expenses associated with investor relations and services; (ix) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; (x) payment for marketing services; (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto).

Each Underlying Fund is also responsible for the ongoing fees, costs and expenses of its operations as described in the foregoing paragraph.

The estimated amount of fees and expenses that are anticipated to be incurred in a single Share during the first twelve (12) months of ownership is $0.04 or 0.17% of the selling price. The total estimated fees and expenses are expressed as a percentage of the NAV as of February 28, 2026. The Sponsor may, in its discretion, pay or reimburse the Fund or an Underlying Fund for, or waive a portion of its management fee for an Underlying Fund to offset, expenses that would otherwise be borne by the Fund or Underlying Fund.

General expenses of the Trust will be allocated among the existing Teucrium Funds and any future series of the Trust as determined by the Sponsor in its discretion. The Trust may be required to indemnify the Sponsor, and the Trust and/or the Sponsor may be required to indemnify the Trustee, Marketing Agent or Administrator, under certain circumstances.

Termination Events

The Trust, the Fund and each Underlying Fund shall continue in existence from the date of their formation in perpetuity, unless the Trust, the Fund or an Underlying Fund, as the case may be, is sooner terminated upon the occurrence of certain events specified in the Trust Agreement, including the following: (1) the filing of a certificate of dissolution or cancellation of the Sponsor or revocation of the Sponsor’s charter or the withdrawal of the Sponsor, unless shareholders holding a majority of the outstanding shares of the Trust, voting together as a single class, elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor; (2) the occurrence of any event which would make the existence of the Trust, the Fund or an Underlying Fund unlawful; (3) the suspension, revocation, or termination of the Sponsor’s registration as a CPO with the CFTC or membership with the NFA; (4) the insolvency or bankruptcy of the Trust, the Fund or an Underlying Fund; (5) a vote by the Shareholders holding at least seventy-five percent (75%) of the outstanding shares of the Trust, voting together as a single class, to dissolve the Trust, subject to certain conditions; (6) the determination by the Sponsor to dissolve the Trust, the Fund or an Underlying Fund, subject to certain conditions; (7) the Trust is required to be registered as an investment company under the Investment Company Act of 1940; and (8) DTC is unable or unwilling to continue to perform its functions and a comparable replacement is unavailable. Upon termination of the Fund or an Underlying Fund, the affairs of the Fund or Underlying Fund shall be wound up and all of its debts and liabilities discharged or otherwise provided for in the order of priority as provided by law. The fair market value of the remaining assets of the Fund or Underlying Fund shall then be determined by the Sponsor. Thereupon, the assets of the Fund or Underlying Fund shall be distributed pro rata to the Shareholders in accordance with their Shares.

Authorized Purchasers

A list of the Fund’s Authorized Purchasers as of the date of this Prospectus can be found under “Plan of Distribution – Distributor and Authorized Purchasers,” on page 48. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, and the Fund’s and the Trust’s financial statements and the related notes incorporated by reference herein. See “Incorporation by Reference of Certain Information.”

Risks Associated with Investing Directly or Indirectly in Agricultural Commodities

Investing in commodity interests subjects the Fund to the risks of the agricultural commodities markets, and this could result in substantial fluctuations in the price of the Fund’s Shares.

The Fund is subject to the risks and hazards of the agricultural commodities markets because it invests indirectly in commodity interests. The risks and hazards that are inherent in the agricultural commodities markets may cause the price of those commodities and the Fund’s Shares to fluctuate widely and you could incur a partial or total loss of your investment in the Fund.

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The price and availability of agricultural commodities is influenced by economic and industry conditions, including but not limited to supply and demand factors such as: crop disease; weed control; water availability; various planting, growing, or harvesting problems; severe weather conditions such as drought, floods, heavy rains, frost, or natural disasters that are difficult to anticipate and that cannot be controlled. The U.S. prices of certain agricultural commodities such as soybeans and sugar are subject to risks relating to the growth of such commodities in foreign countries, such as: uncontrolled fires (including arson); challenges in doing business with foreign companies; legal and regulatory restrictions; transportation costs; interruptions in energy supply; currency exchange rate fluctuations; and political and economic instability. Additionally, demand for agricultural commodities is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends.

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Agricultural commodity production is subject to United States federal, state, and local policies and regulations that materially affect operations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives, acreage control, and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, the volume and types of imports and exports, and industry profitability. Additionally, commodity production is affected by laws and regulations relating to, but not limited to, the sourcing, transporting, storing and processing of agricultural raw materials as well as the transporting, storing and distributing of related agricultural products. Agricultural commodity producers also may need to comply with various environmental laws and regulations, such as those regulating the use of certain pesticides, and local laws that regulate the production of genetically modified crops. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

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Seasonal fluctuations in the price of agricultural commodities may cause risk to an investor because of the possibility that Share prices will be depressed because of the relevant harvest cycles. In the futures market, fluctuations are typically reflected in contracts expiring in the harvest season (i.e., in the case of corn and soybeans, contracts expiring during the fall are typically priced lower than contracts expiring in the winter and spring, while in the case of wheat and sugar, contracts expiring during the spring and early summer are typically priced lowest). Thus, seasonal fluctuations could result in an investor incurring losses upon the sale of Fund Shares, particularly if the investor needs to sell Shares when an Underlying Fund’s Benchmark Component Futures Contracts are, in whole or part, Futures Contracts expiring in the harvest season for the Specified Commodity.

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Risks Specific to Corn. Demand for corn in the United States to produce ethanol has also been a significant factor affecting the price of corn. In turn, demand for ethanol has tended to increase when the price of gasoline has increased and has been significantly affected by United States governmental policies designed to encourage the production of ethanol. Additionally, demand for corn is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. Finally, because corn is often used as an ingredient in livestock feed, demand for corn is subject to risks associated with the outbreak of livestock disease.

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Risks Specific to Wheat. Demand for food products made from wheat flour is affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. More specifically, demand for such food products in the United States is relatively unaffected by changes in wheat prices or disposable income but is closely tied to tastes and preferences. For example, in recent years the increase in the popularity of low-carbohydrate diets caused the consumption of wheat flour to decrease rapidly before rebounding somewhat after 2005. Export demand for wheat fluctuates yearly, based largely on crop yields in the importing countries.

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Risks Specific to Soybeans. The increased production of soybean crops in South America and the rising demand for soybeans in emerging nations such as China and India have increased competition in the soybean market. Like the conversion of corn into ethanol, soybeans can be converted into biofuels such as biodiesel. Accordingly, the soybean market has become increasingly affected by demand for biofuels and related legislation. The supply of soybeans could be reduced by the spread of soybean rust, a wind-borne fungal disease. Although soybean rust can be killed with chemicals, chemical treatment increases production costs for farmers. Finally, because processing soybean oil can create trans-fats, the demand for soybean oil may decrease due to heightened governmental regulation of trans-fats or trans-fatty acids. The U.S. Food and Drug Administration currently requires food manufacturers to disclose levels of trans-fats contained in their products, and various local governments have enacted or are considering restrictions on the use of trans-fats in restaurants. Several food processors have either switched or indicated an intention to switch to oil products with lower levels of trans-fats or trans-fatty acids.

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Risks Specific to Sugar. The spread of consumerism and the rising affluence of emerging nations such as China and India have created demand for sugar. An influx of people in developing countries moving from rural to urban areas may create more disposable income to be spent on sugar products and might also reduce sugar production in rural areas on account of worker shortages, all of which could result in upward pressure on sugar prices. On the other hand, public health concerns regarding obesity, heart disease and diabetes, particularly in developed countries, may reduce demand for sugar. In light of the time it takes to grow sugarcane and sugar beets and the cost of new facilities for processing these crops, it may not be possible to increase supply quickly or in a cost-effective manner in response to an increase in demand.

An investment in the Fund is subject to correlation risk. Your return on an investment in the Fund may differ from the return of the Underlying Funds’ Benchmarks, changes in the Fund’s NAV and the spot price of corn, soybean, wheat and sugar.

There is a risk that changes in the price of Shares on the NYSE Arca will not correlate with changes in the Fund’s NAV; that changes in the NAV will not correlate with changes in the price of the Underlying Funds’ Benchmarks; and/or changes in the price of the Underlying Funds’ Benchmark will not correlate with changes in the spot price of the Specified Commodity. Depending on certain factors associated with each of these correlations which are discussed in more detail below, you could incur a partial or total loss of your investment in the Fund.

The Underlying Funds’ Benchmarks are not designed to correlate exactly with the spot price of the corresponding Specified Commodity, and this could cause the changes in the price of an Underlying Fund’s shares to substantially vary from the changes in the spot price of the Specified Commodity. Therefore, you may not be able to effectively use the Fund to hedge against commodity related losses or to indirectly invest in agricultural commodities.

The Benchmark Component Futures Contracts that the Underlying Funds invest in reflect the price of a Specified Commodity for future delivery, not the current spot price of the Specified Commodity, so at best the correlation between changes in such Futures Contracts and the spot price of the Specific Commodity will be only approximate. Weak correlation between an Underlying Fund’s Benchmark and the spot price of the corresponding Specified Commodity may result from the typical seasonal fluctuations in commodity prices discussed above. Imperfect correlation may also result from speculation in Benchmark Component Futures Contracts, technical factors in the trading of Benchmark Component Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between an Underlying Fund’s Benchmark and the spot price of its corresponding Specified Commodity, then the price of the Shares may not accurately track the spot price of the Specified Commodities and you may not be able to effectively use the Fund as a way to hedge the risk of losses in your commodity related transactions or as a way to indirectly invest in agricultural commodities.

The Fund’s performance may not correlate well with the combined performance of the Underlying Funds, and the performance of the Underlying Funds may not correlate well with changes in their Benchmarks. If this were to occur, you may not be able to effectively use the Fund as a way to hedge against commodity related losses or as a way to indirectly invest in agricultural commodities.

The Sponsor endeavors to invest the Fund’s assets as fully as possible in the Underlying Funds so that the performance of the Fund closely correlates with the combined performance of the Underlying Funds. The Sponsor also endeavors to invest the Underlying Funds’ assets as fully as possible in commodity interests so that the performance of each Underlying Funds closely correlates with the performance of its respective Benchmarks. However, the Fund’s performance may not correlate with the combined performance of the Underlying Funds and the performance of each Underlying Fund may not correlate with the changes in their Benchmarks for various reasons, including those set forth below:

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The Fund may not be able to maintain its targeted 25% allocation to each Underlying Fund at all times. Furthermore, the Fund acquires shares of the Underlying Funds in the secondary market at their market prices, not at their NAV, so any changes in the value of the Fund’s holdings in the Underlying Funds may not match changes in the Underlying Funds’ NAVs.

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The Fund and Underlying Funds incur certain expenses in connection with their operations, and the Underlying Funds hold most of their assets (other than commodity interests) in cash and cash equivalents for margin and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income cause imperfect correlation between the Fund’s performance and the combined performance of the Underlying Funds and the performance of the Underlying Funds and their respective Benchmarks. Your cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds’ shares.

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The Sponsor may not be able to invest an Underlying Fund’s assets in Benchmark Component Futures Contracts having an aggregate notional amount exactly equal to the Underlying Fund’s NAV. As a standardized contract, a single Futures Contract is for a specified amount of a Specified Commodity, and the Underlying Fund’s NAV and the proceeds from the sale of a creation basket of an Underlying Fund is unlikely to be an exact multiple of that amount. In such case, the Underlying Fund could not invest the entire proceeds from the purchase of the creation basket in such Futures Contracts. (For example, assuming the Underlying Fund receives $1,000,000 for the sale of Creation Baskets and that the value (i.e., the notional amount) of a Futures Contract relating to the Underlying Fund’s Specified Commodity is $35,000, the Underlying Fund could only enter into 28 Futures Contracts with an aggregate value of $980,000). While an Underlying Fund may be better able to achieve the exact amount of exposure to the market for its Specified Commodity through the use of OTC or other commodity interests, there is no assurance that the Sponsor will be able to continually adjust the Underlying Fund’s exposure to such other commodity interests to maintain such exact exposure.

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As Fund assets increase, there may be more or less correlation between an Underlying Fund’s NAV and its Benchmark as the Underlying Fund’s assets increase. On the one hand, as an Underlying Fund grows it should be able to invest in Benchmark Component Futures Contracts with notional amounts that are closer on a percentage basis to the Underlying Fund’s NAV. For example, if the Underlying Fund’s NAV is equal to 4.9 times the value of a single Futures Contract, it can purchase only four futures contracts, which would cause only 81.6% of the Underlying Fund’s assets to be exposed to the market for the Specified Commodity. On the other hand, if the Underlying Fund’s NAV is equal to 100.9 times the value of a single Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure. However, at certain asset levels, an Underlying Fund may be limited in its ability to purchase Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant exchanges. In such instances, the Underlying Fund would likely invest to a greater extent in commodity interests that are not subject to these position limits or accountability levels. To the extent that an Underlying Fund invests in other commodity interests, the correlation between the Underlying Fund’s NAV and its Benchmark may be lower. In certain circumstances, position limits or accountability levels could limit the number of Creation Baskets that will be sold.

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There is no way to predict if or when investor demand might cause the Underlying Funds to approach position and/or accountability limits. The Underlying Funds have no intention of purchasing commodity interests on foreign exchanges. The Wheat Fund has not approached existing position limit levels of its Benchmark Component Futures Contracts which are traded on the CME with a 19,300 contract limit. Instead, the fund would file an 8-K and prospectus supplement to include the ability to purchase Kansas City Hard Red Winter Wheat futures or MGEX Hard Red Spring Wheat futures in the same contract size and in the same contract months as its existing Benchmark Component Futures Contract holdings. Position limits are 12,000 contracts on each of the exchanges in the aforementioned futures contracts. The Soybean Fund has not approached existing position limit levels of its Benchmark Component Futures Contracts which are traded on the CME with a 27,300 contract limit. Currently the Soybean Fund holds just under two percent (under 500 contracts) of the CFTC/CME position limits. The Sugar Fund has not approached existing position accountability levels of its Benchmark Component Futures Contracts which are traded on the Intercontinental Exchange (ICE) with a 15,000 contract limit. Currently the Sugar Fund holds just over four percent (under 700 contracts) of the ICE accountability levels. Instead, the fund would file an 8-K and prospectus supplement to include the ability to purchase NYSE Sugar futures in the same contract size and in the same contract months as its existing Benchmark Component Futures Contract holdings. Accountability levels are 9000 contracts on the NYMEX. The Corn Fund has not approached existing position limit levels of its Benchmark Component Futures Contracts which are traded on the CME with a 57,800 contract limit. Currently the Corn Fund holds just under ten percent (under 4000 contracts) of the CFTC/CME position limits.

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The Underlying Funds' currently have three futures commission merchants (“FCMs”) through which they buy and sell futures contracts. Volatility in the commodity futures markets may lead one or both of the Funds' FCMs to impose risk mitigation procedures that could limit the Funds' investments in futures contracts beyond the accountability and position limits imposed by futures contract exchanges as discussed herein. The FCMs may impose a financial ceiling on initial margin that could change and become more or less restrictive on the Funds' activities depending upon a variety of conditions beyond the Sponsor’s control. If the Funds' other current FCM were to impose position limits, or if any other FCM with which the Funds establish a relationship in the future were to impose position limits, the Funds' ability to meet its investment objective could be negatively impacted. The Funds continue to monitor and manage its existing relationships with each FCM and will continue to seek additional relationships with FCMs as needed.

If the Fund’s performance does not correlate with the combined performance of the Underlying Funds or the performance of the Underlying Funds does not correlate with the performance of their respective Benchmarks, then investing in the Fund may not be an effective way to hedge against commodity related losses or indirectly invest in agricultural commodities.

Changes in the price of the Fund’s Shares on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s or the Underlying Funds’ Shares. If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your agricultural related transactions or to indirectly invest in agricultural commodities.

While it is expected that the trading prices of the Shares will fluctuate in accordance with the changes in the Fund’s NAV, the prices of Shares may also be influenced by other factors, including the supply of and demand for the Shares, whether for the short term or the longer term. There is no guarantee that the Shares will not trade at appreciable discounts from, and/or premiums to, the Fund’s NAV. Even if the market price of an Underlying Fund closely tracks changes in its NAV, there is no guarantee that the market price of the Fund will similarly closely track changes in the NAVs of the Underlying Funds. This could cause the changes in the price of the Shares to substantially vary from the changes in the spot prices of the Specified Commodities, even if an Underlying Fund’s NAV were closely tracking movements in the spot price of the Specified Commodity. If this occurs, you may not be able to effectively use the Fund to hedge the risk of losses in your commodity-related transactions or to indirectly invest in agricultural commodities.

The Fund or an Underlying Fund may experience a loss if it is required to sell cash equivalents at a price lower than the price at which they were acquired.

If the Fund or an Underlying Fund is required to sell its cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Shares and may decrease the correlation between the price of the Shares and the Underlying Funds’ Benchmarks and the spot prices of the Specified Commodities. The value of cash equivalents held by the Fund, or the Underlying Funds generally move inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of the Fund’s and Underlying Funds’ investments in cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the cash equivalents held by the Fund and the Underlying Funds will decline in value.

Certain of the Fund’s and Underlying Funds’ investments could be illiquid, which could cause large losses to investors at any time or from time to time.

The Fund and Underlying Funds may not always be able to liquidate their positions in the investments at the desired price for reasons including, among others, insufficient trading volume, limits imposed by exchanges or other regulatory organizations, or lack of liquidity. As to the Fund’s investments in the Underlying Funds, the Underlying Funds are relatively new and may have trading volumes that are insufficient for the needs of the Fund. As to Futures Contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as position limits, accountability levels and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded commodity interests. In addition, OTC commodity interests may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but an Underlying Fund still may not be able to transfer an OTC commodity interest to a third party due to concerns regarding the counterparty’s credit risk. However, the Fund and Underlying Funds do not intend to trade in OTC interests.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, the Fund and the Underlying Funds do not intend at this time to establish a credit facility, which would provide an additional source of liquidity, but instead will rely only on the short-term Treasury Securities, cash and cash equivalents that they hold to meet their liquidity needs. The anticipated value of the positions in commodity interests that the Sponsor will acquire or enter into for the Underlying Funds increases the risk of illiquidity. Because commodity interests may be illiquid, the Underlying Funds’ holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that commodity purchasers are the predominant hedgers in the market, the Underlying Funds might have to reinvest at higher futures prices or choose other commodity interests.

The changing nature of the participants in the market for an agricultural commodity will influence whether futures prices are above or below the expected future spot price. Commodity producers will typically seek to hedge against falling prices by selling Futures Contracts. Therefore, if producers become the predominant hedgers in the futures market for a particular commodity, prices of Futures Contracts for that commodity will typically be below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the commodity who purchase Futures Contracts to hedge against a rise in prices, prices of Futures Contracts for that commodity will likely be higher than expected future spot prices. This can have significant implications for the Underlying Funds when it is time to sell a Futures Contract that is no longer a Benchmark Component Futures Contract and purchase a new Futures Contract or to sell a Futures Contract to meet redemption requests. As a result, an Underlying Fund may not be able to track its Benchmark, and this could have a corresponding effect on the tracking of the Fund.

Storage costs could impact the value of the Benchmark Component Futures Contracts.

Storage costs associated with purchasing agricultural commodities could result in costs and other liabilities that could impact the value of Futures Contracts or certain other commodity interests. Storage costs include the time value of money invested in a physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the commodity that are not obtained by the holder of a futures contract. In general, Futures Contracts have a one-month delay for contract delivery and the pricing of back month contracts (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change while an Underlying Fund holds commodity interests, the value of the Benchmark Component Futures Contracts, and therefore the Underlying Fund’s NAV, may change as well.

The price relationship between the Underlying Funds’ Benchmark Component Futures Contracts at any point in time and the Futures Contracts that will become the Underlying Funds’ Benchmark Component Futures Contracts on the next roll date will vary and may impact the Fund’s total return and the degree to which the Fund’s total return tracks that of commodity price indices.

The design of each Underlying Fund’s Benchmark is such that the Benchmark Component Futures Contracts will change several times a year, and the Underlying Fund’s investments must be rolled periodically to reflect the changing composition of its Benchmark. For example, when a second to expire Futures Contract becomes a first to expire contract, such contract will no longer be a Benchmark Component Futures Contract and the Underlying Fund’s position in it will no longer be consistent with tracking its Benchmark. In the event of a futures market where near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation,” then absent the impact of the overall movement in prices the value of the Benchmark Component Futures Contracts would tend to rise as they approach expiration. As a result, an Underlying Fund (and, therefore, the Fund) may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in prices the value of the Underlying Funds’ Benchmark Component Futures Contracts would tend to decline as they approach expiration. As a result, the Underlying Fund’s (and the Fund’s) total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may lead the total return of an Underlying Fund to vary significantly from the total return of other price references, such as the spot price of its Specified Commodity. In the event of a prolonged period of contango, and absent the impact of rising or falling prices, this could have a significant negative impact on the Underlying Fund’s (and the Fund’s) NAV and total return, and you could incur a partial or total loss of your investment in the Fund.

Regulation of commodity interests and commodity markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Fund and the Underlying Funds.

The regulation of futures markets, futures contracts and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. In addition, the Fund is subject to significant disclosure, internal control, governance, and financial reporting requirements because the Shares are publicly traded. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability for the Fund to continue to implement its investment strategy. The effect of any future regulatory change on the Fund is impossible to predict but could be substantial and adverse.

If you are investing in the Fund for purposes of hedging, you might be subject to several risks unique to the Fund, and the Fund may not be appropriate for hedging purposes. The Fund was not designed for hedging purposes; those using the Fund as a hedge of any kind do so exclusively at their own risk.

An investment in the Fund may provide you little or no diversification benefits. Thus, in a declining market, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

It cannot be predicted to what extent the performance of the Benchmark Component Futures Contracts will or will not correlate to the performance of other broader asset classes such as stocks and bonds. If the performance of the Fund or the Underlying Funds were to move more directly with the financial markets, you will obtain little or no diversification benefits from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, market disruptions, tariffs and other political events may have a larger impact on commodity and commodity interest prices than on traditional securities and broader financial markets. These additional variables may create additional investment risks that subject the Underlying Funds’ and, therefore, the Fund’s investments to greater volatility than investments in traditional securities.

Lower correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of agricultural commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Underlying Funds, and therefore the Fund, cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The Fund’s Operating Risks

The Fund and Underlying Funds may change its investment objective, Benchmark or investment strategies at any time without shareholder approval or advance notice.

Consistent with its authority under the Trust Agreement and Delaware law, the Fund, in its sole discretion and without shareholder approval or advance notice, may change the Fund’s investment objective, Benchmark or investment strategies, subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE. The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. By way of example, the Fund may change the weighting or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the combined daily performance of the Underlying Funds. This could be done for a variety of market conditions, including a potential or actual imposition of position limits by the CFTC or futures exchanges rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of an Underlying Fund to invest in the current Benchmark Component Futures Contracts. The Fund and the applicable Underlying Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker-dealer. Shareholders may experience losses on their investments in the Fund as a result of such changes.

The Fund and the Underlying Funds are not registered investment companies, so you do not have the protections of the Investment Company Act of 1940.

Neither the Fund nor the Underlying Funds are investment companies subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a board of directors with a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of the Fund, the Sponsor relies almost entirely on a small number of individuals, including Mr. Sal Gilbertie, Mr. Springer Harris, Ms. Cory Mullen-Rusin, and Ms. Powitzky. If Mr. Gilbertie, Mr. Harris, Ms. Mullen-Rusin, or Ms. Powitzky were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Fund. To the extent that the Sponsor establishes additional commodity pools, even greater demands will be placed on these individuals.

The Sponsor has limited capital and may be unable to continue to manage the Fund if it sustains continued losses.

The Sponsor was formed for the purpose of managing the Trust, including the Fund, the other Teucrium Funds, and any series of the Trust that may be formed in the future, and has been provided with capital primarily by its principals and a small number of outside investors. If the Sponsor operates at a loss for an extended period, its capital will be depleted, and it may be unable to obtain additional financing necessary to continue its operations. If the Sponsor were unable to continue to provide services to the Fund, the Fund would be terminated if a replacement sponsor could not be found. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination.

Position limits, accountability levels and daily price fluctuation limits set by the CFTC and the exchanges have the potential to cause tracking error, which could cause the price of Underlying Fund shares to substantially vary from their respective Benchmarks and prevent you from being able to effectively use the Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in agricultural commodities.

The CFTC and U.S. designated contract markets may establish position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by the Fund is not) may hold, own or control. Specifically, the CFTC has established position limits for Futures Contracts related to corn, wheat and soybeans. For example, the current position limit for investments at any one time in Corn Futures Contracts are 1,200 spot month contracts, and 57,800 contracts total for all months. These position limits are fixed ceilings that the Fund would not be able to exceed without specific CFTC authorization.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

In 2016, the CFTC adopted a rule that requires the aggregation all positions, for purposes of the application of position limits; such positions include futures contracts, futures-equivalent positions, OTC swaps and options (i.e., contracts that are not traded on exchanges). These aggregation requirements could limit the Underlying Funds’ and the Fund’s ability to establish positions in commodity OTC instruments if the assets of the Fund were to grow substantially.

Part 150 of the CFTC’s regulations establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts that all market participants must comply with, with certain exemptions (the “Position Limits Rule”)

There are technical and fundamental risks inherent in the trading system the Sponsor intends to employ.

The Sponsor’s trading system is quantitative in nature, and it is possible that the Sponsor may make errors. Any errors or imperfections in the Sponsor’s trading system’s quantitative models, or in the data on which they are based, could adversely affect the Sponsor’s effective use of such trading systems. It is not possible or practicable for the Sponsor’s trading system to factor all relevant, available data into quantitative systems and/or trading decision. There is no guarantee that the Sponsor will use any specific data or type of data in making trading decisions on behalf of the Fund, nor is there any guarantee that the data actually utilized in making trading decisions on behalf of the Fund will be the most accurate data or free from errors. In addition, it is possible that a computer or software program may malfunction and cause an error in computation.

The Fund and the Sponsor may have conflicts of interest, which may cause them to favor their own interests to your detriment.

The Fund and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain the asset size of the Underlying Funds in order to preserve its fee income and this may not always be consistent with the Fund’s objective of providing daily investment results that reflect the combined daily performance of the Underlying Funds. The Sponsor’s officers and employees do not devote their time exclusively to the Fund or the Underlying Funds. These persons may be directors, officers or employees of other entities and thus could have a conflict between their responsibilities to the Fund and the Underlying Funds on the one hand and to those other entities on the other.

In addition, the Sponsor’s principals, officers or employees may trade securities and futures and related contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and occur at the same time as the Fund or an Underlying Fund trades using the clearing broker to be used by the Fund. A potential conflict also may occur if the Sponsor’s principals, officers or employees trade their accounts more aggressively or take positions in their accounts that are opposite or ahead of the positions taken by the Underlying Funds.

The Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and this may allow it to act in a way that furthers its own interests and conflicts with your best interests, including the authority of the Sponsor to allocate expenses to and between the Teucrium Funds. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amendment of the Trust Agreement, changes in the Fund’s basic investment policies, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Shareholders have only very limited voting rights and generally will not have the power to replace the Sponsor. Shareholders will not participate in the management of the Fund and do not control the Sponsor so they will not have influence over basic matters that affect the Fund.

Shareholders will have very limited voting rights with respect to the Fund’s affairs. Shareholders may elect a replacement sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Furthermore, any voting rights on Underlying Fund shares held by the Fund will be exercised by the Sponsor, generally without seeking advice or voting instructions from Fund Shareholders. Shareholders must therefore rely upon the duties and judgment of the Sponsor to manage the Fund’s and the Underlying Funds’ affairs.

The Sponsor may manage a large amount of assets, and this could affect the Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. While the assets of the Fund and those of the Underlying Funds are currently at manageable levels, the Sponsor does not intend to limit the amount of Fund assets or Underlying Fund assets. The more assets the Sponsor manages for the Underlying Funds, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance, and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Shares will be adversely affected if the Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or Sponsor, as the case may be. That means the Sponsor may require the assets of the Fund to be sold in order to cover losses or liability suffered by the Sponsor or by the Trustee. Any sale of that kind would reduce the NAV of the Fund and the value of its Shares.

Although the Shares of the Fund are limited liability investments, certain circumstances such as bankruptcy could increase a Shareholder’s liability.

The Shares of the Fund are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or that was made in violation of its Trust Agreement.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Fund.

You cannot be assured that the Sponsor will be willing or able to continue to service the Fund or the Underlying Funds for any length of time. The Sponsor was formed for the purpose of sponsoring the Fund, the Underlying Funds and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from such commodity pools to support its continued service for the Fund and the Underlying Funds. If the Sponsor discontinues its activities on behalf of the Fund or an Underlying Fund, the Fund may be adversely affected. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Fund or the Underlying Funds.

The Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

The Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Trust to terminate unless shareholders, holding a majority of the outstanding shares of the Fund; and each other fund that is a series of the Trust, voting together as a single class, elect within 90 days of the event to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate the Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. As of the date of this prospectus, the Fund pays the fees, costs, and expenses of its operations. If the Sponsor and the Fund are unable to raise sufficient funds so that the Fund’s expenses are reasonable in relation to the NAV, the Fund may be forced to terminate, and investors may lose all or part of their investment. Any expenses related to the operation of the Fund would need to be paid by the Fund at the time of termination. However, no level of losses will require the Sponsor to terminate the Fund. The Fund’s termination would result in the liquidation of its investments and the distribution of its remaining assets to the Shareholders on a pro rata basis in accordance with their Shares, and the Fund could incur losses in liquidating its investments in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

Termination of an Underlying Fund could result in a change in the nature of your investment in the Fund.

The Sponsor may terminate an Underlying Fund for any of the reasons that it may terminate the Fund. If an Underlying Fund is terminated, the Sponsor may invest the Fund’s assets directly in commodity interests in the Specified Commodity, but it is not obligated to do so. The Sponsor also might choose to allocate the assets of the Fund that had been invested in the terminated Underlying Fund among the remaining Underlying Funds or to invest such assets in another commodity pool investing in another commodity. While you will generally receive notice of these fundamental changes, you will not have voting rights with respect to them or other ability to influence the Sponsor’s decision.

The NYSE Arca may halt trading in the Shares of the Fund or the shares of an Underlying Fund which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund or shares of an Underlying Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of the Fund or shares of an Underlying Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of the Fund or the shares of an Underlying Fund will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

The lack of active trading markets for the Shares of the Fund or shares of an Underlying Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund or the shares of an Underlying Fund will be maintained. If you need to sell your Shares at a time when no active market for them or the shares of an Underlying Fund exist, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

As a Shareholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Shares do not involve the rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring shareholder oppression and derivative actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors, as the Trust does not have a board of directors, and generally will not receive regular distributions of the net income and capital gains earned by the Fund). The Fund is also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and the NYSE Arca governance rules (for example, audit committee requirements).

A court could potentially conclude that the assets and liabilities of the Fund are not segregated from those of another series of the Trust, thereby potentially exposing assets in the Fund to the liabilities of another series.

The Fund is a series of a Delaware statutory trust and not itself a legal entity separate from the other Teucrium Funds. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof is enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this inter-series limitation on liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for the Fund and account for the Fund separately from any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in the Fund to the liabilities of one or more of the Teucrium Funds and/or any other Trust series created in the future.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any Fund or Underlying Fund property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any Fund’s or Underlying Fund’s property. The Trust Agreement does not confer upon Shareholders the right to prosecute any such action, suit or other proceeding.

The Fund does not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains rather than distributing cash to Shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Fund generally will not distribute cash to Shareholders. In addition, the Underlying Funds generally will not distribute cash to their shareholders because the Sponsor reinvests any income and related gains of the Underlying Funds in Benchmark Component Futures Contracts or cash and cash equivalents. As a result, the Fund does not anticipate receiving cash distributions from the Underlying Funds. You should not invest in the Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason. Although the Fund does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its investments and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

There is a risk that the Fund and the Underlying Funds will not have sufficient net assets to compensate for the fees and expenses that they must pay and as such the expense ratio of the Fund and the Underlying Funds may be higher than that filed in this document or the documents of the Underlying Funds.

While the Fund does not directly pay any management fees or certain other types of expenses, the Fund does pay certain expenses directly, including certain administrative and accounting expenses. In addition, the Fund bears a proportionate share of Underlying Fund expenses as a shareholder of the Underlying Funds. Each Underlying Fund pays management fees at an annual rate of 1.00% of its average net assets, brokerage commissions and various other expenses from its ongoing operations (e.g., fees of the Administrator, Trustee and Marketing Agent). The estimated approximate percentage of selling price before waived expenses is 2.76% or $0.66 per share, based on the Fund assets, NAV per share and shares outstanding as of February 28, 2026. TAGS is a Fund of Funds and the expenses from the Underlying Funds flow through to the investor in TAGS. These fees and expenses must be paid in all events, regardless of the Fund’s and Underlying Funds’ total net assets.

The Fund and the Underlying Funds may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between clearing brokers and counterparties on the one hand and the Fund or an Underlying Fund, as applicable, on the other generally are terminable by the clearing brokers or counterparty upon notice to the Fund or Underlying Fund, as applicable. In addition, the agreements between the Fund or an Underlying Fund, as applicable, and its third-party service providers, such as the Marketing Agent and the Custodian, are generally terminable at specified intervals. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the Fund or an Underlying Fund intends to continue to operate. Comparable services from another party may not be available, or even if available, these services may not be available on terms as favorable as those of the expired or terminated arrangements.

The Underlying Funds, and thus the Fund may experience a higher breakeven if interest rates decline.

The Underlying Funds seek to earn interest on cash balances available for investment. If actual interest rates earned were to continue to fall and the Sponsor were not able to waive expenses sufficient to cover the deficit, the breakeven estimated by the Underlying Funds in this prospectus could be higher.

The Fund is not actively managed.

The Fund is not actively managed and is designed to track the combined performance of the Underlying Funds, regardless of whether the price of the Underlying Funds’ Benchmark Component Futures Contracts are flat, declining or rising. As a result, the Fund may sustain losses that may have been avoidable if the Fund was actively managed.

The Net Asset Value calculation of an Underlying Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of the net asset value calculation.

An Underlying Fund’s NAV includes, in part, any unrealized profits or losses on commodity interests. Under normal circumstances, the NAV reflects the settlement price of open Futures Contracts on the date when the NAV is being calculated as quoted on the applicable exchange. In instances when the quoted settlement price of Futures Contracts traded on an exchange may not be reflective of fair value based on market condition, generally due to the operation of daily limits or other rules of the exchange or otherwise, the NAV may not reflect the fair value of open futures contracts on such date. For purposes of financial statements and reports related to the Fund and the Underlying Funds, the Sponsor will recalculate the NAV where necessary to reflect the fair value of a Futures Contract when the Futures Contract closes at its price fluctuation limit for the day.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of the Fund.

If a substantial number of requests for redemption of Redemption Baskets are received by the Fund during a relatively short period of time, the Fund will generally need to sell shares of the Underlying Funds, increasing its trading costs. To the extent that the Fund’s sale of Underlying Fund shares on the secondary market results in redemption requests to an Underlying Fund, the Underlying Fund’s trading costs will increase, and it may be necessary to liquidate the Underlying Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation, resulting in an adverse effect on the NAVs of the Fund and Underlying Fund, which may result in losses.

Fund assets may be depleted if investment performance does not exceed fees.

In addition to certain fees paid to the Fund’s service providers, the Underlying Funds pay the Sponsor a fee of 1.00% of assets under management per annum, regardless of Fund performance. Over time, the Fund’s assets could be depleted if investment performance does not exceed such fees.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Purchasers, market makers, or other significant secondary-market participants which could adversely affect the market price of the Shares.

Only an Authorized Purchaser may engage in creation or redemption transactions directly with the Fund. The Fund has a limited number of institutions that act as Authorized Purchasers. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders with respect to the Fund and no other Authorized Purchaser is able to step forward to create or redeem Creation Units, Fund shares may trade at a discount to NAV and possibly face trading halts and/or delisting. In addition, a decision by a market maker, lead market maker, or other large investor to cease activities for the Fund or a decision by a secondary market participant to sell a significant number of the Fund’s Shares could adversely affect liquidity, the spread between the bid and ask quotes, and potentially the price of the Shares. The Sponsor can make no guarantees that participation by Authorized Purchasers or market makers will continue.

If a minimum number of Shares is outstanding, market makers may be less willing to purchase Shares in the secondary market which may limit your ability to sell Shares.

There is a minimum number of baskets and associated Shares specified for the Fund. If the Fund experienced redemptions that caused the number of Shares outstanding to decrease to the minimum level of Shares required to be outstanding, until the minimum, number of Shares is again exceeded through the purchase of a new Creation Basket, there can be no more redemptions by an Authorized Purchaser. In such case, market makers may be less willing to purchase Shares from investors in the secondary market, which may in turn limit the ability of Shareholders of the Fund to sell their Shares in the secondary market. The minimum level of Shares specified for the Fund is subject to change. The minimum level for the Fund is 50,000 Shares representing 4 baskets; as of February 28, 2026, there were 312,500 Shares outstanding. (The current number of Shares outstanding is posted daily on our website, www.teucrium.com.)

The postponement, suspension or rejection of redemption orders could adversely affect a shareholder redeeming their Shares in the Fund.

The resulting delay of any postponement, suspension or rejection may adversely affect the value of the Shareholders’ redemption proceeds if the NAV of the Fund declines during the period of delay.

The failure or bankruptcy of a clearing broker could result in substantial losses for an Underlying Fund; the clearing broker could be subject to proceedings that impair its ability to execute the Underlying Fund’s trades.

Under CFTC regulations, a clearing broker with respect to an Underlying Fund’s exchange-traded commodity interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Underlying Funds, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Underlying Funds (and, therefore, the Fund) also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear an Underlying Fund’s trades.

The failure or insolvency of the Fund’s Custodian or other financial institution in which the Fund or the Underlying Funds has deposits could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of the Underlying Funds’ assets are held in cash and cash equivalents with the Custodian and other financial institutions, if applicable. The insolvency of the Custodian and any financial institution in which the Underlying Funds holds cash and cash equivalents could result in a complete loss of the Underlying Funds’ assets. The Fund does not maintain large cash and/or cash equivalent deposits due to the nature of the investment in the shares of the Underlying Funds.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs, litigation, and diverted attention of Sponsor’s management.

Third parties may assert that the Sponsor has infringed or otherwise violated their intellectual property rights. Third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor and claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to determine the validity and scope of other parties’ proprietary rights or defend itself against claims that it has infringed or otherwise violated other parties’ rights. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert resources from the Fund, or require the Sponsor to change its proprietary software and other technology or enter into royalty or licensing agreements.

The Sponsor has a patent on certain business methods and procedures used with respect to the Fund and the Underlying Funds. The Sponsor utilizes certain proprietary software. Any unauthorized use of such proprietary software, business methods and/or procedures could adversely affect the competitive advantage of the Sponsor or the Fund and/or require the Sponsor to take legal action to protect its rights.

The Fund may experience substantial losses on transactions if the computer or communications system fails.

The Fund’s and Underlying Funds’ activities depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster, cyber-attack or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s, the Fund’s and the Underlying Funds’ reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded when necessary, the Fund’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Fund’s and Underlying Funds’ activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to effectively continue its trading activities. The Sponsor may have limited financial resources for these upgrades or other technological changes. The Fund’s future success may depend on the Sponsor’s ability to respond to changing technologies on a timely and cost-effective basis.

The Fund and the Underlying Funds depend on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

The Fund and Underlying Funds depend on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce the Fund’s available capital of the Fund or an Underlying Fund. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that an Underlying Fund will closely track its Benchmark. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

Natural disasters, public health disruptions (such as the COVID-19 pandemic), and international armed conflicts could impact the price of commodities and/or the value, pricing and liquidity of the Fund’s investments or assets which, in turn, could cause the loss of your investment in the Fund.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including public health disruptions, pandemics and epidemics (for example, the COVID-19 pandemic), can be highly disruptive to economies and markets.  Such events can, directly or indirectly, negatively impact, and/or cause volatility in, the price of commodities and the value, pricing, and liquidity of the investments or other assets held by the Fund and the Underlying Funds.

In late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict increased financial market volatility generally, had severe adverse effects on regional and global economic markets, and caused volatility in the price of agricultural products, including agricultural futures, and the share price of the Fund. Such events may occur in the future, due to the region’s importance to these markets, potential impacts to global transportation and shipping, and other supply chain disruptions, and adversely impact the Fund’s ability to achieve its investment objective. These events are unpredictable and may lead to extended periods of price volatility

Failures or breaches of electronic systems could disrupt the trading activity and materially affect the profitability of the Underlying Funds and the Fund.

Failures or breaches of the electronic systems of the Underlying Fund and/or the Fund, the Sponsor, the Custodian or other financial institutions in which the Underlying Funds or the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or other commodity interests are traded or cleared, or counterparties have the ability to cause disruptions and negatively impact the Fund’s business operations, potentially resulting in financial losses to the Fund and its shareholders. Such failures or breaches may include intentional cyber-attacks that may result in an unauthorized party gaining access to electronic systems in order to misappropriate the Fund’s assets or sensitive information. While the Fund has established business continuity plans and risk management systems seeking to address system breaches or failures, there are inherent limitations in such plans and systems. Furthermore, the Fund cannot control the cyber security plans and systems of the Custodian or other financial institutions in which the Fund invests, or the Fund’s other service providers, market makers, Authorized Purchasers, NYSE Arca, exchanges on which Futures Contracts or other commodity interests are traded or cleared, or counterparties.

An investment in a Fund faces numerous risks from its shares being traded in the secondary market, any of which may lead to the Fund’s shares trading at a premium or discount to NAV.

Although the Fund’s shares are listed for trading on the NYSE Arca, there can be no assurance that an active trading market for such shares will be maintained. Trading in the Fund’s shares may be halted due to market conditions or for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. There can be no assurance that the requirements of the NYSE Arca necessary to maintain the listing of the Fund will continue to be met or will remain unchanged or that the shares will trade with any volume, or at all. The NAV of the Fund’s shares will generally fluctuate with changes in the market value of the Fund’s portfolio holdings. The market prices of shares will generally fluctuate in accordance with changes in the Fund’s NAV and supply and demand of shares on the NYSE Arca. It cannot be predicted whether the Fund’s shares will trade below, at or above their NAV. Investors buying or selling Fund shares in the secondary market will pay brokerage commissions or other charges imposed by brokers as determined by that broker. Brokerage commissions are often a fixed amount and may be a significant proportional cost for investors seeking to buy or sell relatively small amounts of shares.

The NYSE Arca may halt trading in the Shares which would adversely impact your ability to sell Shares.

Trading in Shares of the Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

A suspension in the ability of Authorized Participants to create or redeem shares may adversely impact trading of the Fund’s shares in the secondary market.

            The ability of Authorized Participants to create or redeem shares may be suspended for several reasons, including but not limited to the Fund or the Underlying Fund voluntarily imposing such restrictions. A suspension in the ability of Authorized Participants to create or redeem Shares would have no impact on the Fund's investment objective; the Fund's investment objective would remain the same – to provide daily investment results that reflect the combined daily performance of the Underlying Funds, as measured by a benchmark. Nor would the Benchmark change – the benchmark would remain the same.

            With respect to the impact of a suspension on the price of Fund shares in the secondary market, Authorized Participants and other groups that make a market in shares of the Fund would likely continue to actively trade the Fund's shares. However, in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the shares. Specifically, such market participants may increase the spread between the prices that they quote for offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to create or redeem additional shares. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase the trading costs to investors in the Fund compared to the quotes and the number of shares on which bids and offers are made if the Authorized Participants still were able to freely create new baskets of shares. In addition, there could be a significant increase in the premium/discount between the market price at which shares are traded and the shares’ NAV. The NAV is the price at which the Fund can be created or redeemed by Authorized Participants.

The lack of active trading markets for the Shares of the Fund may result in losses on your investment in the Fund at the time of disposition of your Shares.

Although the Shares of the Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of the Fund will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than what you would receive if an active market did exist.

Risk of Leverage and Volatility

If an Underlying Fund becomes leveraged, the Fund could incur substantial losses if the Underlying Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in commodity interests are typically required to be secured by the deposit of margin funds or collateral that represents only a small percentage of the commodity interest’s entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling commodity interests with an aggregate notional amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage the assets of any Underlying Fund, it is not prohibited from doing so under the Trust Agreement. If the Sponsor were to cause or permit an Underlying Fund to become leveraged, the Fund could incur substantial losses if an Underlying Fund’s trading positions suddenly turn unprofitable.

The price of agricultural commodities can be volatile which could cause large fluctuations in the price of Shares.

        Movements in the price of agricultural commodities are outside of the Sponsor’s control and may not be anticipated by the Sponsor. As discussed in more detail above, price movements for agricultural commodities are influenced by, among other things, weather conditions, crop disease, crop failure, transportation and storage difficulties, production decisions, various planting, growing and harvesting problems, governmental policies, various economic and monetary events, changing demand, and seasonal fluctuations in supply. More generally, commodity prices may also be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, the introduction of or changes in tariffs or trade barriers, global or local recessions, and changes in the philosophies and emotions of market participants. Additionally, war and other geopolitical events in eastern Europe, including but not limited to Russia and Ukraine and conflicts in the Middle East, may cause volatility in commodity prices including energy and grains prices, due to the region’s importance to these markets, impacts to global transportation and shipping, and other supply chain disruptions. These events are unpredictable and may lead to extended periods of price volatility. Because the Fund is exposed primarily to interests in agricultural commodities, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Over the counter (“OTC”) Contract Risk

OTC transactions are subject to changing regulation.

A portion of the Fund’s assets may be used to trade OTC commodity interests of the Underlying Funds, such as forward contracts or swaps. Regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts terms that delay or restrict the rights of counterparties to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to the Fund’s counterparties located in those jurisdictions. While the Fund currently does not generally engage in uncleared OTC swaps, to the extent they do so in the future, these requirements could adversely affect the Fund’s ability to terminate any existing derivatives contracts, exercise default rights, or satisfy obligations owed to it with collateral received under such contracts if the Fund’s counterparty and/or its affiliates is subject to resolution or insolvency proceedings.

The Underlying Funds will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Underlying Funds.

The Underlying Funds face the risk of non-performance by the counterparties to OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to an Underlying Fund, in which case the Underlying Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Underlying Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, the Underlying Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of the Underlying Fund’s NAV and, indirectly, the Fund’s NAV. The Underlying Fund may eventually obtain only limited recovery or no recovery in such circumstances. Failure by an Underlying Fund to recover sufficient amounts in the event of a counterparty default could result in losses to the Underlying Fund and impact its NAV, which could result in corresponding adverse effects on the Fund.

The Underlying Funds may be subject to liquidity risk with respect to OTC contracts.

OTC contracts may have terms that make them less marketable than Futures Contracts. OTC contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

The foregoing liquidity risks could impact adversely affect the Fund’s ability to meet its investment objective.

In addition, regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts, terms that delay or restrict the rights of counterparties (such as the Funds) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-US jurisdictions that may apply to a Fund’s counterparties located in those jurisdictions. It is possible that these new requirements, as well as potential additional related government regulation, could adversely affect a Fund’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.

Risk of Trading in International Markets

Trading in international markets would expose the Underlying Funds to credit and regulatory risk.

A significant portion of the Futures Contracts entered into by the Underlying Funds will be traded on United States exchanges including the CBOT and ICE Futures. However, a portion of the Underlying Funds’ trades may take place on markets or exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Underlying Funds, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Underlying Funds have less legal and regulatory protection than they do when they trade domestically. Currently the Fund does not place any trades for the Fund or the Underlying Funds on any markets or exchanges outside of the United States and does not anticipate doing so in the near future.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes an Underlying Fund to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject the Underlying Funds to foreign exchange risk.

The price of any non-U.S. commodity interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. However, a portion of the trades for Fund or the Underlying Funds may take place in markets and on exchanges outside of the U.S. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to the Underlying Fund even if the contract is profitable.

The Underlying Funds’ international trading could expose them to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Underlying Funds may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

The CFTC’s implementation of its regulations under the Dodd-Frank Act may further affect the Underlying Funds’ ability to enter into foreign exchange contracts and to hedge exposure to foreign exchange losses.

Tax Risks

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Your tax liability from holding Shares may exceed the amount of distributions, if any, on your Shares.

Cash or property will be distributed by the Fund at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Shares. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of the Fund’s taxable income, without regard to whether you receive distributions of the amount of any distributions. Therefore, the tax liability resulting from your ownership of Shares may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for U.S. federal income tax purposes may differ from your economic income or loss on your Shares.

Due to the application of the assumptions and conventions applied by the Fund and the Underlying Funds in making allocations for U.S. federal income tax purposes and other factors, your allocable share of the Fund’s income, gain, deduction or loss may be different than your economic profit or loss from your Shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated (or for taxable years beginning after December 31, 2017, the Fund itself could be liable for U.S. federal income tax along with any interest or penalties) if the IRS does not accept the assumptions and conventions applied by the Fund in allocating those items, with potential adverse tax consequences for you.

The Fund (and each Underlying Fund) intends to be treated as a partnership for U.S. federal income tax purposes. The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to publicly traded partnerships, such as the Fund, is in many respects uncertain. The Fund applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects Shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, however, and it is possible that the U.S. Internal Revenue Service (the “IRS”) will successfully challenge our allocation methods and require us to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects you. If this occurs, you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

In addition, for taxable years beginning after December 31, 2017, the Fund may be liable for U.S. federal income tax on any “imputed underpayment” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If the Fund is required to pay any U.S. federal income tax on any imputed underpayment, the resulting tax liability would reduce the net assets of the Fund and would likely have an adverse impact on the value of the Shares. In such a case, the tax liability would in effect be borne by Shareholders that own Shares at the time of such assessment, which may be different persons, or persons with different ownership percentages, than persons owning Shares for the tax year under audit. Under certain circumstances, the Fund may be eligible to make an election to cause Shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership such as the Fund to make this election is uncertain. If the election is made, the Fund would be required to provide Shareholders who owned beneficial interests in the Shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. For an additional discussion please see “U.S. Federal Income Tax Considerations – Other Tax Matters.”

If the Fund is required to withhold tax with respect to any Non-U.S. Shareholders, all Shareholders may bear the cost of such withholding.

Under certain circumstances, the Fund may be required to pay withholding tax with respect to allocations to Non-U.S. Shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. Shareholder, the Fund may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. Shareholder on whose behalf such amounts were withheld since the Fund does not intend to make any distributions. Under such circumstances, all Shareholders may bear the economic cost of the withholding, not just the Shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of your Shares.

The Fund could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of your Shares.

The Trust has received an opinion of counsel that, under current U.S. federal income tax laws, the Fund will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that, among other things, (i) at least 90 percent of the Fund’s (and each Underlying Fund’s) annual gross income consists of “qualifying income” as defined in the Code, (ii) the Fund is organized and operated in accordance with its governing agreements and applicable law, and (iii) the Fund does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although the Sponsor anticipates that the Fund has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Fund has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that the Fund is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Shareholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Shares, any distributions would be taxable to Shareholders as dividend income to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets. Taxation of the Fund as a corporation could materially reduce the after-tax return on an investment in Shares and could substantially reduce the value of your Shares.

Tax legislation that has been or could be enacted may affect you with respect to your investment in the Fund.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect the Fund and its Shareholders. Please consult a tax advisor regarding the implications of an investment in Shares of the Teucrium Funds, including without limitation the federal, state, local and foreign tax consequences.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN SHARES; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

THE OFFERING

The Fund in General

The Fund’s investment objective is to provide investors with a cost-effective way to gain price exposure to a weighted average of four agricultural commodity markets for future delivery. The Sponsor developed each Underlying Fund’s Benchmark as a representation of the corn, soybean, wheat, or sugar market for future delivery.

Under normal market conditions, the Fund will invest in the Shares of the Underlying Funds and, to a lesser extent, cash equivalents. The Sponsor believes that by investing in the Underlying Funds, the Fund’s NAV will closely track the combined performance of the Underlying Fund. The Sponsor also believes that because of market arbitrage opportunities, the market price at which investors will purchase and sell Shares through their broker-dealer will closely track the Fund’s NAV. The Sponsor believes that the net effect of these relationships is that the Fund’s market price on the NYSE Arca at which investors purchase and sell Shares will closely track the commodities markets for future delivery in which the Underlying Funds invest.

The Underlying Funds seek to achieve their investment objectives by investing in the Benchmark Component Futures Contracts. However, if necessary, in order to comply with regulatory requirements or in view of conditions in the futures market (including a potential lack of liquidity in the futures market for the Benchmark Component Futures Contracts), the Underlying Funds will invest in futures contracts other than the Benchmark Component Futures Contracts or in swap agreements, forward contracts and options. These investments may impact the Fund's performance and its ability to track the Benchmark.

Consistent with applicable provisions of the Trust Agreement and Delaware law, the Fund has broad authority to make changes to the Fund’s operations. Consistent with this authority, the Fund, in its sole discretion and without shareholder approval or advance notice, may change its investment objective, Benchmark or investment strategies. The Fund has no current intention to make any such change, and any change is subject to applicable regulatory requirements, including, but not limited to, any requirement to amend applicable listing rules of the NYSE.

The reasons for and circumstances that may trigger any such changes may vary widely and cannot be predicted. However, by way of example, the Fund may change the weighting or underlying components of the Benchmark in furtherance of the Fund’s investment objective of tracking the combined daily performance of the Underlying Funds. This could be done for a variety of market conditions, including a potential or actual imposition of position limits by the CFTC or futures exchange rules, or the imposition of risk mitigation measures by a futures commission merchant restricts the ability of an Underlying Fund to invest in its current Benchmark Component Futures Contracts. The Fund and the applicable Underlying Fund would file a current report on Form 8-K and a prospectus supplement to describe any such change and the effective date of the change. Shareholders may modify their holdings of the Fund’s shares in response to any change by purchasing or selling Fund shares through their broker-dealer.

The Fund is organized as a series of the Teucrium Commodity Trust, a statutory trust organized under the laws of the State of Delaware on September 11, 2009. Currently, the Trust has five series that are separate operating commodity pools: the Teucrium Corn Fund, the Teucrium Wheat Fund, the Teucrium Soybean Fund, the Teucrium Sugar Fund, and the Teucrium Agricultural Fund. Additional series of the Trust may be created in the future at the Sponsor’s discretion. The Fund maintains its main business office at Three Main Street, Suite 215, Burlington Vermont 05401. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which is dated as of December 18, 2025 and grants full management control to the Sponsor.

See “Prior Performance of the Fund” on page 33 for more information about prior performance of the Fund.

The Sponsor

The Sponsor of the Trust is Teucrium Trading, LLC, a Delaware limited liability company. The principal office of the Sponsor and the Trust are located at Three Main Street, Suite 215, Burlington, Vermont 05401. The Sponsor registered as a CPO and a CTA with the CFTC and became a member of the NFA on November 10, 2009. The Sponsor registered as a Commodity Trading Advisor (“CTA”) with the CFTC effective September 8, 2017. Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC, is a Delaware limited liability company, which was formed on January 4, 2022. Teucrium Investment Advisors, LLC is a U.S. SEC registered investment advisor. Teucrium Investment Advisors, LLC was registered with the CFTC as a CPO on May 2, 2022, a CTA on May 2, 2022, and a Swap Firm on May 9, 2022. Teucrium Investment Advisors, LLC became a member of the NFA on May 9, 2022. Teucrium Asset Management, LLC (“TAM”), a wholly owned subsidiary of the Sponsor, is a Delaware limited liability company, which was formed on September 15, 2025. TAM was established for the purpose of acting as sponsor of exchange traded investment products that will hold only spot commodities. TAM does not currently sponsor or manage any active investment products.

Aside from establishing the series of the Trust, operating those series that have commenced offering their shares, and obtaining capital from a small number of outside investors in order to engage in these activities, the Sponsor has not engaged in any other business activity prior to the date of this prospectus. Under the Trust Agreement, the Sponsor is solely responsible for management and conducts or directs the conduct of the business of the Trust, the Fund, and any series of the Trust that may from time to time be established and designated by the Sponsor. The Sponsor is required to oversee the purchase and sale of Shares by Authorized Purchasers and to manage the Fund’s investments, including to evaluate the credit risk of FCMs and swap counterparties and to review daily positions and margin/collateral requirements. The Sponsor has the power to enter into agreements as may be necessary or appropriate for the offer and sale of the Fund’s Shares and the conduct of the Trust’s activities. Accordingly, the Sponsor is responsible for selecting service providers such as the Trustee, Administrator, Marketing Agent, the independent registered public accounting firm of the Trust, and any legal counsel employed by the Trust. The Sponsor is also responsible for preparing and filing periodic reports on behalf of the Trust with the SEC and will provide any required certification for such reports. No person other than the Sponsor and its principals was involved in the organization of the Trust or the Fund.

The Sponsor may determine to engage marketing agents who will assist the Sponsor in marketing the Shares. See “Plan of Distribution” for more information.

The Sponsor maintains a public website on behalf of the Fund and the Underlying Funds, www.teucrium.com, which contains information about the Trust, the Fund and the Shares, and oversees certain services for the benefit of Shareholders.

The Sponsor has discretion to appoint one or more of its affiliates as additional Sponsors.

The Sponsor does not receive any management fee or other fee or compensation from the Fund. For services performed under the Trust Agreement, the Sponsor receives a fee, accrued daily and paid monthly, at an annual rate of 1.00% of the average daily net assets of each Underlying Fund. Each of the Fund and the Underlying Funds are responsible for other ongoing fees, costs and expenses of their respective operations, including brokerage fees, SEC and FINRA registration fees and legal, printing, accounting, custodial, administration and transfer agency costs, although the Sponsor bears the costs and expenses related to the initial offer and sale of Shares of the Fund and the shares each Underlying Fund. None of the costs and expenses related to the initial registration, offer and sale of Shares, which total approximately $293,650, are chargeable to the Fund, and the Sponsor may not recover any of these costs and expenses from the Fund.

Shareholders have no right to elect the Sponsor on an annual or any other continuing basis or to remove the Sponsor. If the Sponsor voluntarily withdraws, the holders of a majority of the outstanding shares of the Fund and each other fund that is a series of the Trust voting together as a single class (excluding for purposes of such determination Shares owned by the withdrawing Sponsor and its affiliates) may elect its successor. Prior to withdrawing, the Sponsor must give ninety days’ written notice to the holders of the Trust’s outstanding Shares and the Trustee.

Ownership or “membership” interests in the Sponsor are owned by persons referred to as “members.” The Sponsor currently has three voting or “Class A” members – Mr. Sal Gilbertie, Mr. Carl N. Miller III, and Van Eck Associates Corporation – and a small number of non-voting or “Class B” members who have provided working capital to the Sponsor. Mr. Gilbertie owns 46%, Van Eck Associates Corporation owns 49% of the Sponsor’s Class A membership interests, while Mr. Miller holds the remainder, which is 5%.

The Sponsor has an information security program and policy in place. The program takes reasonable care to look beyond the security and controls developed and implemented for the Trust and the Funds directly to the platforms and controls in place for the key service providers. Such review of cybersecurity and information technology plans of key service providers are part of the Sponsor’s disaster recovery and business continuity planning. The Sponsor provides regular training to all employees of the Sponsor regarding cybersecurity topics, in addition to real-time dissemination of information regarding cybersecurity matters as needed. The information security plan is reviewed and updated as needed, but at a minimum on an annual basis.

Management of the Sponsor

In general, under the Sponsor’s Amended and Restated Limited Liability Company Operating Agreement, as amended from time to time, the Sponsor (and as a result the Trust and each Fund) is managed by the officers of the Sponsor. The Chief Executive Officer of the Sponsor is responsible for the overall strategic direction of the Sponsor and has general control of its business. The Chief Investment Officer and President of the Sponsor is primarily responsible for new investment product development with respect to the Funds. The Chief Operating Officer has primary responsibility for trade operations, trade execution, and portfolio activities with respect to the Fund. The Chief Financial Officer and Chief Accounting Officer act as the Sponsor’s principal financial and accounting officers. The Chief Compliance Officer has primary responsibility for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory requirements. Furthermore, certain fundamental actions regarding the Sponsor, such as the removal of officers, the addition or substitution of members, or the incurrence of liabilities other than those incurred in the ordinary course of business and de minimis liabilities, may not be taken without the affirmative vote of a majority of the Class A members (which is generally defined as the affirmative vote of each Mr. Gilbertie and Van Eck Associates Corporation). The Sponsor has no board of directors, and the Trust has no board of directors or officers. The three Class A members of the Sponsor are Sal Gilbertie, Carl N. Miller III, and Van Eck Associates Corporation.

The Officers of the Sponsor, one of whom is a Class A Member of the Sponsor, are the following:

Sal Gilbertie has been the President of the Sponsor since its inception, its Chief Investment Officer since September 2011, and its Chief Executive Officer and Secretary since September 17, 2018, and was approved by the NFA as a principal of the Sponsor on September 23, 2009 and registered as an associated person of the Sponsor on November 10, 2009. He maintains his main business office at 65 Adams Road, Easton, Connecticut 06612. Mr. Gilbertie was formerly served as NFA Branch Manager for this location. Mr. Gilbertie is an officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC effective January 21, 2022. Mr. Gilbertie was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on April 28, 2022. Mr. Gilbertie is the Chief Executive Officer of Teucrium Asset Management, LLC, a wholly owned subsidiary of Teucrium Trading, LLC, effective September 15, 2025. Mr. Gilbertie was registered as an associated person of Teucrium Investment Advisors LLC on May 2, 2022. Mr. Gilbertie will generally assume the same roles and duties held in the parent company within each subsidiary of the Sponsor, including the management of all listed products and related service activities, as well as the general oversight of the business of the Sponsor and its subsidiaries. From October 2005 until December 2009, Mr. Gilbertie was employed by Newedge USA, LLC, an FCM and broker-dealer registered with the CFTC and the SEC, where he headed the Renewable Fuels/Energy Derivatives OTC Execution Desk and was an active futures contract and OTC derivatives trader and market maker in multiple classes of commodities. (Between January 2008 and October 2008, he also held a comparable position with Newedge Financial, Inc., an FCM and an affiliate of Newedge USA, LLC.) From October 1998 until October 2005, Mr. Gilbertie was principal and co-founder of Cambial Asset Management, LLC, an adviser to two private funds that focused on equity options, and Cambial Financing Dynamics, a private boutique investment bank. While at Cambial Asset Management, LLC and Cambial Financing Dynamics, Mr. Gilbertie served as principal and managed the day to day activities of the business and the portfolio of both companies. Mr. Gilbertie is 65 years old.

Cory Mullen-Rusin has been the Chief Financial Officer and Chief Accounting Officer of the Sponsor since September 17, 2018 and Ms. Mullen-Rusin has primary responsibility for the financial management, compliance and reporting of the Sponsor and is in charge of its books of account and accounting records, and its accounting procedures. She maintains her main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. Ms. Mullen-Rusin was approved by the NFA as a Principal of the Sponsor on October 8, 2018. Ms. Mullen-Rusin began working for the Sponsor in September 2011 and worked directly with the former CFO at the Sponsor for seven years. Her responsibilities included aspects of financial planning, financial operations, and financial reporting for the Trust and the Sponsor. Additionally, Ms. Mullen-Rusin was the Chief Compliance Officer of the Sponsor from September 17, 2018, through December 31, 2025. In that role, she had primary responsibility for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory agency requirements. Ms. Mullen-Rusin is an officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC effective January 21, 2022. Ms. Mullen-Rusin is Chief Financial Officer of Teucrium Asset Management, LLC, a wholly owned subsidiary of Teucrium Trading, LLC, effective September 15, 2025. Ms. Mullen-Rusin was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on April 28, 2022. Ms. Mullen-Rusin generally assumes the same roles and duties held in the parent company within each subsidiary of the Sponsor, including primary responsibility for the financial management, compliance and reporting of the entity, as well as primary responsibility for its books of account and accounting records, and its accounting procedures. Ms. Mullen-Rusin graduated from Boston College with a Bachelor of Arts and Science in Communications in 2009, where she was a four-year scholarship player on the NCAA Division I Women’s Basketball team. In 2017, she earned a Master of Business Administration from Nichols College. Ms. Mullen-Rusin is 38 years old.

Springer Harris, Chief Operating Officer, began working for Teucrium Trading in April 2011 as Director of Operations, working directly under the former COO for 13 years. Mr. Harris has served in numerous regulatory and supervisory roles throughout his tenure. He was registered as an Associated Person and NFA Associate Member of Teucrium Trading LLC beginning May 31, 2011, and was approved as Branch Manager on October 1, 2012. He also became a Swap Associated Person in October 2012. He served as the Vermont Branch Manager until his withdrawal from that role on November 18, 2019. In 2024, Mr. Harris was approved as a Principal of Teucrium Trading LLC on June 17, 2024. On the same date, he was also approved as a Principal, NFA Associate Member, Associated Person, and Swap Associated Person of Teucrium Investment Advisors LLC, a wholly owned subsidiary of Teucrium Trading. Mr. Harris is Chief Operating Officer of Teucrium Asset Management, LLC, a wholly owned subsidiary of Teucrium Trading, LLC, effective September 15, 2025. In late 2023, Mr. Harris was briefly employed by Kelly Strategic Management LLC. Kelly Strategic Management LLC was approved as a Member of the NFA and registered as a CPO on September 29, 2023. Subsequently, the firm voluntarily withdrew its NFA membership and CPO registration, with the withdrawal becoming effective on November 9, 2023. Mr. Harris was approved as a Principal and registered as an Associated Person and NFA Associate Member between September 28 and 29, 2023. These roles were subsequently withdrawn on November 9, 2023. His association with the firm was in anticipation of the launch of a fund for which Teucrium and Mr. Harris were expected to provide trading and portfolio management services. Mr. Harris has also served as a FINRA Supervising Principal from 2014 to 2021. He heads ETF Solutions by Teucrium, Teucrium's multi-asset white-label ETF platform, which assists a diverse range of clients—from individuals to large asset managers—in launching their ETFs efficiently. On June 14, 2024, Mr. Harris was appointed COO of Teucrium Trading by majority vote of the Class A Members and assumed primary responsibility for the Trade Operations for the Funds. He is primarily responsible for making trading and investment decisions for the Funds and for directing the Funds’ trades for execution. He also holds the role of Chief Operating Officer at Teucrium Investment Advisors, LLC, generally assuming the same duties and responsibilities as within the parent company, including primary responsibility for making trading and investment decisions and for directing trades for execution. He graduated Cum Laude with a B.A. in Business Management from Washington College, where he was a four-year member and two-year captain of the Men’s Rowing Team. Mr. Harris maintains his main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. He is 37 years old.

Christi Powitzky has been the Chief Compliance Officer of the Sponsor since January 1, 2026 and was approved by the NFA as a Principal of the Sponsor on January 2, 2026. Ms. Powitzky is responsible for developing, instituting, and monitoring the effectiveness of processes and procedures to comply with all regulatory requirements.  Ms. Powitzky has over fifteen years of experience as a compliance officer. Ms. Powitzky has been the Chief Compliance Officer of Teucrium Investment Advisors, LLC, a wholly owned subsidiary of Teucrium Trading, LLC since August 2025. Ms. Powitzky was approved by the NFA as a Principal of Teucrium Investment Advisors, LLC on August 22, 2025. Ms. Powitzky generally assumes the same roles and duties in the subsidiary as in the parent company. Prior to joining the Sponsor, Ms. Powitzky served as Chief Compliance Officer of the Listed Funds Trust, an open-end management investment company consisting of multiple investment series, from June 2022 to August 2025. From June 2021 to July 2022, Ms. Powitzky was a Principal Consultant at ACA Group, a financial services company. From November 2018 to June 2021, Ms. Powitzky served as the Lead Manager of Global Communications Compliance for T. Rowe Price, a global investment management firm. Ms. Powitzky received her Bachelor of Science in Education from the University of Texas at Austin and her Master of Business Administration in Finance from the University of Houston. She maintains her main business office at Three Main Street, Suite 215, Burlington, Vermont 05401. She is 52 years old.

Messrs. Gilbertie and Harris, Van Eck Associates Corporation, Ms. Mullen-Rusin, and Ms. Powitzky are “principals,” as that term is defined in CFTC Rule 3.1, of the Sponsor and Teucrium Investment Advisors, LLC. These persons are principals due to their positions and/or due to their ownership interests in the Sponsor. GFI Group LLC is a principal under CFTC Rules due to its ownership of certain non-voting securities of the Sponsor and Teucrium Investment Advisors, LLC. NMSIC Classic LLC is a principal under CFTC Rules due to its greater than 10% capital contribution to the Sponsor. The Sponsor is a listed principal of Teucrium Investment Advisors, LLC due to its 100% ownership of the entity

As of December 31, 2025, the Fund had approximately 1,812 Shareholders.

Prior Performance of the Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The Teucrium Agricultural Fund commenced trading and investment operations on March 28, 2012. The Teucrium Agricultural Fund is listed on NYSE Arca and is neither: (i) a privately offered pool pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended; (ii) a multi-advisor pool as defined in CFTC Regulation 4.10(d)(2); or (iii) a principal-protected pool as defined in CFTC Regulation 4.10(d)(3).

Units of beneficial interest issued (from inception until February 28, 2026)	2,337,500
Aggregate gross sale price for units issued	$78,735,551
Pool NAV as of February 28, 2026	$7,458,615
NAV per Share as of February 28, 2026	$23.87
Worst monthly percentage drawdown*	-9.38% / Jun 2022
Worst peak to valley drawdown**	-33.59% / Apr 2022 – Jan 2026

* A drawdown is a loss experienced by the fund over a specified period. Drawdowns are measured on the basis of monthly returns only and do not reflect intra-month figures. The worst monthly percentage drawdown reflects the largest single month loss sustained over the most recent five calendar years and the current year to date.

** The worst peak to valley drawdown is the largest percentage decline in the NAV per unit over the most recent five calendar years and the current year to date. This need not be a continuous decline but can be a series of positive and negative returns. Worst peak to valley drawdown represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak to valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the drawdown would have ended as of the end of February at the $2 level.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2021	2022	2023	2024	2025	2026
January	4.18%	2.22%	0.60%	(0.88)%	2.94%	(0.43)%
February	3.46%	8.52%	(3.66)%	(5.34)%	(1.31)%	4.51%
March	(1.53)%	8.33%	2.19%	2.56%	(0.99)%	0%
April	13.71%	5.93%	(0.43)%	(2.62)%	(2.05)%	0%
May	(1.02)%	(0.22)%	(4.34)%	2.08%	(0.67)%	0%
June	3.26%	(9.38)%	2.57%	(6.00)%	(1.74)%	0%
July	(1.21)%	(3.12)%	3.72%	(5.08)%	(1.96)%	0%
August	2.70%	2.16%	(2.11)%	0.11%	1.58%	0%
September	(0.60)%	0.99%	(1.52)%	6.81%	(2.91)%	0%
October	2.16%	0.52%	1.24%	(3.06)%	0.01%	00%
November	(1.70)%	(0.75)%	0.55%	(3.25)%	1.58%	0%
December	2.34%	1.12%	(4.60)%	(0.46)%	(3.25)%	0%
Annual Rate of Return	27.85%	16.06%	(6.04)%	(14.79)%	(8.61)%	4.05%**

* The monthly rate of return is calculated by dividing the ending NAV for a given month by the ending NAV for the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.

** Not annualized.

The Trustee

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trust Agreement provides that the Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares.

            Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and the Fund.  The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

Operation of the Fund

The Fund seeks to provide daily investment results that reflect the combined daily performance of the Underlying Funds. Under normal market conditions, the Fund seeks to achieve its investment objective generally by investing equally in shares of each Underlying Fund and, to a lesser extent, cash equivalents. The Fund’s investments in shares of Underlying Funds is rebalanced, generally on a daily basis, in order to maintain approximately a 25% allocation of the Fund’s assets to each Underlying Fund.

The investment objective of each Underlying Fund is to have the daily changes in percentage terms of its Shares’ NAV reflect the daily changes in percentage terms of the Underlying Fund’s Benchmark. Specifically, the Teucrium Corn Fund’s Benchmark is: (1) the second to expire Futures Contract for corn traded on the CBOT, weighted 35%, (2) the third to expire CBOT corn Futures Contract, weighted 30%, and (3) the CBOT Corn Futures Contract expiring in the December following the expiration month of the third to expire contract, weighted 35%. The Teucrium Wheat Fund’s Benchmark is: (1) the second to expire CBOT Wheat Futures Contract, weighted 35%, (2) the third to expire CBOT wheat Futures Contract, weighted 30%, and (3) the CBOT Wheat Futures Contract expiring in the December following the expiration month of the third to expire contract, weighted 35%. The Teucrium Soybean Fund’s Benchmark is: (1) the second to expire CBOT Soybean Futures Contract, weighted 35%, (2) the third to expire CBOT Soybean Futures Contract, weighted 30%, and (3) the CBOT Soybean Futures Contract expiring in the November following the expiration month of the third to expire contract, weighted 35%, except that CBOT Soybean Futures Contracts expiring in August and September will not be part of the Teucrium Soybean Fund’s Benchmark because of the less liquid market for these Futures Contracts. The Teucrium Sugar Fund’s Benchmark is: (1) the second to expire Sugar No. 11 Futures Contract traded on ICE Futures, weighted 35%, (2) the third to expire ICE Futures Sugar No. 11 Futures Contract, weighted 30%, and (3) the ICE Futures Sugar No. 11 Futures Contract expiring in the March following the expiration month of the third to expire contract, weighted 35%.

Each Underlying Fund seeks to achieve its investment objective by investing under normal market conditions in Benchmark Component Futures Contracts or, in certain circumstances, in other Futures Contracts for its Specified Commodity. In addition, and to a limited extent, an Underlying Fund also may invest in exchange-traded options on Futures Contracts and in Cleared Swaps for its Specified Commodity in furtherance of the Underlying Fund's investment objective. Once position limits or accountability levels on Futures Contracts on an Underlying Fund’s Specified Commodity are applicable, each Underlying Fund's intention is to invest in other commodity interests on its Specified Commodity. See “The Offering – Futures Contracts” below. By utilizing certain or all of these investments, the Sponsor endeavors to cause each Underlying Fund's performance to closely track that of its Benchmark.

The Underlying Funds invest in commodity interests to the fullest extent possible without being leveraged or unable to satisfy their current or potential margin or collateral obligations with respect to its investments in commodity interests. After fulfilling such margin and collateral requirements, the Underlying Funds invest the remainder of its proceeds from the sale of baskets in short-term Treasury Securities, cash and/or cash equivalents, including money market funds and investment grade commercial paper. Therefore, the focus of the Sponsor in managing the Underlying Funds is investing in Commodity interests and in cash and/or cash equivalents. The Sponsor expects to manage the Fund’s and Underlying Funds’ investments directly, although the Sponsor has been authorized by the Trust to retain, establish the terms of retention for, and terminate third-party commodity trading advisors to provide such management. The Sponsor has substantial discretion in managing the Fund’s and Underlying Funds’ investments consistent with meeting their investment objectives, including the discretion: (1) to choose whether to invest an Underlying Fund’s assets in the Benchmark Component Futures Contracts or other Futures Contracts or other commodity interests with similar investment characteristics; (2) to choose when to “roll” the Underlying Fund’s positions in commodity interests as described below, and (3) to manage the Fund’s and Underlying Funds’ investments in short-term Treasury Securities and cash and cash equivalents.

Each Underlying Fund seeks to achieve its investment objectives primarily by investing in Benchmark Component Futures Contracts changes in its NAV will closely track the changes in its Benchmark. Each Underlying Fund’s positions in Benchmark Component Futures Contracts are changed or “rolled” on a regular basis in order to track the changing nature of its Benchmark. For example, several times a year (on the dates on which Futures Contracts on the Underlying Fund’s Specified Commodity specific commodity expire), a particular Futures Contract will no longer be a Benchmark Component Futures Contract, and the Underlying Fund’s investments will have to be changed accordingly. In order that the Underlying Funds’ trading does not cause unwanted market movements and to make it more difficult for third parties to profit by trading based on such expected market movements, the Underlying Funds’ investments may not be rolled entirely on that day, but rather may be rolled over a period of days.

The total portfolio composition of the Fund and Underlying Funds is disclosed each business day that the NYSE Arca is open for trading on the Fund’s website at www.teucrium.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Underlying Fund and each cash equivalent, and the amount of cash, held in the Fund’s portfolio, and the name and value of each Futures Contract and Cleared Swap, the specific types of other commodity interests and characteristics of such other commodity interests, the name and value of each short-term Treasury Security and cash equivalent, and the amount of cash held in each Underlying Fund’s portfolio. The Fund’s website is publicly accessible at no charge.

The Shares issued by the Fund may only be purchased by Authorized Purchasers and only in blocks of 12,500 Shares called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Shares in the Creation Basket. Similarly, only Authorized Purchasers may redeem Shares and only in blocks of 12,500 Shares called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Shares in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the Fund. The NYSE Arca publishes an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Fund issues Shares only in Creation Baskets, Shares may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by the specialist firm(s). Like any listed security, Shares can be purchased and sold at any time a secondary market is open.

The Investment Strategies of the Fund and the Underlying Funds

In managing the Fund’s and Underlying Funds’ assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets of Fund Shares are purchased or redeemed, the Sponsor will purchase or sell shares of the Underlying Funds in the secondary market. While the Fund will not cause Authorized Purchasers to purchase or redeem baskets on its behalf, the demand for Underlying Fund shares caused by the Fund’s trades may cause an Authorized Purchaser to create independently one or more baskets of one or more of the Underlying Funds. When one or more baskets of shares of an Underlying Fund are purchased or redeemed, commodity interests are purchased or sold with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by the Fund, that the closing NAV per Share is $25.00, and that the basket size for the Fund is 12,500 shares. In that case, the Fund would receive $312,500 in proceeds from the sale of the Creation Basket ($25.00 NAV per Share multiplied by 12,500 Shares and ignoring any Creation Basket fee). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Shares of the Underlying Funds and that the NAV of each share is $18, the Fund would be unable to buy an exact number of Shares with an aggregate market value equal to $312,500. Instead, the Fund would be able to purchase 17,361 Shares with an aggregate market value of $312,498. The remainder of the proceeds from the sale of the Creation Basket, $2.00, would remain invested in cash and/or cash equivalents, as determined by the Sponsor from time to time based on factors such as anticipated redemptions.

The Sponsor does not anticipate letting the Underlying Funds’ Futures Contracts expire and taking delivery of a Specified Commodity. Instead, the Sponsor closes out existing positions, e.g., in response to ongoing changes in an Underlying Fund’s Benchmark or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new commodity interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

Futures Contracts

Futures Contracts are agreements between two parties that are executed on a designated contract market (“DCM”), i.e., a commodity futures exchange, and that are cleared and margined through a derivatives clearing organization (“DCO”), i.e., a clearing house. One party agrees to buy a commodity from the other party at a later date at a price and quantity; agreed upon when the contract is made. In market terminology, a party who purchases a Futures Contract is long in the market and a party who sells a Futures Contract is short in the market. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical Futures Contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the Futures Contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader.

If the price of the commodity increases after the original Futures Contract is entered into, the buyer of the Futures Contract will generally be able to sell a Futures Contract to close out its original long position at a price higher than that at which the original contract was purchased, generally resulting in a profit to the buyer. Conversely, the seller of a Futures Contract will generally profit if the price of the underlying commodity decreases, as it will generally be able to buy a Futures Contract to close out its original short position at a price lower than that at which the original contract was sold. Because the Underlying Funds seek to track their Benchmarks directly and profit when the price of the Specified Commodity and, as a likely result of an increase in the price of the Specified Commodity, the price of Futures Contracts on the Specified Commodity specific commodity increases, each Underlying Fund will generally be long in the market for its Specified Commodity and will generally sell Futures Contracts only to close out existing long positions.

Futures Contracts are typically traded on futures exchanges (i.e., DCMs) such as the CBOT and ICE Futures, which provide centralized market facilities in which multiple persons may trade contracts. Members of a particular futures exchange and the trades executed on such exchange are subject to the rules of that exchange. Futures exchanges and their related clearing organizations (i.e., DCOs) are given reasonable latitude in promulgating rules and regulations to control and regulate their members.

Trades on a futures exchange are generally cleared by the DCO, which provides services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange. The clearing organization effectively becomes the other party to the trade, and each clearing member party to the trade looks only to the clearing organization for performance.

Futures Contracts on corn, wheat and soybeans are traded on the CBOT (which is part of the CME Group) in units of 5,000 bushels, and Sugar No. 11 Futures Contracts are traded on ICE Futures and the New York Mercantile Exchange in units of 112,000 pounds. Generally, Futures Contracts traded on an exchange are priced by floor brokers and other exchange members through an electronic, screen-based system that determines the price by electronically matching offers to purchase and sell. Futures Contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period. No Futures Contracts based on an index of prices of a Specified Commodity are currently available, although an Underlying Fund could enter into such contracts should they become available in the future.

Certain typical and significant characteristics of Futures Contracts are discussed below. Additional risks of investing in Futures Contracts are included in “What are the Risk Factors Involved with an Investment in the Fund?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits

Position Limits, Accountability Levels, and Price Fluctuation Limits may potentially cause a tracking error between the price of an Underlying Fund’s shares and its Benchmark. This may in turn prevent you from being able to effectively use the Fund as a way to hedge against commodity related losses or as a way to indirectly invest in agricultural commodities.

It cannot be predicted whether the Fund and the Underlying Funds shares will trade below at, or above their NAV. However, when futures contracts in the Underlying Fund’s benchmark are halted or locked limit up or down, it is likely that the Fund and Underlying Fund’s shares will trade at a premium or discount to the Fund and Underlying Fund’s published NAV. Such premium or discount may be elevated and may or may not reflect current market conditions of the price of futures compared to normal market conditions. These conditions could cause the Fund and Underlying Funds to experience prolonged tracking error from its Benchmark.

The Fund and the Underlying Funds do not intend to limit the size of their offerings and will attempt to expose substantially all of their proceeds to the agricultural commodities market either directly through commodity interests or, in the case of the Fund, indirectly through the Underlying Funds. If an Underlying Fund encounters position limits or price fluctuation limits for Futures Contracts on U.S. exchanges, it may then, if permitted under applicable regulatory requirements, purchase other commodity interests and/or Futures Contracts listed on foreign exchanges. However, the Futures Contracts available on such foreign exchanges may have different underlying sizes, deliveries, and prices than the Underlying Funds’ Benchmark Component Futures Contracts. In addition, the Futures Contracts available on these exchanges may be subject to their own position limits or similar restrictions. In any case, notwithstanding the potential availability of these instruments in certain circumstances, position limits could force the Fund and the Underlying Funds to limit the number of Creation Baskets that they sell.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in Futures Contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; global trade disruption due to outbreaks or public health emergency as declared by the World Health Organization; and changes in philosophies and emotions of market participants. Because the Underlying Funds invest a significant portion of their assets in Futures Contracts, the assets of the Underlying Funds, and therefore the price of shares of the Underlying Funds and the Fund’s Shares, may be subject to greater volatility than traditional securities.

Term Structure of Futures Contracts and the Impact on Total Return

Over time, the price of a commodity will fluctuate based on a number of market factors, including demand for the commodity relative to its supply. The value of Futures Contracts will likewise fluctuate in reaction to a number of market factors. Because the Underlying Funds seek to maintain their holdings in Futures Contracts with a roughly constant expiration profile and not take delivery of the Specified Commodity agricultural commodities, the Underlying Funds must periodically “roll” futures contract positions, closing out soon to expire contracts that are no longer part of the Benchmark and entering into subsequent to expire contracts. One factor determining the total return from investing in futures contracts is the price relationship between soon to expire contracts and later to expire contracts.

If the futures market is in a state of backwardation (i.e., when the price of the Specified Commodity in the future is expected to be less than the current price), an Underlying Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing commodity prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, an Underlying Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing commodity prices or the price relationship between the immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. Historically, the commodity futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the agricultural commodity markets. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of an Underlying Fund (and therefore, the Fund); conversely a situation involving prolonged periods of backwardation may positively impact the returns of an Underlying Fund.

Margin Requirements and Marking to Market Futures Positions

“Initial margin” is an amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate an open position in Futures Contracts. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the Futures Contracts that he or she purchases or sells. Futures Contracts are customarily bought and sold on initial margin that represents a small percentage of the aggregate purchase or sales price of the contract. The amount of margin required in connection with a particular Futures Contract is set by the exchange on which the contract is traded. Brokerage firms, such as the Underlying Funds’ FCM, carrying accounts for traders in commodity interest contracts may require higher amounts of margin as a matter of policy to further protect themselves.

Futures Contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking to market is designed to prevent losses from accumulating in any futures account. Therefore, if an Underlying Fund’s futures positions have declined in value, the Underlying Fund may be required to post “variation margin” to cover this decline. Alternatively, if the Underlying Fund’s futures positions have increased in value, this increase will be credited to the Underlying Fund’s account.

Over the counter Derivatives

Under normal market conditions, the Fund expects that 100% of the Underlying Funds’ assets will be used to trade futures contracts and invest in cash equivalents; however, the Underlying Funds may trade OTC contracts and swaps. A description of such OTC derivatives is included the statement of additional information that is part of this prospectus under the heading “Over the counter Derivatives.”

Other Trading Policies of the Fund

Exchange for Related Position

An “exchange for related position” (“EFRP”) can be used by the Fund or an Underlying Fund as a technique to facilitate the exchanging of a futures hedge position against a creation or redemption order, and thus the Fund or an Underlying Fund may use an EFRP transaction in connection with the creation and redemption of shares. The market specialist/market maker that is the ultimate purchaser or seller of shares in connection with the creation or redemption basket, respectively, agrees to sell or purchase a corresponding offsetting shares or futures position which is then settled on the same business day as a cleared futures transaction by the FCMs. The Fund or the Underlying Fund will become subject to the credit risk of the market specialist/market maker until the EFRP is settled within the business day, which is typically 7 hours or less. The Fund and the Underlying Funds report all activity related to EFRP transactions under the procedures and guidelines of the CFTC and the exchanges on which the futures are traded.

EFRPs are subject to specific rules of the CME and CFTC guidance. It is likely that EFRP mechanisms will significantly change in the future which may make it uneconomical or impossible from a regulatory perspective for the Fund to utilize these mechanisms.

Options on Futures Contracts

An option on a Futures Contract gives the buyer of the option the right, but not the obligation, to buy or sell a Futures Contract at a specified price on or before a specified date. The option buyer deposits the purchase price or “premium” for the option with his broker, and the money goes to the option seller. Regardless of how much the market swings, the most an option buyer can lose is the option premium and the commissions and fees associated with the transaction. However, the buyer will typically lose the premium if the exercise price of the option is above (in the case of an option to buy or “call” option) or below (in the case of an option to sell or “put” option) the market value at the time of exercise. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

In addition to Futures Contracts, there are also a number of options on Futures Contracts relating to the Specified Commodities listed on the CBOT and ICE Futures. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. An Underlying Fund may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract. An Underlying Fund would make use of options on Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Underlying Fund to track its Benchmark more closely or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in the prices of the Underlying Fund’s Specified Commodity.

Liquidity

The Underlying Funds invest only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in OTC commodity interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the Underlying Fund’s position.

Spot Commodities

While most Futures Contracts can be physically settled, the Fund and the Underlying Funds do not intend to take or make physical delivery. However, the Underlying Funds may from time to time trade in other commodity interests based on the spot price of a Specified Commodity.

Leverage

The Sponsor endeavors to have the value of each Underlying Fund’s cash and cash equivalents, whether held by the Underlying Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under its Benchmark Component Futures Contracts. Commodity pools’ trading positions in futures contracts are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value.

Borrowings

The Fund and the Underlying Funds do not intend to nor foresee the need to borrow money or establish credit lines. Each Underlying Fund maintains cash and cash equivalents, either held by the Underlying Fund or posted as margin or collateral, with a value that at all times approximates the aggregate market value of its obligations under Benchmark Component Futures Contracts. The Fund meets its liquidity needs in the normal course of business from the proceeds of the sale of its investments in the Underlying Funds or from any cash and/or cash equivalents that it intends to hold at all times.

The Service Providers of the Fund and Underlying Funds

Contractual Arrangements with the Sponsor and Third-Party Service Providers

Sponsor

The Sponsor is responsible for investing the assets of the Fund in accordance with the objectives and policies of the Fund. In addition, the Sponsor arranges for one or more third parties to provide administrative, custodial, accounting, transfer agency and other necessary services to the Fund. For these third party services, the Fund pays the fees set forth in the table below entitled “Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers.” For the Sponsor’s services, the Fund is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 1.00% per annum. The Sponsor can elect to waive the payment of this fee in any amount at its sole discretion, at any time and from time to time, in order to reduce the Fund’s expenses or for any other purpose.

Custodian, Registrar, Transfer Agent, Fund Accountant, and Fund Administrator

In its capacity as the Fund’s custodian, the Custodian, currently U.S. Bank, N.A., holds the Fund’s securities, cash and/or cash equivalents pursuant to a custodial agreement. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Global Fund Services”), an entity affiliated with U.S. Bank, N.A., is the registrar and transfer agent for the Fund’s Shares. In addition, Global Fund Services also serves as Administrator for the Fund, performing certain administrative, accounting services, and preparing certain SEC and CFTC reports on behalf of the Fund. The Custodian is located at 5065 Wooster Rd, Cincinnati Ohio 45226 and is regulated by the Office of the Comptroller of the Currency. The Custodian is a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota.

U.S. Bancorp Fund Services is the broker for some, but not all, of the equity transactions related to the purchase and sale of the Underlying Funds for the Fund.

Marketing Agent

The Fund employs PINE Distributors, LLC (“PINE” or the “Marketing Agent”) as the Marketing Agent for the Fund. The Marketing Agent Agreement among the Marketing Agent and the Trust calls for the Marketing Agent to work with the Transfer Agent in connection with the receipt and processing of orders for Creation Baskets and Redemption Baskets and the review and approval of all Fund sales literature and advertising materials. The Marketing Agent and the Sponsor have also entered into a Registered Representative Service Agreement (the “RRSA”) under which certain employees and officers of the Sponsor are licensed as registered representatives or registered principals of the Marketing Agent, under Financial Industry Regulatory Authority (“FINRA”) rules. The Marketing Agent’s principal business address is 501 S. Cherry Street, Suite 610, Denver, CO 80264. The Marketing Agent is a broker-dealer registered with the SEC and a member of FINRA.

Legal Counsel

Eversheds Sutherland (US) LLP serves as legal counsel to the Fund and the Trust.

Clearing Brokers

The Fund purchases and sells shares of the Underlying Funds through broker-dealers selected on a trade by trade basis. Commissions and other transactions costs for such transactions are negotiated separately with each such broker-dealer.

Marex Capital Markets, Inc. (“Marex”), StoneX Financial Inc. (“StoneX”), and ADM Investor Services, Inc. (“ADMIS”) serve as the Underlying Funds’ clearing brokers to execute and clear futures contracts and provide other brokerage-related services. Marex, StoneX, and ADMIS are each registered as a futures commission merchant (“FCM”) with the U.S. CFTC and are members of the NFA. Marex and StoneX are registered as broker-dealers with the SEC and are each a member of FINRA. Marex and StoneX are each clearing members of ICE Futures U.S., Inc., Chicago Board of Trade, Chicago Mercantile Exchange, New York Mercantile Exchange, and all other major United States commodity exchanges. ADMIS is a clearing member of CME Group, Inc. and ICE Futures U.S., among other major United States commodity exchanges. For Futures Contracts, Marex is paid $4.00 per half-turn. StoneX is paid $4.50 per round turn exclusive of pass through fees for the exchange and the NFA. ADMIS is paid $4.00 per futures contract half-turn, plus exchange fees. Additionally, if the monthly commissions paid by each Fund does not equal or exceed 16.5% return on the StoneX Capital Requirement at 9.6% of the Exchange Maintenance Margin, each Fund will pay a true up to meet that return at the end of each month. These expenses are recognized on a per-trade basis. The half-turn is recognized as an unrealized loss on the combined statements of operations, and a full turn is recognized as a realized loss on the combined statements of operations when a contract is sold.

Except as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against the Clearing Brokers or its principals in the past five (5) years.

Litigation Disclosure for Marex

United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217

In a private litigation, plaintiffs alleged, among other things, that the Firm made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by the Firm in its capacity as a futures commission merchant. The plaintiffs alleged claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. On June 30, 2021, the Firm received the Opinion and Order in which the judge ruled against the plaintiffs and in favor of the Firm. Judgment was entered in favor of the Firm in the amount of $1,762,266.57, plus prejudgment interest and attorney’s fees and costs. On September 29, 2021, the Firm received an Opinion and Order in which the judge awarded the Firm $1,402,234.32 in attorneys’ fees and costs.

JAMS Arbitration

In a JAMS Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ futures trading accounts carried by the Firm (the “Accounts”). The Accounts were traded pursuant to a power of attorney granted by the Claimants to a registered commodity trading advisor. Claimants sought compensatory damages, punitive damages, disgorgement of commissions and margin interest, and forgiveness of margin debt plus interest, costs and attorneys’ fees. On September 23, 2021, the Claimants and the Firm settled the matter.

FINRA Arbitration

In a FINRA Arbitration, Claimants sought monetary damages relating to trading losses in Claimants’ equity trading account carried by the Firm (the “Account”). The Account was a portfolio margin account, and the Claimants alleged losses relating to the risk parameters and margin applied to the Account. Claimants sought compensatory damage plus interest, costs and attorneys’ fees. On June 22, 2023, the panel dismissed Claimants’ claims in their entirety. On September 20, 2023, Claimants filed a Petition to Vacate Arbitration Award in the Supreme Court of the State of New York, County of New York. On November 15, 2023, the Firm filed its Memorandum of Law in Opposition to the Petition to Vacate the Arbitration Award and a Cross-Motion to Confirm the Award and recover Attorneys’ Fees and Costs. On April 22, 2024, the Claimants’ Petition to Vacate the Arbitration Award was denied.

Cook County Litigation

In a private litigation, Plaintiff sought monetary damages relating to allegations of breach of contract and violation of the Illinois Wage Payment and Collections Act. Plaintiff sought damages plus interest, costs and attorneys’ fees. Plaintiff and the Firm settled the matter and, on September 29, 2023, an Agreed Order of Dismissal with Prejudice was filed.

Adversary Complaint

In an adversary complaint, Debtors seek to enforce the terms of a pledge agreement of a third-party and to recover collateral that is allegedly the property of Debtors (the “Pledged Assets”). The Firm previously had custody of the Pledged Assets. On January 4, 2023, the government provided instructions for the transfer of the Pledged Assets to a government-controlled account. The Complaint does not allege that the Firm engaged in any wrongdoing or any wrongful misconduct. The Firm is simply alleged to have been the custodian of the Pledged Assets subject to the Debtors’ purported claims. On January 5, 2023, the Firm filed a Response and Limited Objection to Debtors’ Turnover Motion. The Debtors’ Turnover Motion was denied by the Court on January 9, 2023. On April 25, 2023, BlockFi and the Firm entered into a stipulation pursuant to which the adversary proceeding is stayed. BlockFi is permitted to file an amended adversary complaint, but the proceeding otherwise will remain stayed and the Firm is not required to respond.

United States District Court for the Northern District of Illinois, Eastern Division No. 1:23-cv-14192

In a private litigation, Plaintiff alleges that the Firm and 2 of its employees (collectively, the “Defendants”), used Plaintiff’s software and trade secrets in their creation of a competing software platform. Plaintiff seeks unspecified damages and costs, as well as an injunction, prohibiting Defendants from using/benefitting from the alleged trade secrets, including the use of the competing software platform. On November 30, 2023, the Court stayed all discovery in the case pending a ruling on Defendants’ motion to dismiss. On December 11, 2023, Defendants filed a Motion to Dismiss the Complaint. On January 19, 2024, Plaintiff filed an Opposition to Defendants’ Motion to Dismiss. On February 2, 2024, Defendants filed its Reply Brief in Support of its Motion to Dismiss. On May 2, 2024, the Court granted the motion and dismissed six of the eight counts, but permitted Plaintiff to amend its complaint. Plaintiff indicated that it does not intend to amend the complaint. The matter remains pending and the parties are currently exchanging in discovery.

For a list of concluded actions, please go to http://www.nfa.futures.org/basicnet/welcome.aspx. This link will take you to the Welcome Page of the NFA’s Background Affiliation Status Information Center (“BASIC”). At this page, there is a box where you can enter the NFA ID of Marex Capital Markets Inc. (0002613) and then click “Go”. You will be transferred to the NFA’s information specific to Marex Capital Markets Inc. Under the heading “Regulatory Actions”, click “details” and you will be directed to the full list of regulatory actions brought by the CFTC and exchanges.

Litigation Disclosure for StoneX

Below is a list of material, administrative, civil, enforcement, or criminal complaints or actions filed against StoneX Financial Inc. – FCM Division (f/k/a INTL FCStone Financial Inc. – FCM Division) that are outstanding, and any enforcement actions or complaints filed against StoneX Financial Inc. – FCM Division in the past five years which meets the materiality thresholds in CTFC regulations 4.24 (I) and 4.34(k).

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Pursuant to an offer of settlement in which StoneX Financial Inc., a wholly owned subsidiary of StoneX Group, neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on April 16, 2025, a Panel of the New York Mercantile Exchange Business Conduct Committee (“Panel”) found that on several occasions between April 2022, and August 2022, as well as in April 2024, StoneX Financial facilitated pre-hedging activity by a wholly owned subsidiary of StoneX Group (“StoneX Group Subsidiary”), as well as failed to make representations and disclosures in the negotiation of the block trades that it did not intend to act as an intermediary. Specifically, the Panel found that once a StoneX Financial employee received the solicitation from the counterparty to participate in a block trade in various Crude Oil, NY Harbor ULSD, RBOB, and Platinum futures contracts, but prior to the StoneX Group Subsidiary’s consummating the block trade with the counterparty, the StoneX Group Subsidiary executed Globex trades in the same product on the opposite side of the market. By facilitating the hedge transaction by the StoneX Group Subsidiary, StoneX Financial realized a profit garnered from pre-hedging activity executed on Globex through payment of referral fees on the subsequent execution opposite the counterparty. The Panel further found that StoneX Financial failed to diligently supervise its employee who engaged in the activity at issue by not providing sufficient compliance training and/or educational materials regarding NYMEX rules, and failed to diligently supervise his trading, to ensure compliance with NYMEX rules regarding block trades. The Panel concluded that StoneX Financial thereby violated NYMEX Rules 432.W. and 526. In accordance with the settlement offer, the Panel ordered StoneX Financial to pay a fine in the amount of $125,000 and to disgorge profits in the amount of $449,910.

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Pursuant to an offer of settlement in which StoneX Financial Inc. (“StoneX”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 17, 2025, a Panel of the New York Mercantile Exchange Business Conduct Committee (“Panel”) found that on November 26, 2024, the last trade date for the physically settled December 2024 Henry Hub Natural Gas (“DEC24 NG”) futures contract, StoneX carried a position of one short contract for one of its customer through the expiration of trading in DEC24 NG. StoneX should have been aware that its customer was incapable of making delivery, and did not ensure that the customer’s position was liquidated prior to the expiration of trading. The Panel found that StoneX thereby violated NYMEX Rule 716. In accordance with the settlement offer, the Panel ordered StoneX to pay a fine in the amount of $20,000. This action became final on September 17, 2025 and effective September 19, 2025.

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On November 13, 2023, BTIG, LLC filed a civil complaint against StoneX Group Inc. and SFI in San Francisco Superior Court (CGC-23-610525) seeking monetary damages and injunctive relief for, among other things, alleged theft of purported trade secrets by former BTIG employees later employed by StoneX. The proceedings were moved to FINRA Arbitration, and the California court action is stayed. StoneX continues to vigorously defend itself against these claims. StoneX subsequently received from the U.S. Department of Justice (“DOJ”) and the SEC subpoenas related to conduct alleged in the BTIG complaint, and StoneX is cooperating with these inquiries. In early 2025, the SEC informed StoneX that it concluded its investigation by recommending that the Commission not pursue an enforcement action. The ultimate outcomes of the BTIG complaint and the DOJ subpoena cannot be presently determined.

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On October 18, 2023, a subcommittee of the Exchange’s Business Conduct Committee (“BCC”) determined that StoneX Financial Inc. (“StoneX”) may have violated Exchange Rules 4.15(a), 4.15(b), and 4.15(c) by failing to include a unique ID for Registered Operators on certain orders and trades it transmitted to the Exchange. For a period of over four years, from February 2018 through the beginning of August 2022, StoneX, acting as a Futures Commission Merchant, failed to assign, register, and populate unique IDs (Tag 116) for an extensive number of orders placed and traded on the Exchange. Specifically, certain customers using a third-party front-end trading software were inappropriately assigned the same generic ID for Tag 116 on orders and trades placed on the Exchange. The BCC further determined that StoneX may have additionally violated Rule 4.01(a) by failing to diligently supervise the accurate registration of unique IDs for customers; and 4.01(b) by failing to establish, administer, and enforce supervisory systems, policies, and procedures that are reasonably designed to achieve compliance with Exchange Rules. StoneX was issued a fine of $300,000.

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During the delivery period for the September 2023 COMEX Aluminum (ALI) futures contract, StoneX Financial, Inc. failed to accurately report the delivery notices (DN) in its large trader position files for the applicable trade dates in several instances in violation of Rule 561. On November 15, 2023, pursuant to Rule 512, a fine in the amount of $5,000 was assessed again StoneX Financial Inc. for its violations of Rule 561.

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Pursuant to an offer of settlement in which StoneX neither admitted nor denied the rule violations or factual findings upon which the penalty is based, on November 15, 2023, a Panel of the Chicago Mercantile Exchange (“CME”) Business Conduct Committee (“Panel”) found that from September 6, 2022,through September 28, 2022, StoneX submitted block trades to the Exchange with inaccurate execution times and failed to report block trades to the Exchange within the required time period following execution in Three-Month SOFR futures and Eurodollar options on futures markets. Additionally, the Panel found that StoneX failed to diligently supervise, monitor, and sufficiently train its employees as to relevant Exchange rules and Market Regulation Advisory Notices in a manner sufficient to ensure compliance with the same. In accordance with the settlement offer, the Panel ordered StoneX to pay a $70,000 fine.

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On March 16, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial, Inc. violated Customer Gross Margining Technical Overview Requirements and CME Rule 980.G. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $100,000.00 fine which was effective on March 16, 2023.

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On January 20, 2023, the Clearing House Risk Committee at CME Group found that StoneX Financial Inc. violated CME Rules 930.A and 930.F. Pursuant to an offer of settlement in which StoneX Financial, Inc. neither admitted nor denied the rule violations upon which the penalty is based, the Clearing House Risk Committee imposed a $50,000 fine which was effective on January 20, 2023.

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On December 15, 2022, the Market Regulation Department of CME Group Inc. (“CME”) notified StoneX Financial Inc. (“SFI”) that it was conducting a formal investigation into block trades placed in September 2022 that could potentially be in violation of CME Rule 526 and Market Regulation Advisory Notice RA2004-5R. On July 6, 2023, CME notified SFI that it has referred the case to Market Regulation’s Enforcement Division. Settlement negotiations are ongoing.

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On July 20, 2022, a subcommittee on the ICE Future US’s Business Conduct Committee determined that in numerous instances between May 2020 and May 2021 StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rule 4.04 by engaging in improper pre-hedging and adopting a risk policy that may have motivated employees to engage in improper pre-hedging for certain contracts. In addition, the Committee found that StoneX Financial Inc. and StoneX Markets LLC may have violated Exchange Rules 4.01(a), 4.07(c), and 21.04. In accordance with the settlement offer, in which StoneX Financial Inc. and StoneX Markets LLC neither admitted nor denied the alleged rule violations, StoneX Financial Inc. and StoneX Markets LLC agreed to pay a collective monetary penalty of $425,000 and disgorge $225,606.80 in profits.

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On March 23, 2021, a subcommittee of the ICE Futures US’s Business Conduct Committee determined that in numerous instances between February 2019 and May 2020, StoneX, formerly INTL FCStone Financial Inc., may have violated Exchange Rule 6.15(a) by failing to submit to the Exchange daily large trader reports on reportable customer positions and Exchange Rule 4.01(a) by failing to have proper processes for reporting large trader positions. The ICE Futures US Business Conduct Committee imposed a $75,000 fine on StoneX Financial Inc. which was effective on March 23, 2021.

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During the week ended November 16, 2018, balances of multiple customers’ accounts declined below required maintenance margin levels, primarily as a result of significant and unexpected price fluctuations in the natural gas markets. All positions in these accounts, which were managed by OptionSellers.com Inc. (“OptionSellers”), an independent commodity trading advisor clearing through SFI, were liquidated in accordance with the SFI’s customer agreements and obligations under market regulation standards. SFI has pursued arbitrations against certain of these account holders and OptionSellers, and some former clients of OptionSellers are asserting claims to recover trading losses which were caused by and resulted from the historic market movement in November 2018, despite their contractual agreement to assume the risk of loss associated with the trading strategy implemented by their agent, OptionSellers and their obligation to indemnify SFI for any of their trading losses. The Company continues to defend the matters.

Litigation Disclosure for ADMIS

In an Order entered on July 12, 2019, the CFTC found that between December 1, 2014 and September 24, 2017 ADMIS failed to diligently supervise the handling by its employees and agents of commodity interest accounts as well as the activities of its employees and agents relating to its business as an FCM in violation of CFTC Regulation 166.3. The order imposed a civil monetary penalty of $250,000.

On January 28, 2020, a Commodity Exchange Business Conduct Committee Panel (“Panel”) found that between 2012 and 2018, ADMIS learned that one of its brokerage firm clients automatically offset omnibus account positions in futures contracts using the FIFO method and was misreporting its open positions. As a result, inaccurate open interest data was published to the market. The Panel found that ADMIS failed to require the client to provide accurate and timely owner and control information and continued to report inaccurate information regarding the ownership and control of the positions through May 2018 in violation of Exchange Rules 432.Q., 432.X., and 561.C. Additionally, on multiple occasions continuing through May 2018, ADMIS provided the Exchange with inaccurate audit trail data provided by the client. The Panel found that ADMIS violated Exchange Rule 536.B.2.

Finally, the Panel found that ADMIS failed to take effective measures to ensure the accuracy of its client’s purchase and sales data reporting and its responses to the Exchange, and failed to properly supervise employees. The Panel therefore found that ADMIS violated Exchange Rule 432.W. In accordance with an offer of settlement, the Panel ordered ADMIS to pay a fine of $650,000.

In an order issued on September 29, 2022, the CFTC found that between December 2016 and September 2019, ADMIS failed to supervise its employees and agents in their handling of commodity interest accounts regarding the improper or fictitious trade transfer requests and their activities relating to its business as a registered FCM to ensure compliance with the Commodity Exchange Act and it Regulations, and to deter and detect wrongdoing in violation of CFTC Regulation 166.3. The order imposed a civil monetary fine of $500,000.

Pursuant to an offer of settlement in which ADMIS neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in E-Mini Dow, Corn, Kansas City Hard Winter Wheat, Chicago Soft Winter Wheat, Soybean, and Soybean Meal futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CBOT Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CME and COMEX 20-1401-BC ($175,000 of which is allocated to CBOT).

Pursuant to an offer of settlement in which ADMIS neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Commodity Exchange Business Conduct Committee (“Panel”) found that from at least December 2016 through December 2017, ADMIS failed to diligently supervise its own employees and agents in their handling of accounts carried by ADMIS. Specifically, ADMIS employees and agents failed to detect numerous instances wherein an ADMIS broker successfully requested account changes and trade transfers between customer accounts in Copper futures markets, often without the knowledge or permission of the account owner. The broker requested these changes to transfer losing trades from a customer’s personal account to a corporate account the customer shared ownership of and the broker controlled. Additionally, the Panel found that ADMIS failed to timely implement policies and procedures to effectively monitor, detect, and assess account change and transfer requests. The Panel therefore concluded that ADMIS violated COMEX Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CME and CBOT 20-1401-BC ($100,000 of which is allocated to COMEX).

Pursuant to an offer of settlement in which ADM Investor Services, Inc. (“ADMIS”) neither admitted nor denied the rule violation or factual findings upon which the penalty is based, on September 19, 2023, a Panel of the Chicago Mercantile Exchange Business Conduct Committee (“Panel”) found that from at least January 2015 through September 2019, ADMIS failed to diligently supervise its employees and agents in the handling of accounts carried by ADMIS and introduced by introducing brokers. Specifically, ADMIS employees and agents failed to detect numerous instances wherein brokers employed by introducing brokers successfully requested account changes and trade transfers between customer accounts in Live Cattle, Feeder Cattle, Lean Hog, E-Mini S&P 500, and E-Mini NASDAQ futures markets, often without the knowledge or permission of the account owners, in order to: allocate profitable trades originally executed in accounts the brokers traded to other customer accounts the brokers controlled or managed; allocate profitable trades from certain customer accounts into the brokers’ personal accounts; allocate positions out of the brokers’ personal accounts and into customers’ accounts, thus allowing the brokers to avoid losses; and transfer losing trades from certain accounts to other customer accounts the brokers controlled or managed. Additionally, the Panel found that ADMIS failed to timely implement enhanced policies and procedures to effectively monitor, detect, and assess account change and transfer requests. Further, despite evidence of its own deficiencies regarding account change and transfer trade abuse detection, including customer complaints and notice of a complaint involving an employee, ADMIS failed to adequately remediate its processes, which thereby allowed violative conduct to persist for several years. The Panel therefore concluded that ADMIS violated CME Rule 432.W. In accordance with the settlement offer, the Panel ordered ADMIS to pay a $450,000 fine in connection with this case and companion cases CBOT and COMEX 20-1401-BC ($175,000 of which is allocated to CME).

The FCM Division of StoneX Financial, Inc. (“SFI”) is subject to litigation and regulatory enforcement in the normal course of business. Except as discussed above, the current or pending civil litigation, administrative proceedings, or enforcement actions in which the firm is involved are not expected to have a material effect upon its condition, financial or otherwise. The firm vigorously defends, as a matter of policy, civil litigation, reparation, arbitration proceedings, and enforcement actions brought against it.

Investors should be advised that the clearing brokers are not affiliated with and do not act as a supervisor of the Fund or the Fund's Sponsor, investment managers, members, officers, administrators, transfer agents, registrars or organizers. Additionally, the clearing brokers do not act as an underwriter or sponsor of the offering of any shares or interests in the Fund and have not passed upon the adequacy of this prospectus, the merits of participating in this offering or on the accuracy of the information contained herein.

Additionally, the clearing brokers do not provide any commodity trading advice regarding the Fund's trading activities. Investors should not rely upon the clearing brokers in deciding whether to invest in the Fund or retain their interests in the Fund. Investors should also note that the Fund may select additional clearing brokers or replace each entity as the Fund's clearing brokers.

Commodity Trading Advisor

Currently, the Sponsor does not employ commodity trading advisors. If, in the future, the Sponsor does employ commodity trading advisors, it will choose each advisor based on arm’s length negotiations and will consider the advisor’s experience, fees, and reputation.

Contractual Fees and Compensation Arrangements with the Sponsor and Third-Party Service Providers

Service Provider	Compensation Paid by the Fund and the Underlying Funds
Teucrium Trading, LLC, Sponsor	None, for the Fund. 1.00% of average net assets annually for the Underlying Funds

U.S. Bank, N.A., Custodian	For custody services: 0.0075% of average gross assets up to $1 billion, and .0050% of average gross assets over $1 billion, annually, plus certain per-transaction charges

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, Transfer Agent, Fund Accountant and Fund Administrator

For Transfer Agency, Fund Accounting and Fund Administration services, based on the total assets for all the Teucrium Funds in the Trust: 0.05% of average gross assets on the first $500 million, 0.04% on the next $500 million, 0.03% on the next $2 billion and 0.02% on the balance over $3 billion annually.

A combined minimum annual fee of $47,000 for custody, transfer agency, accounting and administrative services is assessed per Fund.

PINE Distributors LLC, Marketing Agent

With respect to compensation, the Marketing Agent receives an aggregate annual fee of $75,000 for all series in the Teucrium Commodity Trust, and an additional percentage of 0.0075% of average net assets under management. Under the Registered Representative Services Agreement, the Marketing Agent receives compensation from the Sponsor for its activities on behalf of all the Funds. The Registered Representative Services Agreement provides that the Sponsor shall pay the Marketing Agent (i) $7,500 per year, (ii) $3,500 per registered representative, per year, and (iii) $5,000 for 1 registered representative supervised, $5,000 additional for 2-5 subsequent additional representative supervised, and $10,000 additional for every 5 subsequent additional representatives supervised, starting with first subsequent representative.

The Marketing Agent also will receive reimbursements relating to certain expenses relating to its provision of services under the Registered Representative Services Agreement

Broker Dealers	As negotiated with the particular broker-dealer for the Fund.

Marex Capital Markets, Inc., Futures Commission Merchant and Clearing Broker	Each Underlying Fund pays $4.00 per Futures Contract half-turn.

StoneX Financial Inc., Futures Commission Merchant and Clearing Broker	Each Underlying Fund pays $4.50 per Futures Contract half-turn exclusive of pass through fees for the exchange and NFA. Additionally, if the monthly commissions paid do not equal or exceed 16.5% return on the StoneX Capital Requirement at 9.6% of Exchange Maintenance Margin, the Fund will pay a true up to meet that return at the end of each month.

ADM Investor Services, Inc., Futures Commission Merchant and Clearing Broker Wilmington Trust Company, Trustee	Each Underlying Fund pays $4.00 per futures contract half-turn, plus exchange fees $3,300 annually for the Trust

Other Non-Contractual Payments by the Fund

The Fund pays for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, FINRA, or any other regulatory agency in connection with the offer and sale of subsequent Shares after its initial registration and all legal, accounting, printing and other expenses associated therewith. The Fund also pays its portion of the fees and expenses for services directly attributable to the Fund such as accounting, financial reporting, regulatory compliance and trading activities, which the Sponsor elected not to outsource. Certain aggregate expenses common to all Teucrium Funds within the Trust are allocated by the Sponsor to the respective funds based on activity drivers deemed most appropriate by the Sponsor for such expenses, including but not limited to relative assets under management and creation order activity. These aggregate common expenses include, but are not limited to, legal, auditing, accounting and financial reporting, tax-preparation, regulatory compliance, trading activities, and insurance costs, as well as fees paid to the Marketing Agent. A portion of these aggregate common expenses are related to the Sponsor or related parties of principals of the Sponsor; these are necessary services to the Teucrium Funds, which are primarily the cost of performing certain accounting and financial reporting, regulatory compliance, and trading activities that are directly attributable to the Fund and are included, primarily, in distribution and marketing fees.

	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023
Recognized Related Party Transactions	$80,056	$95,234	$139,022
Waived Related Party Transactions	$73,707	$68,233	$70,069

The Sponsor can elect to pay (or waive reimbursement for) certain fees or expenses that would generally be paid for by the Fund, although it has no contractual obligation to do so. Any election to pay or waive reimbursement for fees that would generally be paid by the Fund, can be changed at the discretion of the Sponsor. All asset-based fees and expenses are calculated on the prior day's net assets.

The contractual and non-contractual fees and expenses paid by the Fund as described above (exclusive of estimated brokerage fees) are as follows, net of any expenses waived by the Sponsor. These are also the “Other Fund Fees and Expenses” included in the section entitled “Breakeven Analysis” in this prospectus on page 8.

Per Share
Professional Fees[1]	$0.02
Distribution and Marketing Fees[2]	$0.00
Custodian Fees and Expenses[3]	$0.00
General and Administrative Fees[4]	$0.00
Business Permits and Licenses	$0.01
Other Expenses	$0.00
Total Other Fund Fees and Expenses	$0.03

(1) Professional fees consist of primarily, but not entirely, legal, auditing and tax-preparation related costs.

(2) Distribution and marketing fees consist of primarily, but not entirely, fees paid to the Marketing Agent (PINE Distributors LLC), costs related to regulatory compliance activities, costs related to marketing and solicitation services, and other costs related to the trading activities of the Fund.

(3) Custodian and Administrator fees consist of fees to the Administrator and the Custodian for accounting, transfer agent and custodian activities.

(4) General and Administrative fees consist of primarily, but not entirely, insurance and printing costs.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of the Fund’s total assets and subtracting any liabilities.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. Global Fund Services has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. Global Fund Services keeps a record of all Shareholders and holders of the Shares in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of investors holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each Teucrium Fund and each other series that may be established under the Trust in the future will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series (such as the Fund) asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of the Fund and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Sponsor on behalf of the Trust or the Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over the Fund or any Underlying Fund. Consistent with Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of the Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of the Fund or any Underlying Fund.

Plan of Distribution

Buying and Selling Shares

Most investors buy and sell Shares of the Fund in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “TAGS.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Shares held on your behalf.

The Distributor and Authorized Purchasers

The offering of the Fund’s Shares is a best efforts offering. The Fund continuously offers Creation Baskets consisting of 12,500 Shares at their NAV through the Marketing Agent to Authorized Purchasers. Merrill Lynch Professional Clearing Corp was the initial Authorized Purchaser. The initial Authorized Purchaser purchased one Creation Basket of 50,000 units, which was the Creation Basket size at the time of the initial offering, at a per unit price of $50.00 on March 27, 2012. All Authorized Purchasers pay a $300 fee for each Creation Basket order.

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: J.P. Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Goldman Sachs & Co., Citadel Securities, LLC Virtu Americas LLC, HRT Financial LP; and Mirae Asset Securities (USA) Inc.

In order to increase the amount of outstanding Shares, the Sponsor or the Fund may compensate certain persons, including broker-dealers, for purchasing Creation Baskets themselves or for locating others to purchase Creation Baskets. Assets under management derived from such purchases may represent a significant proportion of total assets in the Fund. Any such compensation paid to FINRA member firms will not exceed, in the aggregate, $500,000 over the expected two-year offering period. The Sponsor believes that increasing the assets under management of the Fund is in the best interest of shareholders because it creates economies of scale in the operation of the Fund and allows the Fund the visibility to reach a broader group of investors. For example, some advisers require funds to have a certain level of assets under management before considering them for recommendation. Furthermore, a larger number of Shares outstanding should increase liquidity because there will be more Shares available for investors to buy and sell in the secondary market. A smaller number of Shares outstanding, conversely, may inhibit trading on the secondary market by limiting Shares available for purchase at any given time.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Fund, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(a)(3) of the 1933 Act.

The Sponsor expects that any broker-dealers selling Shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Sponsor may indemnify the Authorized Purchasers, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets.

Calculating NAV

The Fund’s NAV per Share is calculated by:

●	taking the current market value of its total assets, and

●	subtracting any liabilities and dividing the balance by the number of Shares.

Global Fund Services, in its capacity as the “Administrator,” calculates the NAV of the Fund once each trading day. It calculates NAV as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET). The NAV for a particular trading day is released after 4:15 p.m. (ET).

For purposes of determining the Fund’s NAV, the Fund’s investments in the Underlying Funds will be valued based on the Underlying Funds’ Closing Price. In turn, in determining the value of the Futures Contracts held by the Underlying Funds, the Administrator will use the settlement price on the exchange on which they are traded, except that the “fair value” of a Futures Contract (as described in more detail below) may be used when the Futures Contract close at its price fluctuation limit for the day. The Administrator will determine the value of all other Fund and Underlying Fund investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. (ET), in accordance with the current Services Agreement between the Administrator and the Trust. The value of OTC commodity interests will be determined based on the value of the commodity or Futures Contract underlying such commodity interest, except that a fair value may be determined if the Sponsor believes that the Underlying Fund is subject to significant credit risk relating to the counterparty to such commodity Interest. Cash equivalents held by the Fund or Underlying Funds are valued by the Administrator using values received from recognized third party vendors (such as Reuters) and dealer quotes. NAV includes any unrealized profit or loss on open commodity interests and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

The fair value of a commodity interest shall be determined by the Sponsor in good faith and in a manner that assesses the commodity interest’s value based on a consideration of all available facts and information on the valuation date. When a Futures Contract has closed at its price fluctuation limit, the fair value determination attempts to estimate the price at which such Futures Contract would be trading in the absence of the price fluctuation limit (either above such limit when an upward limit has been reached or below such limit when a downward limit has been reached). Typically, this estimate will be made primarily by reference to the price of comparable commodity interests trading in the OTC market. The fair value of a commodity interest may not reflect such instrument’s market value or the amount an Underlying Fund might reasonably expect to receive upon closing out the instrument.

In addition, in order to provide updated information relating to the Fund for use by investors and market professionals, ICE Data Indices, LLC calculates and disseminates throughout the trading day an updated “indicative fund value.” The indicative fund value is calculated by using the prior day’s closing NAV per Share of the Fund as a base and updating that value throughout the trading day to reflect changes in the indicative fund values of the Underlying Funds’ shares. Changes in the value of cash and cash equivalents are not included in the calculation of indicative fund value. For this and other reasons, the indicative fund value disseminated during the NYSE Arca trading hours should not be viewed as an actual real time update of the NAV. NAV is calculated only once at the end of each trading day.

The indicative fund value for the Fund and each Underlying Fund is disseminated by one or more major market data vendors on a per Share basis every 15 seconds during the NYSE Arca Core Trading Session. The normal trading hours for Futures Contracts may begin after 9:30 a.m. and end before 4:00 p.m. (ET), and there is a gap in time at the beginning and the end of each day during which the Underlying Funds’ shares are traded on the NYSE Arca, but real-time trading prices for at least some of the Futures Contracts held by the Underlying Funds are not available. As a result, during those gaps there is no update to the indicative fund values of the Underlying Funds and such indicative fund values, therefore, will be static.

ICE Data Indices, LLC disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of Fund Shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of the Fund and the indicative fund value. If the market price of Fund Shares diverges significantly from the indicative fund value, market professionals may have an incentive to execute arbitrage trades. For example, if the Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Fund Shares on the NYSE Arca, aggregate them into Redemption Baskets, and receive the NAV of such Shares by redeeming them to the Trust provided that there are not a minimum number of shares outstanding. Such arbitrage trades can tighten the tracking between the market price of the Fund and the indicative fund value.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash, cash equivalents and/or Underlying Fund shares equal to the combined NAV of the number of Shares included in the baskets being created or redeemed determined as of 4:00 p.m. (ET) on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the cash, cash equivalents and/or Underlying Fund shares required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Shareholder, and the related procedures may generally be amended by the Sponsor without the consent of the Authorized Purchaser. Authorized Purchasers pay a transaction fee of $300 to the Custodian for each creation order they place and a fee of $300 per order for redemptions. Authorized Purchasers who make deposits with the Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Shares.

Certain Authorized Purchasers are expected to be capable of participating directly in the Specified Commodities or the commodity interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell the Specified Commodity or commodity interests and may profit in these instances.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers it deems appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with Global Fund Services in their capacity as the transfer agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, CBOT, ICE, or the New York Stock Exchange is closed for regular trading. Purchase orders must be placed by 12:00 p.m. (ET) or the close of regular trading on the New York Stock Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit cash, cash equivalents, Underlying Fund shares, or a combination of cash, cash equivalents and Underlying Fund shares with the Fund, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Sponsor the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a purchase order without the prior consent of the Sponsor in its discretion.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of cash, cash equivalents and/or Underlying Fund shares that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Custodian and the Administrator, the requirements for cash, cash equivalents, and/or Underlying Fund shares, including the remaining maturities of the cash equivalents and/or Underlying Fund shares, which may be included in deposits to create baskets. If cash equivalents are to be included in a Creation Basket Deposit for orders placed on a given business day, the Administrator will publish an estimate of the Creation Basket Deposit requirements at the beginning of such day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the Fund’s account with the Custodian the required amount of cash, cash equivalents, and/or Underlying Fund shares by the end of the next business day following the purchase order date, or by the end of such later business day, not to exceed two business days after the purchase order date as agreed to between the Authorized Purchaser and the Custodian when the purchase order is placed (the “Purchase Settlement Date”). Upon receipt of the deposit amount, the Custodian directs DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the Purchase Settlement Date.

Because orders to purchase baskets must be placed by noon, (ET), but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., (ET), on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. The Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent or transfer agent may reject a purchase order or a Creation Basket Deposit if:

●	it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available or practicable at that time;

●	it determines that the purchase order or the Creation Basket Deposit is not in proper form;

●	it believes that acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Fund or its Shareholders;

●	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful;

●	circumstances outside the control of the Sponsor, Marketing Agent or transfer agent make it, for all practical purposes, not feasible to process creations of baskets;

●

there is a possibility that any or all of the Benchmark Component Futures Contracts of an Underlying Fund on the futures exchange from which the NAV of that Underlying Fund is calculated will be priced at a daily price limit restriction; or

●	if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

None of the Sponsor, Marketing Agent or transfer agent will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the transfer agent to redeem one or more baskets. Redemption orders must be placed by noon (ET) or the close of regular trading on the New York Stock Exchange, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the Fund by the end of the next business day following the effective date of the redemption order or by the end of such later business day. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Fund consists of a transfer to the redeeming Authorized Purchaser of an amount of cash, cash equivalents and/or Underlying Fund shares that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Shares to be redeemed under the redemption order is in proportion to the total number of Shares outstanding on the date the order is received. The Sponsor, directly or in consultation with the Custodian and Administrator, determines the requirements for cash, cash equivalents, and/or Underlying Fund shares, including the remaining maturities of the cash, cash equivalents and/or Underlying Fund shares, which may be included in distributions to redeem baskets. If cash equivalents are to be included in a redemption distribution for orders placed on a given business day, the Custodian and Administrator will publish an estimate of the redemption distribution composition as of the beginning of such day.

Delivery of Redemption Distribution

The redemption distribution due from a Fund will be delivered to the Authorized Purchaser on the Redemption Settlement Date if the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by the end of such date, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day after the Redemption Settlement Date to the extent of remaining whole baskets received. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the Fund’s DTC account by noon (ET) on the Redemption Settlement Date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca, CBOT or ICE is closed other than customary weekend or holiday closings, or trading on the NYSE Arca, CBOT or ICE, is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of cash equivalents is not reasonably practicable, (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders, (4) if there is a possibility that any or all of the Benchmark Component Futures Contracts of the Underlying Funds on the CBOT or ICE from which the NAV of the Fund is calculated will be priced at a daily price limit restriction, or (5) if, in the sole discretion of the Sponsor, the execution of such an order would not be in the best interest of the Fund or its Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the transfer agent will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 50,000 Shares (i.e., four baskets of 12,500 Shares each) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Shares of the Fund and can deliver them.

Creation and Redemption Transaction Fees

To compensate for expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee of $300 per order to the Custodian. The transaction fees may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the Fund if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Fund will create and redeem Shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Fund or the distribution by the Fund of the amount of cash, cash equivalents and/or Underlying Fund shares to the aggregate NAV of the number of Shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Shares of any baskets it does create. Authorized Purchasers that do offer to the public Shares from the baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca, the NAV of the Shares at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of the commodity interest markets. The prices of Shares offered by Authorized Purchasers are expected to fall between the Fund’s NAV and the trading price of the Shares on the NYSE Arca at the time of sale. Shares initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of investors who seek to purchase or sell Shares in the secondary market and the liquidity of the commodity interest markets. While the Shares trade on the NYSE Arca until 4:00 p.m. (ET), liquidity in the markets for commodity interests may be reduced after the close of regular trading for Futures Contracts (the closing hours of the CBOT and the ICE Futures are adjusted periodically by those Exchanges and can be confirmed by accessing the websites of those same). As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Use of Proceeds

The Sponsor causes the Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another financial institution for use in trading activities and/or investment in shares of the Underlying Funds or in cash equivalents. Under normal market conditions, the Sponsor invests substantially all of the Fund’s assets in shares of the Underlying Funds, although some residual amount of Fund assets may be held in cash and/or cash equivalents. The Sponsor invests the Underlying Funds’ assets in Futures Contracts, other commodity interests, cash and cash equivalents. When the Underlying Funds purchase Futures Contracts and certain other commodity Interests that are exchange-traded, the Underlying Fund is required to deposit with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC commodity interests will generally impose similar collateral requirements on the Underlying Funds. The Sponsor invests the Underlying Funds’ assets that remain after margin and collateral is posted in short-term Treasury Securities, cash, and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

●	held as margin or collateral with FCMs or other custodian;
●	used for other investments; and
●	held in bank accounts to pay current obligations and as reserves.

In general, the Underlying Funds expect that they will be required to post approximately 4-6% of the notional amount of a commodity interest as initial margin when entering into such commodity interest. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC commodity interests based on changes in the value of the commodity interests. Furthermore, ongoing collateral requirements with respect to OTC commodity interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the commodity interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and OTC commodity interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of the Underlying Funds’ assets will be posted as margin or collateral at any given time. Cash and cash equivalents held by the Underlying Fund constitute reserves that are available to meet ongoing margin and collateral requirements. All interest and other income received by an Underlying Fund is used for such Underlying Fund’s benefit.

An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to the Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. Further, under recently adopted CFTC rules, the Fund may be obligated to post both initial and variation margin with respect to swaps (and options that qualify as swaps) and traded OTC, and, where applicable, on SEFs.

The approximate 4-6% of the assets of the Underlying Funds that are held by the FCM are held in segregation pursuant to the CEA and CFTC regulations.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust, the Fund and the Underlying Funds will continue to exist until terminated in accordance with the Trust Agreement.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has obligations as a Sponsor of the Trust, which include, among others, responsibility for certain organizational and operational requirements of the Trust, as well as fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Fund, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Fund, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor. The provisions of the Trust Agreement, to the extent they restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity, replace such other duties and liabilities of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the Trust, the Fund or any other Teucrium Fund or any Shareholder for any loss suffered by the Trust, the Fund or any other Teucrium Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust, the Fund or any other Teucrium Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to the Trust Agreement shall be made solely from the assets of the applicable Teucrium Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegate selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegate or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. The Sponsor’s rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

Notwithstanding the above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Trust Agreement provides that the Sponsor and the Trust shall indemnify the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Trustee Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes on compensation received for services as Trustee or on indemnity payments received), claims, actions, suits, costs, expenses or disbursements which may be imposed on a Trustee Indemnified Party relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party, or the action or inaction of the Trustee under the Trust Agreement or any other agreement, except for expenses resulting from the gross negligence or willful misconduct of a Trustee Indemnified Party. Further, certain officers of the Sponsor are insured against liability for certain errors or omissions which an officer may incur or that may arise out of his or her capacity as such.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to the holders of the Trust’s outstanding shares and the Trustee. If the withdrawing Sponsor is the last remaining Sponsor, shareholders holding a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (not including shares acquired by the Sponsor through its initial capital contribution) may vote to elect a successor Sponsor. The successor Sponsor will continue the business of the Trust. Shareholders have no right to remove the Sponsor.

In the event of withdrawal, the Sponsor is entitled to a redemption of the shares it acquired through its initial capital contribution to any of the series of the Trust at their NAV per Share. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Trust’s shareholders may be called by the Sponsor and will be called by it upon the written request of Shareholders holding at least 25% of the outstanding Shares of the Trust or the Fund, as applicable (not including Shares acquired by the Sponsor through its initial capital contribution. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Shareholders of the Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders of the Fund, or any other Teucrium Fund, as applicable, such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by the Sponsor.

Voting Rights

Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement. The Trust Agreement provides that shareholders representing at least a majority (over 50%) of the outstanding shares of the Teucrium Funds voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to (i) continue the Trust by electing a successor Sponsor as described above, and (ii) approve amendments to the Trust Agreement that impair the right to surrender Redemption Baskets for redemption. (Trustee consent to any amendment to the Trust Agreement is required if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties or liabilities.) In addition, shareholders holding shares representing seventy-five percent (75%) of the outstanding shares of the Teucrium Funds, voting together as a single class (excluding shares acquired by the Sponsor in connection with its initial capital contribution to any Trust series) may vote to dissolve the Trust upon not less than ninety (90) days’ notice to the Sponsor.

Limited Liability of Shareholders

Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Shareholder shall be liable for claims against, or debts of the Trust or the Fund in excess of his share of the Fund’s assets. The Trust or the Fund shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

The Trust or the Fund shall indemnify to the full extent permitted by law and the Trust Agreement, each Shareholder (excluding the Sponsor to the extent of its ownership of any Shares acquired through its initial capital contribution) against any claims of liability asserted against such Shareholder solely because of its ownership of Shares (other than for taxes on income from Shares for which such Shareholder is liable).

The Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking made or issued by or on behalf of the Fund shall give notice to the effect that the obligations of such instrument are not binding upon the Shareholders individually but are binding only upon the assets and property of the Fund.

The Sponsor Has Conflicts of Interest

There are present and potential future conflicts of interest in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor may use this notice of conflicts as a defense against any claim or other proceeding made.

The Sponsor’s principals, officers and employees, do not devote their time exclusively to the Funds. Notwithstanding obligations and expectations related to the management of the Sponsor, the Sponsor’s principals, officers and employees may be directors, officers or employees of other entities, and may manage assets of other entities, including the other Teucrium Funds, through the Sponsor or otherwise. As a result, the principals could have a conflict between responsibilities to the Fund on the one hand and to those other entities on the other.

The Sponsor and its principals, officers and employees may trade securities, futures and related contracts for their own accounts, creating the potential for preferential treatment of their own accounts. Shareholders will not be permitted to inspect the trading records of such persons, or any written policies of the Sponsor related to such trading. A conflict of interest may exist if their trades are in the same markets and at approximately the same times as the trades for the Fund or Underlying Funds. A potential conflict also may occur when the Sponsor’s principals trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by the Underlying Funds.

The Sponsor has sole current authority to manage the investments and operations of the Fund and the Underlying Funds, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests, including the authority of the Sponsor to allocate expenses to and between the Teucrium Funds. Shareholders have very limited voting rights with respect to the Fund, which will limit the ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policies, or dissolution of the Fund or the Trust. Shareholders have no voting rights with respect to the Underlying Funds.

The Sponsor serves as the Sponsor to the Teucrium Funds and may in the future serve as the Sponsor or investment adviser to commodity pools other than the Teucrium Funds. The Sponsor may have a conflict to the extent that its trading decisions for the Fund may be influenced by the effect they would have on the other pools it manages. In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

In addition, the Sponsor may be required to indemnify the officers and directors of the other pools, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Fund losses and/or termination of the Fund.

If the Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Fund, it shall have no duty to offer such opportunity to the Fund. The Sponsor will not be liable to the Fund or the Shareholders for breach of any fiduciary or other duty if the Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Fund and is not required to share income or profits derived from such business ventures with the Fund.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any shareholder of a Trust series, or any other person, on the other hand, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.

In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

Interests of Named Experts and Counsel

No expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis, nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian/Administrator or other service providers to the Fund.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for the Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust keeps its books of record and account at its office located at, Three Main Street, Suite 215, Burlington, VT 05401, or at the offices of the Administrator, U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of the Fund are open to inspection by any Shareholder (or any duly constituted designee of a Shareholder) at all times during the usual business hours of the Fund upon reasonable advance notice to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in its office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

The Trust will furnish to DTC Participants for distribution to Shareholders annual reports (as of the end of each fiscal year) for the Fund as are required to be provided to Shareholders by the CFTC and the NFA. These annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Trust will also post monthly reports to the Fund’s website (www.teucrium.com). These monthly reports will contain certain unaudited financial information regarding the Fund, including the Fund’s NAV. The Sponsor will furnish to the Shareholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for the Fund with the SEC, which need not be sent to Shareholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Fund’s website www.teucrium.com.

The accountants’ report on its audit of the Fund’s financial statements will be furnished by the Trust to Shareholders upon request. The Trust will file such tax returns, and prepare, disseminate and file such tax reports for the Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation and will make such tax elections for the Fund as it deems advisable.

PricewaterhouseCoopers (“PwC”), 2001 Ross Avenue, Suite 1800, Dallas, Texas 75201-2997, will provide tax information in accordance with the Code and applicable U.S. Treasury Regulations. Persons treated as intermediaries for purposes of these regulations may obtain tax information regarding the Fund from PwC or from the Fund’s website, www.teucrium.com.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Governing Law

The rights of the Sponsor, the Trust, the Fund, DTC (as registered owner of the Fund’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware, except with respect to causes of action for violations of U.S. federal or state securities laws. The Trust Agreement and the effect of every provision thereof shall control over any contrary or limiting statutory or common law of the State of Delaware, other than the Delaware Trust Statute.

Security Ownership of Principal Shareholders and Management

As of December 31, 2025, the Fund is not aware of any 5% holder of its Shares.

No Class A members and officers of the Fund owned any Shares beneficially.

Legal Matters

Litigation and Claims

A settlement agreement (“Agreement”), by and among Teucrium Trading, Salvatore Gilbertie, Carl Miller III, Cory Mullen-Rusin, Steve Kahler, and Dale and Barbara Riker, was entered into as of April 26, 2024 and became effective on May 10, 2024. The Agreement resolves all of the claims raised in the actions captioned Dale Riker v. Sal Gilbertie et al., C.A. 656794/2020 (N.Y. Supreme Court), Sal Gilbertie, et. al. v. Dale Riker, et al., C.A. 2020-1018-LWW (Del. Ch.) and Dale Riker, et al. v. Teucrium Trading, LLC, C.A. 20221030-LWW (Del. Ch.).

On May 10, 2024, Van Eck Associates Corporation replaced Dale Riker as a Class A member of the Sponsor.

Except as described above, within the past 10 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Eversheds Sutherland (US) LLP (“Eversheds Sutherland”) has advised the Trust and the Sponsor with respect to the Shares being offered. Eversheds Sutherland advises the Sponsor with respect to its responsibilities as sponsor of, and on certain matters related to, the Trust and the Fund. Carlton Fields P.C. also provided the Sponsor with its opinion with respect to U.S. federal income tax matters addressed below in “U.S. Federal Income Tax Considerations.”

Experts

The financial statements of the Trust and the Fund incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Privacy Policy

The following discussion is qualified in its entirety by reference to the privacy policy. A copy of the privacy policy is available at www.teucrium.com.

The Sponsor, the Trust, and the Teucrium Funds have adopted a privacy policy relating to the collection, maintenance, and use of nonpublic personal information about the Teucrium Funds’ current and former investors, as required under federal law. Federal law gives investors the right to limit some but not all sharing of their nonpublic personal information. Federal law also requires the Sponsor to tell investors how it collects, shares, and protects such nonpublic personal information.

Collection of Nonpublic Personal Information

The Sponsor may collect or have access to nonpublic personal information about current and former Fund investors for certain purposes relating to the operation of the Funds. This information may include information received from investors, such as their name, social security number, telephone number, and address, and information about investors’ holdings and transactions in shares of the Teucrium Funds.

Use and Disclosure of Nonpublic Personal Information

The Sponsor does not sell nonpublic personal information to any third parties. The Sponsor primarily uses investors’ nonpublic personal information to complete financial transactions that may be requested. The Sponsor may disclose investors’ nonpublic personal information to third parties under specific circumstances described in the privacy policy. These circumstances include, among others, information needed to complete financial transactions, information released at the direction of an investor, and certain information requested by courts, regulators, law enforcement, or tax authorities. Investors may not opt out of these disclosures.

Investors’ nonpublic personal information, particularly information about investors’ holdings and transactions in shares of the Teucrium Funds, may be shared between and amongst the Sponsor and the Teucrium Funds. An investor cannot opt-out of the sharing of nonpublic personal information between and amongst the Sponsor and the Teucrium Funds. However, the Sponsor and the Teucrium Funds will not use this information for any cross-marketing purposes. In other words, all investors will be treated as having “opted out” of receiving marketing solicitations from Teucrium Funds other than the Teucrium Fund(s) in which it invests.

Protection of Nonpublic Personal Information

As described in the privacy policy, the Sponsor takes safeguards to protect investors’ nonpublic personal information, which include, among others, restricting access to such information, requiring third parties to follow appropriate standards of security and confidentiality, and maintaining physical, technical, administrative, and procedural safeguards.

Teucrium’s Website is hosted in the United States and any data provided to Teucrium is stored in the United States. If you choose to provide Personal Data from regions outside of the United States, then by your submission of such data, you acknowledge and agree that: (a) you are transferring your personal information outside of those regions to the United States voluntarily and with consent; (b) the laws and regulations of the United States shall govern your use of the provision of your information, which laws and regulations may differ from those of your country of residence; and (c) you permit your personal information to be used for the purposes herein and in the Privacy Policy above.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Shares of the Fund and the U.S. federal income tax treatment of the Fund. Except where noted otherwise, it deals only with the tax consequences relating to Shares held as capital assets by U.S. Shareholders (as defined below) who are not subject to special tax treatment. For example, in general it does not address the tax consequences, such as, but not limited to dealers in securities or currencies or commodities, traders in securities or dealers or traders in commodities that elect to use a mark to market method of accounting, financial institutions, tax-exempt entities (except as discussed below), insurance companies, persons holding Shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, persons with “applicable financial statements” within the meaning of Section 451 (b) of the Code or holders of Shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based on the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Carlton Fields, counsel to the Trust, that the material U.S. federal income tax consequences to the Fund and to U.S. Shareholders and Non-U.S. Shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Carlton Fields has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust, the Fund and the Sponsor. This opinion is not binding on the Internal Revenue Service (the "IRS") and is not a guarantee of the results. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors. The IRS may disagree with the tax positions taken by the Trust, and, if the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Shareholder” means a Shareholder that is, for U.S. federal income tax purposes, (i) a citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (a) is subject to the supervision of a court within the U.S. and the control of one or more United States persons as described in section 7701(a)(30) of the Code, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Shares, the discussion below may not be applicable to you and you should consult your own tax advisor regarding the tax consequences of acquiring, owning and disposing of Shares.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Classification of the Trust and the Fund

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and the Fund’s status as a series of the Trust, due to the nature of its activities the Fund will be treated as a partnership rather than a trust for U.S. federal income tax purposes. In addition, the trading of Shares on the NYSE Arca will cause the Fund to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as the Fund) not registered under the Investment Company Act of 1940 as amended, and not meeting certain other conditions, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence (the “qualifying income exception”). For this purpose, qualifying income is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In the case of a partnership of which a principal activity is the buying and selling of commodities other than as inventory or of futures, forwards and options with respect to commodities, “qualifying income” also includes income and gains from commodities and from such futures, forwards, options, and provided the partnership is a trader or investor with respect to such assets, swaps and other notional principal contracts with respect to commodities. The Trust and the Sponsor have represented the following to Carlton Fields:

●	At least 90% of each Underlying Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);

●

Each of the Underlying Funds is classified as a partnership for U.S. federal income tax purposes and has not elected, and will not elect, to be taxed as a corporation for U.S. federal income tax purposes;

●	In addition to holding shares of the Underlying Funds, the only other assets the Fund may hold are residual amounts in cash equivalents and/or cash (generally in interest-bearing accounts);

●

At least 90% of the Fund’s gross income for each taxable year will consist of (i) qualifying income derived by the Fund with respect to the Fund’s interests in the Underlying Funds, and (ii) interest income;

●	The Fund is organized and will be operated in accordance with its governing documents and applicable law; and

●	The Fund has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on the Representations, Carlton Fields is of the opinion that, although the matter is not free from doubt, it is more likely than not that (i) at least 90% of the Fund’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 and (ii) the Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes.  The Fund’s taxation as a partnership rather than as a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that the Fund satisfies the requirements of the qualifying income exception on a continuing basis.  No assurances can be given that the Fund’s operations for any given year will produce income that satisfies these requirements.  Carlton Fields will not review the Fund’s ongoing compliance with these requirements or with the Representations and will have no obligation to advise the Trust, the Fund or the Fund’s Shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If the Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case, as a condition of relief, the Fund could be required to pay the government amounts determined by the IRS), the Fund would be taxable as a corporation for U.S. federal income tax purposes and would pay U.S. federal income tax on its income at regular corporate rates.  In that event, Shareholders would not report their share of the Fund’s income or loss on their tax returns.  Distributions by the Fund (if any) would be treated as dividend income to the Shareholders to the extent of the Fund’s current and accumulated earnings and profits, then treated as a tax-free return of capital to the extent of the Shareholder’s basis in the Shares (and will reduce the basis), and, to the extent it exceeds a Shareholder’s basis in such Shares, as capital gain for Shareholders who hold their Shares as capital assets.  Accordingly, if the Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in the Fund and on the value of the Shares.

The remainder of this summary assumes that the Fund (and each Underlying Fund) is classified for U.S. federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of the Fund’s Income.  No U.S. federal income tax is paid by the Fund on its income.  Instead, the Fund files annual partnership returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deductions, and credits reflected on such partnership returns.  The Fund’s income, gain, loss, deduction, or credits will include its allocable share of those items derived from its interests in the Underlying Funds.  If the Fund recognizes income for a taxable year, including interest and/or net capital gains from the cash settlement of commodity interests as a result of its investment in an Underlying Fund, Shareholders must report their share of these items even though the Fund makes no distributions of cash or property during the taxable year. Consequently, a Shareholder may be taxable on income or gain recognized by the Fund (including the Fund’s allocable share of income or gain derived from the Underlying Funds) but receive no cash distribution with which to pay the resulting tax liability or may receive a distribution that is insufficient to pay such tax liability.  Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Shareholder that realizes net income or gain with respect to Shares for a taxable year will be required to pay any resulting tax from sources other than Fund distributions. Additionally, individuals with modified adjusted gross income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities. Shareholders subject to this provision may be required to pay this 3.8% surtax on interest income and capital gains allocated to them by the Fund.

Monthly Conventions for Allocations of the Fund’s Profit and Loss and Capital Account Restatements.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction, or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.”  An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by considering all facts and circumstances relating to the economic arrangements among the partners.  Subject to the possible exception for certain conventions to be used by the Fund, as discussed below, allocations pursuant to the Trust Agreement should be considered as having substantial economic effect or being in accordance with Shareholders’ interests in the Fund.

In situations where a partner’s interest in a partnership is redeemed or sold during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method.  The Fund intends to allocate tax items using an interim closing of the book’s method under which income, gains, losses, and deductions will be determined on a monthly basis, taking into account the Fund’s accrued income, and deductions, and gains, and losses (both realized and unrealized) for the month.  The tax items for each month during a taxable year will then be allocated among the holders of Shares in proportion to the number of Shares owned by them as of the close of trading on the last trading day of the preceding month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who disposes of a Share during the current month will be treated as disposing of the Share as of the end of the last day of the calendar month.  For example, an investor who buys a Share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because it is deemed to hold the Share through the last day of May) but none of those attributable to April.  The tax items attributable to that Share for April will be allocated to the person who held the Share as of the close of trading on the last trading day of March.  Under the monthly allocation convention, an investor who purchases and sells a Share during the same month, and therefore does not hold (and is not deemed to hold) the Share at the close of the last trading day of either that month or the previous month, will receive no allocations with respect to that Share for any period.  Accordingly, investors may receive no allocations with respect to Shares that they actually held, or may receive allocations with respect to Shares attributable to periods that they did not actually hold the Shares.

Each of the Underlying Funds applies an allocation method for its partnership items that is essentially identical to the monthly allocation convention. Therefore, the amounts allocated among Shareholders by the Underlying Fund themselves are based on simplifying assumptions and conventions that may not precisely reflect the Fund’s economic income or loss from an investment in the Underlying Funds.

By investing in Shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Shareholders by the Fund or the Trust.

For any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the Fund will credit or debit the “book” capital accounts of existing Shareholders with the amount of any unrealized gain or loss, respectively, on Fund assets.  For this purpose, the Fund will use a convention whereby unrealized gain or loss will be computed based on the lowest NAV of the Fund’s assets during the month in which Shares are issued or redeemed, which may be different than the value of the assets on the date of an issuance or redemption.  The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for differences between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or outstanding Shares are redeemed (so-called “reverse Code section 704(c) allocations”).  The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The conventions used by the Fund, as noted above, in making tax allocations may cause a Shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by the Fund during the period it held its Shares.  This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Shares are sold, but could be permanent. As one example, a Shareholder could be allocated income accruing after it sold its Shares, resulting in an increase in the basis of the Shares (see “Tax Basis of Shares ” below).  In connection with the disposition of the Shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses” below).

Section 754 election.  The Fund (and each of the Underlying Funds) has made the election permitted by Code section 754 (a “section 754 election”), which election is irrevocable without the consent of the IRS.  The effect of this election is that, when a secondary market sale of Shares occurs, the Fund adjusts the purchaser’s proportionate share of the tax basis of the Fund’s assets to fair market value, as reflected in the price paid for the Shares, as if the purchaser had made a direct acquisition of an interest in the Fund’s assets.  The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax basis of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to the partner’s share of the appreciation or depreciation in the value of the asset since the partner acquired its interest.  Depending on the price paid for Shares and the tax basis of the Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Shares may be favorable or unfavorable.  In order to make the appropriate basis adjustments in a cost-effective manner, the Fund will use certain simplifying conventions and assumptions.  In particular, the Fund will obtain information regarding secondary market transactions in its Shares and use this information to adjust the Shareholders’ indirect basis in the Fund’s assets.  It is possible the IRS could be successful in asserting that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Shareholders.  If the Fund acquires shares of an Underlying Fund on the secondary market, the Underlying Fund will adjust the Fund’s share of the tax basis of the Underlying Fund’s assets using the conventions and assumptions described above.

Section 1256 Contracts.  Under the Code, special rules apply to instruments constituting “section 1256 contracts.”  Section 1256 requires that such instruments held at the end of a taxable year be treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., “marked to market”).  Moreover, any gain or loss realized from a disposition, termination or marking-to-market of section 1256 contracts is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60-40 Treatment”).  The term “section 1256 contract” generally includes, in relevant part:  (1) a ”regulated futures contract,” defined as a contract (a) that is traded on or subject to the rules of a national securities exchange that is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury (a “qualified board or exchange”), and (b) with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange.

The Sponsor expects that many of the Underlying Funds’ Futures Contracts will qualify as “section 1256 contracts” under the Code, as will some other commodity interests that are cleared through a qualified board or exchange.  Any gain or loss recognized by the Underlying Funds with respect to section 1256 contracts will be subject to the 60-40 treatment and will be allocated to shareholders of the Underlying Fund (including the Fund) in accordance with the monthly allocation convention. Commodity swaps will most likely not qualify as section 1256 contracts. If a commodity swap is not taxable as a section 1256 contract, any gain or loss on the swap will be recognized at the time of disposition or termination as long-term or short-term capital gain or loss depending on the holding period of the swap in the Underlying Fund’s hands.

Foreign exchange gains and losses realized by an Underlying Fund in connection with certain transactions involving foreign currency-denominated debt securities, certain futures contracts, forward contracts, options and similar investments denominated in a foreign currency, and payables or receivables denominated in a foreign currency are subject to section 988 of the Code, which generally causes such gain and loss to be treated as ordinary income or loss. To the extent an Underlying Fund hold foreign investments, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Because the amount of an Underlying Fund’s investments in various countries will change from time to time, it is not possible to determine the effective rate of such taxes in advance.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Shareholders by the Fund, including but not limited to those described below.

A Shareholder’s deduction of its allocable share of any loss of the Fund (including its allocable share of any loss of an Underlying Fund) is limited to the lesser of (1) the tax basis in its Shares or (2) in the case of a Shareholder that is an individual or a closely held corporation, the amount which the Shareholder is considered to have “at risk” with respect to the Fund’s activities.  In general, the amount at risk initially will be a Shareholder’s invested capital.  Losses in excess of the amount at risk must be deferred until years in which the Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Individuals and other non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income.  Unused capital losses can be carried forward and used in future years, subject to these same limitations.  In addition, an individual taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations.  Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

The deduction for expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), is suspended for taxable years beginning after December 31, 2017 and before January 1, 2026. During these taxable years, non-corporate taxpayers will not be able to deduct miscellaneous itemized deductions. Provided the suspension is not extended for taxable years ending on or after January 1, 2026, miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the taxpayer’s adjusted gross income for the year.  Although the matter is not free from doubt, the Sponsor believes that the expenses of the Fund (including its allocable share of the expenses of the Underlying Funds) will constitute investment-related expenses subject to this miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and the Fund will report these expenses consistent with that interpretation. For taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

● 3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

● 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Non-corporate Shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.”  Investment interest expense of a Shareholder will generally include any interest expense accrued by the Fund (or an Underlying Fund) and any interest paid or accrued on direct borrowings by a Shareholder to purchase or carry its Shares, such as interest with respect to a margin account.  Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

        If the Fund incurs indebtedness that is treated as allocable to a trade or business, the Fund’s ability to deduct interest on such indebtedness is limited to an amount equal to the sum of (1) the Fund’s business interest income during the year and (2) 30% of the Fund’s adjusted taxable income for such taxable year. If the Fund is not entitled to fully deduct its business interest in any taxable year, such excess business interest expense will be allocated to each Shareholder as excess business interest and can be carried forward by the Shareholder to successive taxable years and used to offset any excess taxable income allocated by the Fund to such Shareholder. Any excess business interest expense allocated to a Shareholder will reduce such Shareholder’s basis in its Shares in the year of the allocation even if the expense does not give rise to a deduction to the Shareholder in that year. Immediately prior to a Shareholder’s disposition of its Shares, the Shareholder’s basis will be increased by the amount by which such basis reduction exceeds the excess interest expense that has been deducted by such Shareholder. This limitation also applies to any indebtedness incurred by an Underlying Fund with respect to its trade or business, if any.

To the extent that the Fund allocates losses or expenses to a Shareholder that must be deferred or disallowed as a result of these or other limitations in the Code, the Shareholder may be taxed on income in excess of its economic income or distributions (if any) on its Shares.  As one example, a Shareholder could be allocated and required to pay tax on its share of interest income accrued by the Fund for a particular taxable year and, in the same year, be allocated a share of a capital loss that the Shareholder cannot deduct currently because it has insufficient capital gains against which to offset the loss.  As another example, a Shareholder could be allocated and required to pay tax on its share of interest income and capital gains for a year but be unable to deduct some or all of its share of Fund expenses and/or margin account interest incurred by the Shareholder with respect to its Shares.  Each Shareholder is urged to consult its own tax advisor regarding the effect of limitations under the Code on the ability to deduct their allocable share of the Fund’s losses and expenses.

Tax Basis of Shares

A Shareholder’s tax basis in its Shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its Shares, (2) the amount of non-taxable distributions that it may receive from the Fund, and (3) its ability to utilize its distributive share of any losses of the Fund on its U.S. federal income tax return.  A Shareholder’s initial tax basis of its Shares will equal its cost for the Shares plus its share of the Fund’s liabilities (if any) at the time of purchase.  In general, a Shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the Fund as to which the Shareholder or certain affiliates of the Shareholder is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the Fund that are not partner nonrecourse liabilities as to any Shareholder.  For this purpose, the Fund’s liabilities will include its share of any liabilities of an Underlying Fund.

A Shareholder’s tax basis in its Shares generally will be (1) increased by (a) its allocable share of the Fund’s taxable income and gain and (b) any additional contributions by the Shareholder to the Fund and (2) decreased (but not below zero) by (a) its allocable share of the Fund’s tax deductions and losses and (b) any distributions by the Fund to the Shareholder.  For this purpose, an increase in a Shareholder’s share of the Fund’s liabilities will be treated as a contribution of cash by the Shareholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Shareholder.  Pursuant to certain IRS rulings, a Shareholder will be required to maintain a single, “unified” basis in all Shares that it owns.  As a result, when a Shareholder that acquired its Shares at different prices sells less than all of its Shares, such Shareholder will not be entitled to specify particular Shares (e.g., those with a higher basis) as having been sold.  Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Shares to the Shares sold.

Treatment of Fund Distributions.  If the Fund makes non-liquidating distributions to Shareholders, such distributions generally will not be taxable to any particular Shareholder for U.S. federal income tax purposes except to the extent that the amount of money distributed exceeds the Shareholder’s adjusted basis of its interest in the Fund immediately before the distribution.  Any money distributed that is in excess of a Shareholder’s tax basis generally will be treated as gain from the sale or exchange of Shares.  For purposes of determining the gain recognized on a distribution from a partnership, a marketable security distributed to a partner is generally treated as money. This treatment, however, does not apply to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. Similar rules apply to non-liquidating distributions received by the Fund from an Underlying Fund.

Tax Consequences of Disposition of Shares

If a Shareholder sells its Shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Shares sold.  A Shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of the Fund's liabilities (including an allocable share of any Underlying Fund's liabilities).

Gain or loss recognized by a Shareholder on the sale or exchange of Shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss.  A special election is available under the Treasury Regulations that allows Shareholders to identify and use the actual holding periods for the Shares sold for purposes of determining whether the gain or loss recognized on a sale of Shares will give rise to long-term or short-term capital gain or loss.  It is expected that most Shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding periods for Shares sold.  If a Shareholder who has differing holding periods for its Shares fails to make the election or is not able to identify the holding periods of the Shares sold, the Shareholder will have a split holding period in the Shares sold.  Under such circumstances, a Shareholder will be required to determine its holding period in the Shares sold by first determining the portion of its entire interest in the Fund that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold.  The Shareholder would then treat each Share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the Fund.

Under Code section 751, a portion of a Shareholder’s gain or loss from the sale of Shares (regardless of the holding period for such Shares), will be computed separately and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by the Fund (or by an Underlying Fund).  The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent that such items would give rise to ordinary income if sold by the Fund (or by an Underlying Fund). However, the short-term capital gain on section 1256 contracts resulting from 60-40 Treatment, described above, should not be subject to this rule.

If some or all of a Shareholder’s Shares are lent by its broker or other agent to a third party—for example, for use by the third party in covering a short sale—the Shareholder may be considered as having made a taxable disposition of the loaned Shares, in which case—

●	The Shareholder may recognize taxable gain or loss to the same extent as if it had sold the Shares for cash;

●	Any of the income, gain, loss, or deduction allocable to those Shares during the period of the loan is not reportable by the Shareholder for income tax purposes; and

●	Any distributions that the Shareholder receives with respect to the Shares under the loan agreement will be fully taxable to the Shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their Shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their Shares.

Other U.S. Federal Income Tax Matters

Information Reporting. The Fund provides tax information to the Shareholders and to the IRS, as required. Shareholders are treated as partners for U.S. federal income tax purposes. Accordingly, the Fund will furnish Shareholders each year, with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for U.S. federal income tax purposes. On the basis of this ruling, except as otherwise provided herein, we will treat as a Shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Shares.

Persons who hold an interest in the Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Shares they acquire, hold or transfer for their own account. A penalty of $250 per failure (as adjusted for inflation), up to a maximum of $3,000,000 per calendar year (as adjusted for inflation), is imposed by the Code for failure to report such information correctly to the Fund. If the failure to furnish such information correctly is determined to be willful, the per failure penalty increases to $500 (as adjusted for inflation) or, if greater, 10% of the aggregate amount of items required to be reported, and the $3,000,000 maximum does not apply. The nominee is required to supply the beneficial owner of the Shares with the U.S. federal income tax information furnished by the Fund.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by the Fund (or by an Underlying Fund).  Adjustments resulting from any such audit may require a Shareholder to adjust a prior year’s tax liability and could result in an audit of the Shareholder’s own return. Any audit of a Shareholder’s return could result in adjustments of non-partnership items as well as Fund items. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. Prior to January 1, 2018 the tax treatment of partnership items of income, gain, loss and deduction were determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provided for one partner to be designated as the “tax matters partner” and to represent the partnership for purposes of these proceedings. The Trust Agreement appointed the Sponsor as the tax matters partner of the Fund. The Sponsor has been appointed as the “partnership representative” as required by the Bipartisan Budget Act of 2015.

The Bipartisan Budget Act of 2015 adopted a new partnership-level audit and assessment procedure for all entities treated as partnerships for U.S. federal income tax purposes. These new rules generally apply to partnership taxable years beginning after December 31, 2017. Under these rules, tax deficiencies (including interest and penalties) that arise from an adjustment to partnership items generally would be assessed and collected from the partnership (rather than from the partners), and generally would be calculated using maximum applicable tax rates (although such partnership level tax may be reduced or eliminated under limited circumstances). A narrow category of partnerships (generally, partnerships having no more than 100 partners that consist exclusively of individuals, C corporations, S corporations and estates) are permitted to elect out of the new partnership-level audit rules. As an alternative to partnership-level tax liability, a partnership may elect to furnish adjusted Schedule K-1s to the IRS and to each person who was a partner in the audit year, stating such partner’s share of any partnership adjustments, and each such partner would then take the adjustments into account on its tax returns in the year in which it receives its adjusted Schedule K-1 (rather than by amending their tax returns for the audited year). If the Fund were subject to a partnership level tax as a result of these new rules, the economic return of all Shareholders (including Shareholders that did not own Shares in the Fund during the taxable year to which the audit relates) may be affected.

To address these new rules, the Sponsor amended the Trust Agreement so that if the Fund becomes subject to any tax as a result of any adjustment to taxable income, gain, loss, deduction or credit for any taxable year of the Fund (pursuant to a tax audit or otherwise), such Shareholder (and each former Shareholder) is obligated to indemnify the Fund and the Sponsor against any such taxes (including any interest and penalties) to the extent such tax (or portion thereof) is properly attributable to such Shareholder (or former Shareholder). In addition, the Sponsor, on behalf of the Fund, will be authorized to take any action permitted under applicable law to avoid the assessment of any such taxes against the Fund (including an election to issue adjusted Schedule K-1s to the Shareholders (and/or former Shareholders) which takes such adjustments to taxable income, gain, loss, deduction or credit into account.  If an Underlying Fund becomes subject to tax as a result of adjustments to income, gain, loss deduction or credit, the Fund as a shareholder or former shareholder of the Underlying Fund could have liability for its allocable share of such tax or could have to take into account adjustments from the Underlying Fund.

Reportable Transaction Rules.   In certain circumstances, the Code and Treasury Regulations require that the IRS be notified of transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return.  These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits, and they could require disclosure by the Trust or Shareholders if a Shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its Shares and possibly in other circumstances.  While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Shares or the Shares of an Underlying Fund, even if the taxpayer’s basis in such interests is equal to the amount of cash that it paid for such interests.  In addition, significant monetary penalties may be imposed in connection with a failure to comply with these reporting requirements.  Investors should consult their own tax advisor concerning the application of these reporting requirements to their specific situation.

Tax-Exempt Organizations.   Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations, and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”).  Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business.  If the Fund (or an Underlying Fund) were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Shareholder, then, in computing its UBTI, that Shareholder would have to include its share of (1) the Fund’s gross income (including the Fund’s allocable share of the gross income of an Underlying Fund) from the unrelated trade or business, whether or not distributed, and (2) the Fund’s allowable deductions directly connected with that gross income. An exempt organization that has more than one unrelated trade or business must compute its UBTI separately for each such trade or business.

UBTI generally does not include dividends, interest, or payments with respect to securities loans, and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business).  Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI.  Debt-financed property generally is income-producing property (including securities) the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition).  Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and, at the time of acquisition, the incurrence of debt was foreseeable.  The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the tax year.  The Sponsor currently does not anticipate that the Fund (or any Underlying Fund) will borrow money to acquire investments; however, it cannot be certain that the Fund (or an Underlying Fund) will not borrow for such purpose in the future, which could result in an exempt organization Shareholder having UBTI.  In addition, an exempt organization Shareholder that incurs acquisition indebtedness to purchase its Shares in the Fund may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization Shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Shareholder’s form of organization.  The Fund may report to each such Shareholder information as to the portion, if any, of the Shareholder’s income and gains from the Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that the Fund’s calculation of UBTI will be accepted by the IRS.  An exempt organization Shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI.

Regulated Investment Companies.   Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility under the Code for regulated investment company (“RIC”) status.  A RIC may invest up to 25% of its assets in interests in qualified publicly traded partnerships.  The determination of whether a publicly traded partnership such as the Fund is a qualified publicly traded partnership is made on an annual basis.  The Fund expects to be a qualified publicly traded partnership in each of its taxable years.  However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S.-source income or gain from investing or engaging in a U.S. business are taxable on two categories of income.  The first category consists of amounts that are fixed or determinable, annual or periodic income, such as interest, dividends, and rent that are not connected with the operation of a U.S. trade or business (“FDAP”).  The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”).  FDAP income (other than interest that is considered “portfolio interest,” as discussed below) generally is subject to a 30% U.S. withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence.  In contrast, ECI generally is subject to U.S. income tax on a net basis at graduated rates upon the filing of a U.S. income tax return.  Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is currently subject to a withholding tax at a rate of 37% for individual Shareholders and a rate of 21% for corporate Shareholders.  The tax withholding on ECI, which is the highest tax rate under Code section 1 for non-corporate Non-U.S. Shareholders and Code section 11(b) for corporate Non-U.S. Shareholders, may increase in future tax years if tax rates increase from their current levels.

Withholding on Allocations and Distributions.   The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year.  Classifying an activity by a partnership as an investment or an operating business is a factual determination.  Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer in such stocks, securities, or commodities.  This safe harbor applies to investments in commodities only if (i) the commodities are of a kind customarily dealt in on an organized commodity exchange and (ii) the transaction is of a kind customarily consummated at such place.  Although the matter is not free from doubt, in light of the activities currently contemplated for the Fund and each of the Underlying Funds, neither the Fund nor any Underlying Fund should be engaged in a trade or business within the United States.  However, there can be no assurance that the IRS would not be successful in asserting that the Fund or an Underlying Fund is engaged in a U.S. trade or business.

In the event that the Fund or an Underlying Fund is considered to be engaged in a U.S. trade or business, the Fund would be required to withhold at the highest rate specified in Code section 1 (currently 37%) on allocations of its ECI (including its allocable share of any ECI of an Underlying Fund) to non-corporate Non-U.S. Shareholders and the highest rate specified in Code section 11(b) (currently 21%) on allocations of its ECI (including its allocable share of any ECI of an Underlying Fund) to corporate Non-U.S. Shareholders, when such income is distributed. Non-U.S. Shareholders would also be subject to a 10% withholding tax on the consideration payable upon a sale or exchange of such Non-U.S. Shareholder’s Shares, although the IRS has temporarily suspended this withholding for transfers of interests in publicly traded partnerships that occur before January 1, 2023. Such withholding will be required on transactions occurring on or after January 1, 2023. In the case of a transfer made through a broker, the obligation to withhold will generally be imposed on the transferor’s broker A Non-U.S. Shareholder with ECI generally will be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such Shareholder’s actual U.S. federal income tax liability.

Even if the Fund and each of the Underlying Funds did not realize ECI, a Non-U.S. Shareholder nevertheless may be treated as having FDAP income, which would be subject to a 30% U.S. withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of Fund income (including its allocable share of any FDAP income of an Underlying Fund).

Amounts withheld by the Fund or an Underlying Fund on behalf of a Non-U.S. Shareholder will be treated as being distributed to such Shareholder to the extent possible.  In some cases, the Fund or an Underlying Fund may not be able to match the economic cost of satisfying its withholding obligations to a particular Non-U.S. Shareholder, which may result in that cost being borne by the Fund or the Underlying Fund, generally, and accordingly, by all Shareholders (including the Fund with respect to its investment in an Underlying Fund) proportionately.

To the extent that any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the Non-U.S. Shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form.  In general, portfolio interest is interest paid on debt obligations issued in registered form, unless the recipient owns 10% or more of the voting power of the issuer. A Non-U.S. Shareholder’s allocable share of interest on U.S. bank deposits, certificates of deposit and discount obligations with maturities from original issue of 183 days or less should also not be subject to withholding. Generally, other interest from U.S. sources paid to the Fund (or Underlying Funds) and allocable to Non-U.S. Shareholders will be subject to withholding.

In order for the Fund to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as portfolio interest, it will be necessary for all Non-U.S. Shareholders to provide the Fund with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Shares.   Gain from the sale or exchange of Shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year.  In such case, the nonresident alien individual may be subject to a 30% U.S. withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Foreign Account Tax Compliance Act.   Legislation commonly referred to as the Foreign Account Tax Compliance Act or "FATCA" generally imposes a 30% U.S. withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners).  The types of income subject to the withholding tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends.  Proposed Treasury Regulations, however, generally eliminate withholding under FATCA on gross proceeds. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account.  In addition, subject to certain exceptions, this legislation also imposes a 30% U.S. withholding tax on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner.  Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which it holds Shares, a Non-U.S. Shareholder could be subject to this 30% U.S. withholding tax with respect to distributions on its Shares. Under certain circumstances, a Non-U.S. Shareholder may be eligible for a refund or credit of such taxes.

Prospective Non-U.S. Shareholders should consult their own tax advisor regarding these and other tax issues unique to Non-U.S. Shareholders.

Backup Withholding

The Fund may be required to withhold U.S. federal income tax (“backup withholding”) from payments to:  (1) any Shareholder who fails to furnish the Fund with his, her or its correct taxpayer identification number or a certificate that the Shareholder is exempt from backup withholding, and (2) any Shareholder with respect to whom the IRS notifies the Fund that the Shareholder is subject to backup withholding.  Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular U.S. federal income tax liability if appropriate information is provided to the IRS.  The backup withholding rate is the fourth lowest rate applicable to individuals under Code section 1(c) (currently 24%) and may increase in future tax years.

Other Tax Considerations

In addition to U.S. federal income taxes, Shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, gift, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which the Fund does business or owns property or where the Shareholder resides.  Although an analysis of those various taxes is not presented here, each prospective Shareholder should consider their potential impact on its investment in the Fund.  It is each Shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.  Carlton Fields has not provided an opinion concerning any aspects of state, local, or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed under the heading “U.S. Federal Income Tax Considerations.”

Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in the Fund. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own advisors concerning the appropriateness of an investment in the Fund and the manner in which Shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan. The Sponsor is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with a plan’s investment in the Fund.

The Fund and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)

either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Shares. The Sponsor believes that the Shares therefore constitute publicly offered securities, and the underlying assets of the Fund should not be considered to constitute plan assets of any plan that purchases Shares.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Shares may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

●	exercise any discretionary authority or discretionary control with respect to management of the plan;

●	exercise any authority or control with respect to management or disposition of the assets of the plan;

●	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

●	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

●	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Shares constitutes an arrangement under which the Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Shares, (3) the investing plan, by itself, has the authority or influence to cause the Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause the Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from the Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in the Fund (and any continued investment in the Fund), or the operation and administration of the fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in the Fund is not to be construed as a representation by the Trust, the Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in the Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus incorporates by reference the information relating to the Fund in the documents set forth below that have been previously filed with the SEC and information relating to the Fund in any future filings that the Trust makes with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (in each case other than those documents or portions of those documents not deemed to have been filed in accordance with SEC rules) between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in the prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in that document) at no cost, upon written or oral request at the following address or telephone number:

Teucrium Agricultural Fund

Attention: Cory Mullen-Rusin

Three Main Street, Suite 215, Burlington, VT 05401

(877) 376-0082

Our Internet website is www.teucrium.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, the Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, the Fund or the Shares, please refer to the registration statement, which you may inspect online at www.sec.gov. Information about the Trust, the Fund and the Shares can also be obtained from the Fund’s website, which is www.teucrium.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for the Fund pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov, which is the Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Fund’s operations, the Sponsor’s plans and references to the Fund’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Fund?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Fund’s operations or the value of its Shares.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Administrator: U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to the Fund.

Benchmark: A weighted average of the closing settlement prices for three Futures Contracts the daily changes in which each Underlying Fund attempts to track.

Benchmark Component Futures Contracts: The three Futures Contracts that at any given time make up an Underlying Fund’s Benchmark.

Business Day: Any day other than a day when any of the NYSE Arca, CBOT, ICE, or the New York Stock Exchange is closed for regular trading.

CFTC: Commodity Futures Trading Commission, an independent federal agency with the mandate to regulate commodity futures and options in the United States.

Chicago Board of Trade (CBOT): The primary exchange on which corn, wheat and soybean Futures Contracts are traded in the U.S. The Fund expressly disclaims any association with the CBOT or endorsement of the Fund by the CBOT and acknowledges that “CBOT” and “Chicago Board of Trade” are registered trademarks of such exchange. The CBOT is part of the CMR Group.

Code: Internal Revenue Code of 1986, as amended.

Commodity interests: Futures Contracts, Cleared Swaps and Other Commodity interests.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any swap or commodity for future delivery or commodity option on or subject to the rules of any contract market.

Creation Basket: A block of 12,500 Shares used by the Fund to issue Shares.

Custodian: U.S. Bank, N.A.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Shares.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

Exchange for Related Position: A privately negotiated and simultaneous exchange of a futures contract position for a swap or other OTC instrument on the corresponding commodity.

FINRA: Financial Industry Regulatory Authority.

Forward Contract: an OTC bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Forwards are almost always settled by delivery of the underlying commodity. Although possible, it is unusual to settle a Forward financially; therefore, Forwards are generally illiquid.

Futures Contracts: an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location. Typically, a futures contract is traded out or rolled on an exchange before delivery or receipt of the underlying commodity is required. Futures contracts for corn, wheat, soybeans or sugar that are traded on U.S. or foreign exchanges.

ICE Futures: The primary exchange on which Sugar No. 11 Futures Contracts are traded in the U.S. The Fund expressly disclaims any association with ICE Futures or endorsement of the Fund by ICE Futures and acknowledges that “ICE Futures” and “ICE Futures US” are registered trademarks of such exchange.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in Futures Contracts.

Marketing Agent: PINE Distributors, LLC

NAV: Net Asset Value of the Fund.

New York Mercantile Exchange (NYMEX): An exchange on which Futures Contracts are traded in the U.S. The Fund expressly disclaims any association with the NYMEX or endorsement of the Fund by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such exchange.

NFA: National Futures Association.

NSCC: National Securities Clearing Corporation.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract, swap agreement, forward contract or commodity, as applicable, at a specified price on or before a specified date.

Over the Counter (or “OTC”) Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Redemption Basket: A block of 12,500 Shares used by the Fund to redeem Shares.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common units representing fractional undivided beneficial interests in the Fund.

Sponsor: Teucrium Trading, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of the Fund and the Underlying Funds.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Agreement: An OTC derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the performance of the Fund will not track the combined performance of the Underlying Funds.

Trust Agreement: The Sixth Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of December 18, 2025.

Underlying Fund: The commodity pools in which the Fund invests — specifically, the Teucrium Corn Fund, Teucrium Wheat Fund, Teucrium Soybean Fund and Teucrium Sugar Fund.

Valuation Day: Any day as of which the Fund calculates its NAV.

You: The owner of Shares.

STATEMENT OF ADDITIONAL INFORMATION

TEUCRIUM AGRICULTURAL FUND

This statement of additional information is the second part of a two-part document. The first part is the Fund’s disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information. This statement of additional information should be read in conjunction with the disclosure document. To obtain a copy of the disclosure document without charge, call the Fund at (877) 376-0082. Before you decide whether to invest, you should read the entire prospectus carefully and consider the risk factors beginning on page 12.

This statement of additional information and accompanying disclosure document are both dated April 30, 2026.

TEUCRIUM AGRICULTURAL FUND

Market Outlook

        The price per bushel of wheat, corn and soybeans in the United States is primarily a function of both U.S. and global production and demand. The price per pound of sugar in the United States is primarily a function of both U.S. and global production and demand as well as expansive protectionist policies implemented by the US Government. Long term impacts from sanctions, shipping disruptions, collateral war damage, and a potential expansion of the conflict between Russia and Ukraine could further disrupt the availability of agricultural products and supplies. As such, volatility, trading volumes, and prices in global agricultural commodity markets have been impacted. Given all of the above factors, the Sponsor has no ability to discern when current high levels of volatility will subside.

The Corn Market

Corn is currently the most widely produced livestock feed grain in the United States. The two largest demands of the United States’ corn crop are used in livestock feed and ethanol production. Corn is also processed into food and industrial products, including starch, sweeteners, corn oil, beverages and industrial alcohol. The United States Department of Agriculture (“USDA”) publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide corn production and consumption, and for other grains such as soybeans and wheat which can be used in some cases as a substitute for corn. These reports are available on the USDA’s website, www.usda.gov, at no charge. The outlook provided below is from the January 12, 2026 USDA report.

As a general matter, the occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical events, outbreak, or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, Ukraine’s military response and the potential for wider conflict may increase financial market volatility. Generally, these adverse effects may cause continued volatility in the price of corn, corn futures, and the share price of the Fund.

The price per bushel of corn in the United States is primarily a function of both U.S. and global production and demand. Long term impacts from sanctions, shipping disruptions, collateral war damage, and a potential expansion of the conflict between Russia and Ukraine could further disrupt the availability of corn supplies. These impacts remain important to track as both countries have played important roles in supplying grain to other parts of the world. As such, volatility, trading volumes, and prices in global corn markets have risen dramatically and are expected to continue indefinitely at extreme elevated levels. Given all of the above factors, the Sponsor has no ability to discern when current high levels of volatility will subside.

Recent geopolitical, economic and inflationary events may have impacted the level of “backwardation” that the Fund's holdings experienced and potentially placed upward pressure on the prices of a wide variety of commodities. As a result, near to expire contracts can trade at a higher price than longer to expire contracts, a situation referred to as “backwardation.” Putting aside the impact of the overall movement in prices of corn and corn futures, the Benchmark Component Futures Contracts (the corn futures contracts that the Fund invests in to achieve its investment objective) would tend to rise as they approach expiration. This backwardation may benefit the Fund because it will sell more expensive contracts and buy less expensive contracts on an ongoing basis.

Conversely, in the event of a corn futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in corn prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. If the price of corn and corn futures were to decline, for example, because of a resolution of the Russia-Ukraine conflict, the Fund would experience the negative impact of contango.

The United States is the world’s leading producer and exporter of corn. For the Crop Year 2025-26, the USDA estimates that the U.S. will produce approximately 33% of all the corn globally, of which about 19% will be exported. For 2025-26, based on the January 12, 2026 USDA reports, global consumption of 1,300 Million Metric Tons (MMT) is expected to be slightly higher than global production of 1,296 MMT. If the global demand for corn is not equal to global supply, this may have an impact on the price of corn. Besides the United States, other principal world corn exporters include Argentina, Brazil, Russia, South Africa, and Ukraine. Major import nations include Mexico, Japan, the European Union (EU), South Korea, Egypt, and parts of Southeast Asia. China’s production at 301 MMT is approximately 7% less than its domestic usage.

According to the USDA, global corn consumption has increased 661% from crop year 1960/1961 to 2025/2026 as demonstrated by the graph below and is projected to continue to grow in coming years. Consumption growth is the result of a combination of many factors including: 1) global population growth, which, according to the U.S. Census Department, is estimated to reach 9.7 billion by 2050; 2) a growing global middle class which is increasing the demand for protein and meat-based products globally and most significantly in developing countries; and 3) increased use of biofuels, including ethanol in the United States.

Global corn consumption may fluctuate year over year due to any number of reasons which may include, but is not limited to, economic conditions, global health concerns, international trade policy. Corn is a staple commodity used pervasively across the globe so that any contractions in consumption may only be temporary as has historically been the case.

While global consumption of corn has increased over the 1960/1961-2025/2026 period, so has production, driven by increases in acres planted and yield per acre. However, according to the USDA and United Nations, future growth in planted acres and yield may be inhibited by lower productive land, and lack of infrastructure and transportation. In addition, agricultural crops such as corn are highly weather dependent for yield and therefore susceptible to changing weather patterns. In addition, given the current production/consumption patterns, nearly 100% of all corn produced globally is consumed which leaves minimal excess inventory if production issues arise.

The price per bushel of corn in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2025.

On January 12, 2026, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 2025-26. The exhibit below provides a summary of historical and current information for United States corn production.

Standard Corn Futures Contracts trade on the CBOT in units of 5,000 bushels. Three grades of corn are deliverable under CBOT Corn Futures Contracts: Number 1 yellow, which may be delivered at 1.5 cents over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, between a 2 and 4 cents per bushel under contract price depending on broken corn and foreign material and damage grade factors. There are five months each year in which CBOT Corn Futures Contracts expire: March, May, July, September, and December.

If the futures market is in a state of backwardation (i.e., when the price of corn in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing corn prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. Over time, if backwardation remained constant, the differences would continue to increase. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing corn prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Over time, if contango remained constant, the difference would continue to increase. Historically, the corn futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the corn market and the corn harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

Futures contracts may be either bought or sold, long or short. The CFTC weekly releases the “Commitment of Traders” (COT) report, which depicts the open interest as well as long and short positions in the market. Market participants may use this report to gauge market sentiment.

The Soybean Market

Global soybean production is concentrated in the U.S., Brazil, Argentina and China. The USDA has estimated that, for the Crop Year 2025-26, the United States will produce approximately 116 MMT of soybeans or approximately 27% of estimated world production, with Brazil production at 178 MMT. Argentina is projected to produce about 49 MMT. For 2025-26, based on the January 12, 2026 USDA report, global consumption of 423 MMT is estimated slightly lower than global production of 426 MMT. If the global demand for soybeans is not equal to global supply, this may have an impact on the price of soybeans. Global soybean consumption may fluctuate year over year due to any number of reasons which may include, but is not limited to, economic conditions, global health concerns, and international trade policy. Soybeans are a staple commodity used pervasively across the globe so that any contractions in consumption may only be temporary as has historically been the case. The USDA publishes weekly, monthly, quarterly and annual updates for U.S. domestic and worldwide soybean production and consumption. These reports are available on the USDA’s website, www.usda.gov, at no charge. The outlook provided below is from the January 12, 2026 USDA report.

As a general matter, the occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical events, outbreak, or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying existing geopolitical tensions among Russia and other countries in the region and in the west. Global response to Russia’s actions, the larger overarching tensions, and Ukraine’s military response may increase financial market volatility generally, have severe adverse effects on global economic markets, and cause volatility in the price of agricultural products, including agricultural futures, and the share price of the Fund.

The price per bushel of soybeans in the United States is primarily a function of both U.S. and global production and demand. The price per bushel of soybeans can be affected by the price of corn; because corn and soybeans are planted on the same acres, farmers must choose which crop to plant each year. If corn prices rise enough to incentivize the planting of corn over soybeans, the supply and price of soybeans could be affected. Long term impacts from sanctions, shipping disruptions, collateral war damage, and a potential expansion of the conflict between Russia and Ukraine could further disrupt the availability of agricultural products and supplies. China remains the largest importer of soybeans in the world. Volatility, trading volumes, and prices in global corn and soybean markets have risen dramatically and are expected to continue indefinitely at elevated levels. Given all of the above factors, the Sponsor has no ability to discern when current high levels of volatility will subside.

Recent geopolitical, economic and inflationary events may have impacted the level of “backwardation” that the Fund's holdings experienced and potentially placed upward pressure on the prices of a wide variety of commodities. As a result, near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation.” Putting aside the impact of the overall movement in prices of soybeans and soybean futures, the Benchmark Component Futures Contracts (the soybean futures contracts that the Fund invests in to achieve its investment objective) would tend to rise as they approach expiration. This backwardation may benefit the Fund because it will sell more expensive contracts and buy less expensive contracts on an ongoing basis.

Conversely, in the event of a soybean futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in soybean prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. If the prices of soybean and soybean futures were to decline, for example the Fund would experience the negative impact of contango.

The soybean processing industry converts soybeans into soybean meal, soybean hulls, and soybean oil. Soybean meal and soybean hulls are processed into soy flour or soy protein, which are used, along with other commodities, by livestock producers and the fish farming industry as feed. Soybean oil is sold in multiple grades and is used by the food, petroleum and chemical industries. The food industry uses soybean oil in cooking and salad dressings, baking and frying fats, and butter substitutes, among other uses. In addition, the soybean industry continues to introduce soy-based products as substitutes to various petroleum-based products including lubricants, plastics, inks, crayons and candles. Soybean oil is also converted to biodiesel and renewable diesel for use as fuel.

Standard Soybean Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-sized” Soybean Futures Contracts also trade. Three grades of soybeans are deliverable under CBOT Soybean Futures Contracts: Number 1 yellow, which may be delivered at 6 cents per bushel over the contract price; Number 2 yellow, which may be delivered at the contract price; and Number 3 yellow, which may be delivered at 6 cents per bushel under the contract price. There are seven months each year in which CBOT Soybean Futures Contracts expire: January, March, May, July, August, September and November.

If the futures market is in a state of backwardation (i.e., when the price of soybeans in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing soybean prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing soybean prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Historically, the soybeans futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the soybean market and the soybean harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

The price per bushel of soybeans in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2025.

On January 12, 2026, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 2025-26. The exhibit below provides a summary of historical and current information for United States soybean production.

The Sugar Market

Sugarcane accounts for nearly 79% of the world’s sugar production, while sugar beets account for the remainder of the world’s sugar production. Sugar manufacturers use sugar beets and sugarcane as the raw material from which refined sugar (sucrose) for industrial and consumer use is produced. Sugar is produced in various forms, including granulated, powdered, liquid, brown, and molasses. The food industry (in particular, producers of baked goods, beverages, cereal, confections, and dairy products) uses sugar and sugarcane molasses to make sugar-containing food products. Sugar beet pulp and molasses products are used as animal feed ingredients. Ethanol is an important by-product of sugarcane processing. Additionally, the material that is left over after sugarcane is processed is used to manufacture paper, cardboard, and “environmentally friendly” eating utensils.

As a general matter, the occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical events, outbreak, or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on global economic markets, and cause volatility in the price of agricultural products, including agricultural futures, and the share price of the Fund.

The price per pound of sugar in the United States is primarily a function of both U.S. and global production and demand as well as expansive protectionist policies implemented by the US Government. Long term impacts from sanctions, shipping disruptions, collateral war damage, and a potential expansion of the conflict between Russia and Ukraine could further disrupt the availability of agricultural products and supplies. Russian production of sugar comes primarily from sugar beets. Ukraine’s sugar production is small and relatively inconsequential to global sugar markets. Now at question is the ability of farmers in both countries to plant this season’s sugar beet crop. Volatility, trading volumes, and prices in global sugar markets have risen dramatically and are expected to continue indefinitely at extreme elevated levels. Given all of the above factors, the Sponsor has no ability to discern when current high levels of volatility will subside.

Recent geopolitical, economic and inflationary events may have impacted the level of “backwardation” that the Fund's holdings experienced and potentially placed upward pressure on the prices of a wide variety of commodities. As a result, near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation.” Putting aside the impact of the overall movement in prices of sugar and sugar futures, the Benchmark Component Futures Contracts (the sugar futures contracts that the Fund invests in to achieve its investment objective) would tend to rise as they approach expiration. This backwardation may benefit the Fund because it will sell more expensive contracts and buy less expensive contracts on an ongoing basis.

Conversely, in the event of a sugar futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in sugar prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. If the prices of sugar and sugar futures were to decline, for example, because of a resolution of the Russia-Ukraine conflict, the Fund would experience the negative impact of contango.

The Sugar No. 11 Futures Contract is the world benchmark contract for raw sugar trading. This contract prices the physical delivery of raw cane sugar, delivered to the receiver’s vessel at a specified port within the country of origin of the sugar. Sugar No. 11 Futures Contracts trade on ICE Futures US and the NYMEX in units of 112,000 pounds.

The USDA publishes two major reports annually on U.S. domestic and worldwide sugar production and consumption. These are usually released in November and May. In addition, the USDA publishes periodic, but not as comprehensive, reports on sugar monthly. These reports are available on the USDA’s website, www.usda.gov, at no charge. The USDA’s November 2026 report for the 2025-26 Marketing year estimated global production of 189.3 MMT with higher production in Brazil and India expected to more than offset lower European Union production. Consumption is expected to rise due to growth in markets such as India. Stocks are forecast higher as increased stocks in India and Thailand are projected to offset a decrease in lower stocks in the United States and the European Union. Sugar is a staple commodity used pervasively across the globe so that any contractions in consumption may only be temporary as has historically been the case.

Source: https://apps.fas.usda.gov/psdonline/circulars/sugar.pdf

If the futures market is in a state of backwardation (i.e., when the price of sugar in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing sugar prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing sugar prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Historically, the sugar futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the sugar market and the sugar harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Funds; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Funds.

Futures contracts may be either bought or sold long or short. The CFTC weekly releases the “Commitment of Traders” (COT) report, which depicts the open interest as well as long and short positions in the market. Market participants may use this report to gauge market sentiment.

The Wheat Market

Wheat is used to produce flour, the key ingredient for breads, pasta, crackers, and many other food products, as well as several industrial products such as starches and adhesives. Wheat by-products are used in livestock feeds. Wheat is the principal food grain produced in the United States, and the United States’ output of wheat is typically exceeded only by that of China, the European Union, Russia, and India. The USDA estimates that for 2025-26, the principal global producers of wheat will be the EU, Russia, Ukraine, China, India, the United States, Australia, and Canada. The U.S. generates approximately 6% of global production, with approximately 24% of that being exported. For 2025-26, based on the January 12, 2026 USDA report, global consumption of 824 MMT is estimated to be slightly lower than production of 842 MMT. If the global demand for wheat is not equal to global supply, this may have an impact on the price of wheat. Global wheat consumption may fluctuate year over year due to any number of reasons which may include, but is not limited to, economic conditions, global health concerns, international trade policy. Wheat is a staple commodity used pervasively across the globe so that any contractions in consumption may only be temporary as has historically been the case. The USDA publishes weekly, monthly, quarterly, and annual updates for U.S. domestic and worldwide wheat production and consumption. These reports are available on the USDA’s website, www.usda.gov, at no charge. The outlook provided herein is from the January 12, 2026 USDA report.

As a general matter, the occurrence of a severe weather event, natural disaster, terrorist attack, geopolitical events, outbreak, or public health emergency as declared by the World Health Organization, the continuation or expansion of war or other hostilities, or a prolonged government shutdown may have significant adverse effects on the Fund and its investments and alter current assumptions and expectations. For example, in late February 2022, Russia invaded Ukraine, significantly amplifying already existing geopolitical tensions among Russia and other countries in the region and in the west. The responses of countries and political bodies to Russia’s actions, the larger overarching tensions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the price of wheat, wheat futures and the share price of the Fund.

The price per bushel of wheat in the United States is primarily a function of both U.S. and global wheat production and demand. Russia and Ukraine, historically, have constituted the top export supply of wheat by volume (approximately 30 percent of total global wheat exports) to the world. The escalating conflict between the two countries, including but not limited to, sanctions, shipping disruptions, and collateral war damage could further disrupt the availability of wheat supplies. The conflict has greatly impacted exports of the wheat crop that was harvested last season and is currently in storage. In addition, the ability of farmers in both countries to plant fall crops could be greatly impacted. As such, volatility, trading volumes, and prices in global wheat markets have risen dramatically and are expected to continue indefinitely at extreme elevated levels. Given all of the above factors, the Sponsor has no ability to discern when current high levels of volatility will subside.

Recent geopolitical, economic and inflationary events may have impacted the level of “backwardation” that the Fund's holdings experienced and potentially placed upward pressure on the prices of a wide variety of commodities. As a result, near to expire contracts trade at a higher price than longer to expire contracts, a situation referred to as “backwardation.” Putting aside the impact of the overall movement in prices of wheat and wheat futures, the Benchmark Component Futures Contracts (the wheat futures contracts that the Fund invests in to achieve its investment objective) would tend to rise as they approach expiration. This backwardation may benefit the Fund because it will sell more expensive contracts and buy less expensive contracts on an ongoing basis.

Conversely, in the event of a wheat futures market where near to expire contracts trade at a lower price than longer to expire contracts, a situation referred to as “contango,” then absent the impact of the overall movement in wheat prices the value of the Benchmark Component Futures Contracts would tend to decline as they approach expiration. If the prices of wheat and wheat futures were to decline, for example, because of a resolution of the Russia-Ukraine conflict, the Fund would experience the negative impact of contango.

There are several types of wheat grown in the U.S., which are classified in terms of color, hardness, and growing season. CBOT Wheat Futures Contracts call for delivery of #2 soft red winter wheat, which is generally grown in the eastern third of the United States, but other types and grades of wheat may also be delivered (Grade #1 soft red winter wheat, Hard Red Winter, Dark Northern Spring and Northern Spring wheat may be delivered at 3 cents premium per bushel over the contract price and #2 soft red winter wheat, Hard Red Winter, Dark Northern Spring and Northern Spring wheat may be delivered at the contract price.) Winter wheat is planted in the fall and is harvested in the late spring or early summer of the following year, while spring wheat is planted in the spring and harvested in late summer or fall of the same year. Standard Wheat Futures Contracts trade on the CBOT in units of 5,000 bushels. There are five months each year in which CBOT Wheat Futures Contracts expire: March, May, July, September, and December.

If the futures market is in a state of backwardation (i.e., when the price of wheat in the future is expected to be less than the current price), the Fund will buy later to expire contracts for a lower price than the sooner to expire contracts that it sells. Hypothetically, and assuming no changes to either prevailing wheat prices or the price relationship between immediate delivery, soon to expire contracts and later to expire contracts, the value of a contract will rise as it approaches expiration. If the futures market is in contango, the Fund will buy later to expire contracts for a higher price than the sooner to expire contracts that it sells. Hypothetically, and assuming no other changes to either prevailing wheat prices or the price relationship between the spot price, soon to expire contracts and later to expire contracts, the value of a contract will fall as it approaches expiration. Historically, the wheat futures markets have experienced periods of both contango and backwardation. Frequently, whether contango or backwardation exists is a function, among other factors, of the seasonality of the wheat market and the wheat harvest cycle. All other things being equal, a situation involving prolonged periods of contango may adversely impact the returns of the Fund; conversely a situation involving prolonged periods of backwardation may positively impact the returns of the Fund.

Futures contracts may be either bought or sold long or short. The CFTC weekly releases the “Commitment of Traders” (COT) report, which depicts the open interest as well as long and short positions in the market. Market participants may use this report to gauge market sentiment.

The price per bushel of wheat in the United States is primarily a function of both U.S. and global production, as well as U.S. and global demand. The graph below shows the USDA published price per bushel by month for the period January 2007 to November 2025.

On January 12, 2026, the USDA released its monthly World Agricultural Supply and Demand Estimates (WASDE) for the Crop Year 2025-26. The exhibit below provides a summary of historical and current information for United States wheat production.

Standard Wheat Futures Contracts trade on the CBOT in units of 5,000 bushels, although 1,000 bushel “mini-wheat” Wheat Futures Contracts also trade. There are several types of wheat grown in the U.S., which are classified in terms of color, hardness, and growing season. CBOT Wheat Futures Contracts call for delivery of #2 soft red winter wheat, which is generally grown in the eastern third of the United States, but other types and grades of wheat may also be delivered (Grade #1 soft red winter wheat, Hard Red Winter, Dark Northern Spring and Northern Spring wheat may be delivered at 3 cents premium per bushel over the contract price and #2 soft red winter wheat, Hard Red Winter, Dark Northern Spring and Northern Spring wheat may be delivered at the contract price.) Winter wheat is planted in the fall and is harvested in the late spring or early summer of the following year, while spring wheat is planted in the spring and harvested in late summer or fall of the same year. There are five months each year in which CBOT Wheat Futures Contracts expire: March, May, July, September and December.

OTC Derivatives

In addition to futures contracts, options on Futures Contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “OTC” contracts are entered into between two parties in private contracts or on a recently formed swap execution facility (“SEF”) for certain standardized swaps. Unlike futures contracts, which are guaranteed by a clearing organization, each party to an OTC derivative contract bears the credit risk of the other party (unless such OTC swap is cleared through a DCO), i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some OTC derivatives contracts contain relatively standardized terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. While the Underlying Funds may enter into these more customized contracts, the Underlying Funds will only enter into OTC contracts containing certain terms and conditions, as discussed further below, that are designed to minimize the credit risk to which the Underlying Fund will be subject and only if the terms and conditions of the contract are consistent with achieving the Underlying Fund’s investment objective of tracking its Benchmark. The OTC contracts that the Underlying Funds may enter into will take the form of either forward contracts, swaps or options.

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract except that, unlike a futures contract it cannot be financially settled (i.e., one must intend to make or take delivery of a commodity under a forward contract.) Unlike futures contracts, however, forward contracts are typically privately negotiated or are traded in the OTC markets. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a Futures Contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. However, in some very limited instances such contracts may provide a right of look out that will allow for the receipt of profit and payment for losses prior to the delivery date.

An OTC swap agreement is a bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with payment typically made between the parties on a net basis. For instance, an Underlying Fund may be obligated to pay a fixed price per bushel of a commodity multiplied by a notional number of bushels and be entitled to receive an amount per bushel equal to the current value of an index of that commodity’s prices, the price of a specified Futures Contract, or the average price of a group of Futures Contracts such as the Underlying Fund’s Benchmark. Each party to the swap is subject to the credit risk of the other party. The Underlying Funds will only enter into OTC swaps on a net basis, where the two payment streams are netted out on a daily basis, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Like cleared swaps, OTC swaps do not generally involve the delivery of underlying assets or principal and re therefore financially settled. Accordingly, an Underlying Fund’s risk of loss with respect to an OTC swap will generally be limited to the net amount of payments that its counterparty is contractually obligated to make less any collateral the Underlying Fund is holding from its counterparty.

To reduce the credit risk that arises in connection with OTC contracts, the Underlying Funds will generally enter into agreements with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of an Underlying Fund’s overall exposure to each counterparty and for daily collateral transfers based on the marked to market value of the contract.

The Sponsor will assess the creditworthiness of each potential counterparty. The Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by the Sponsor. The Sponsor will periodically review the creditworthiness of existing counterparties. The Sponsor’s President, Chief Investment Officer, and Chief Executive Officer has over 25 years of experience in OTC derivatives trading, including the counterparty creditworthiness analysis inherent therein. There is no guarantee that the Sponsor’s creditworthiness analysis will be successful and that counterparties selected for Fund transactions will not default on their contractual obligations.

The Underlying Funds also may require that a counterparty be highly rated and/or provide collateral or other credit support. The Sponsor on behalf of the Underlying Funds may enter into OTC contracts with various types of counterparties, including; (a) entities registered as swap dealers (“SD”) or major swap participants (“MSP”), or (b) any other entities that qualify as eligible contract participants (“ECP”).

After the enactment of the Dodd-Frank Act, swaps (and options that are regulated as swaps) are subject to the CFTC’s exclusive jurisdiction and are regulated as rigorously as futures. Generally, however, if a swap is entered into with an SD or MSP, such counterparty will conduct all necessary compliance with respect to swaps and options under the Dodd-Frank Act.

Commodity Market Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, such as the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time they must perform the contract. For example, if a hedger contracts to physically sell the commodity at a future date, they may simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the physical contract, the hedger may accept delivery under their futures contract and sell the commodity quantity as required by the physical contract or they may buy the actual commodity, sell it under the physical contract and close out their futures contract position by making an offsetting sale.

The Commodity Interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from their trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have if they did not enter into a Commodity Interest transaction if current market prices are lower than the locked-in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. A speculator who takes a long position generally will make a profit if the price of the underlying commodity goes up and incur a loss if the price of the underlying commodity goes down, while a speculator who takes a short position generally will make a profit if the price of the underlying commodity goes down and incur a loss if the price of the underlying commodity goes up.

Regulation

The regulation of futures markets, futures contracts, and futures exchanges has historically been comprehensive. The CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency including, for example, the retroactive implementation of speculative position limits, increased margin requirements, the establishment of daily price limits and the suspension of trading on an exchange or trading facility.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only SRO for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of CPOs and FCMs and their respective associated persons. The Sponsor and the Fund’s clearing broker are members of the NFA. As such, they will be subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members. Neither the Trust nor the Teucrium Funds are required to become a member of the NFA. The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. There is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in the Fund, or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors with respect to "commodity interests," such as futures, swaps, and options, and has adopted regulations with respect to the activities of those persons and/or entities. Under the Commodity Exchange Act (“CEA”), a registered commodity pool operator, such as the Sponsor, is required to make annual filings with the CFTC and the NFA describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund if a successor sponsor is not elected pursuant to the Trust Agreement. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or an FCM, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

Trading venues in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market (i.e., a futures exchange) or a swap execution facility. Clearing organizations are also subject to the CEA and the rules and regulations adopted thereunder as administered by the CFTC. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves as SROs exercise regulatory and supervisory authority over their member firms.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted in response to the economic crisis of 2008 and 2009 and it significantly altered the regulatory regime to which the securities and commodities markets are subject. To date, the CFTC has issued proposed or final versions of almost all of the rules it is required to promulgate under the Dodd-Frank Act, and it continues to issue proposed versions of additional rules that it has authority to promulgate. Provisions of the new law include the requirement that position limits be established on a wide range of commodity interests, including agricultural, energy, and metal-based commodity futures contracts, options on such futures contracts and uncleared swaps that are economically equivalent to such futures contracts and options (“Reference Contracts”); new registration and recordkeeping requirements for swap market participants; capital and margin requirements for “swap dealers” and “major swap participants,” as determined by the new law and applicable regulations; reporting of all swap transactions to swap data repositories; and the mandatory use of clearinghouse mechanisms for sufficiently standardized swap transactions that were historically entered into in the OTC market, but are now designated as subject to the clearing requirement; and margin requirements for OTC swaps that are not subject to the clearing requirements.

In addition, considerable regulatory attention has recently been focused on non-traditional publicly distributed investment pools such as the Fund. Furthermore, various national governments have expressed concern regarding the disruptive effects of speculative trading in certain commodity markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Teucrium Funds is impossible to predict but could be substantial and adverse.

The Dodd-Frank Act was intended to reduce systemic risks that may have contributed to the 2008/2009 financial crisis. Since the first draft of what became the Dodd-Frank Act, supporters and opponents have debated the scope of the legislation. As the Administrations of the U.S. change, the interpretation and implementation will change along with them. Nevertheless, regulatory reform of any kind may have a significant impact on U.S. regulated entities.

Position Limits, Aggregation Limits, Price Fluctuation Limits

The CFTC and U.S. futures exchanges impose limits on the maximum net long or net short speculative positions that any person may hold or control in any particular futures or options contracts traded on US futures exchanges. For example, the CFTC currently imposes speculative position limits on a number of agricultural commodities (e.g., corn, oats, wheat, soybeans and cotton) and US futures exchanges currently impose speculative position limits on many other commodities. A Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to a Fund.

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts and options on futures contracts, swaps that are economically equivalent to futures or options on futures, and swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. Part 150 of the CFTC’s regulations specifies a policy for aggregation under the CFTC’s position limits regime for futures and option contracts on nine agricultural commodities (“the Aggregation Requirements”). The Aggregation Requirements address the circumstances under which market participants would be required to aggregate all their positions, for purposes of the position limits, of all positions in Reference Contracts of the 9 agricultural commodities held by a single entity and its affiliates, regardless of whether such positions exist on US futures exchanges, non-US futures exchanges, or in OTC swaps. An affiliate of a market participant is defined as two or more persons acting pursuant to an express or implied agreement or understanding. The Sponsor does not anticipate that the Aggregation Requirements will have an impact on the ability of a Fund to meet its respective investment objectives.

Part 150 of the CFTC’s regulations establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts that all market participants must comply with, with certain exemptions (the “Position Limits Rule”). The Benchmark Component Futures Contracts are subject to position limits under the Position Limits Rule, and the Fund’s trading does not qualify for an exemption therefrom.

The aggregate position limits currently in place under the current position limits and the Aggregation Requirements are as follows for each of the commodities traded by the Funds:

Commodity Future	Spot Month Position Limit	All Month Aggregate Position Limit
corn	1,200 contracts	57,800 contracts
soybean	1,200 contracts	27,300 contracts
sugar	5,000 contracts	Only Accountability Limits
wheat	1,200 contracts	19,300 contracts

For a discussion generally regarding the risks that position limits may pose for the Fund, see the risk factor in “WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUND” regarding position limits, accountability levels and daily price fluctuation limits.

The Position Limits Rule could inhibit the Fund’s ability to invest in the Benchmark Component Futures Contracts and thereby could negatively impact the ability of the Fund to meet its investment objective. Pursuant to the CFTC’s and the exchanges’ aggregation requirements, all accounts owned or managed by the Sponsor are combined for speculative position limits purposes. The Funds could be required to liquidate positions it holds in order to comply with such limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with such limits. Any such liquidation or limited implementation could result in substantial costs to a Fund.

These regulations and the resulting increased costs and regulatory oversight requirements may result in market participants being required or deciding to limit their trading activities, which could lead to decreased market liquidity and increased market volatility. In addition, transaction costs incurred by market participants are likely to be higher due to the increased costs of compliance with the regulations. These consequences could adversely affect a Fund’s returns.

Accountability levels differ from position limits in that they do not represent a fixed ceiling, but rather a threshold above which a futures exchange may exercise greater scrutiny and control over an investor’s positions. If a Fund were to exceed an applicable accountability level for investments in futures contracts, the exchange will monitor the Fund’s exposure and may ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of the Fund. If deemed necessary by the exchange, the Fund could be ordered to reduce its aggregate net position back to the accountability level.

In addition to position limits and accountability levels, the exchanges set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

Margin for OTC Uncleared Swaps

The Dodd-Frank Act sets forth margin requirements for uncleared OTC swaps (and option agreements that qualify as swaps). Under Dodd-Frank Act, swap dealers (such as sell-side counterparties to swaps), major swap participants, and financial end users (such as buy-side counterparties to swaps who are not physical traders) are required in most instances, to post and collect initial and variation margin, depending on the regulatory classification of their counterparty. European and Asian regulators have also implemented similar regulations. As a result of these requirements, additional capital is required to be committed to the margin accounts to support transactions involving uncleared OTC swaps and, consequently, these transactions may become more expensive. While the Fund currently does not generally engage in uncleared OTC swaps, to the extent they do so in the future, the additional margin required to be posted could adversely impact the profitability (if any) to the Fund from entering into these transactions.

FCMs

The CEA requires all FCMs, such as the Teucrium Underlying Funds’ clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by FCMs and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

CFTC regulations require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures and auditing and examination programs for FCMs. The rules are intended to afford greater assurances to market participants that customer segregated funds and secured amounts are protected, customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business, FCMs are monitoring and managing risks in a robust manner, the capital and liquidity of FCMs are strengthened to safeguard the continued operations and the auditing and examination programs of the CFTC and the SROs are monitoring the activities of FCMs in a thorough manner.

Potential Advantages of Investment

Interest Income and Expense

Unlike some alternative investment funds, the Fund and the Underlying Funds do not borrow money in order to obtain leverage, so the Fund and the Underlying Funds do not incur any interest expense. Rather, the Fund’s residual cash and the Underlying Funds’ margin deposits and cash reserves are maintained in cash and cash equivalents, and interest is generally earned on available assets, which include unrealized profits credited to the Underlying Funds’ accounts.

Fund Performance

The following graph sets forth the historical performance of the Fund from commencement of operations on March 28, 2012, through February 28, 2026.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.